   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999


                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              COLORSMART.COM, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                         ------------------------------

                 NEVADA                                     2750                                  62-17217446
               (State or                             (Primary Standard                          (I.R.S. Employer
     Jurisdiction of Incorporation               Industrial Classification                       Identification
            or Organization)                            Code Number                                 Number)

                            ------------------------

                                537 MYATT DRIVE
                            MADISON, TENNESSEE 37115
                                  615-612-4002

         (Address and Telephone Number of Principal Executive Offices)
                         ------------------------------

                             ROGER D. FINCHUM, SR.
                            CHIEF EXECUTIVE OFFICER
                              COLORSMART.COM, INC.
                                537 MYATT DRIVE
                            MADISON, TENNESSEE 37115
                            615-612-4002 (TELEPHONE)
                            615-612-4005 (FACSIMILE)
           (Name, Address, And Telephone Number Of Agent For Service)
                         ------------------------------

                                   COPIES TO:


      EDWARD H. BURNBAUM, ESQ.           GREGORY BARTKO, ESQ.          JAY M. KAPLOWITZ, ESQ.
   LYNCH ROWIN NOVACK BURNBAUM &            3475 LENOX ROAD            ARTHUR S. MARCUS, ESQ.
           CRYSTAL, P.C.                       SUITE 400          GERSTEN, SAVAGE & KAPLOWITZ, LLP
       300 EAST 42(ND) STREET           ATLANTA, GEORGIA 30326         101 EAST 52(ND) STREET
      NEW YORK, NEW YORK 10017         404-238-0550 (TELEPHONE)       NEW YORK, NEW YORK 10022
     (212) 682-4001 (TELEPHONE)        404-238-0551 (FACSIMILE)      (212) 752-9700 (TELEPHONE)
     (212) 986-2907 (FACSIMILE)                                      (212) 980-5192 (FACSIMILE)


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering: [    ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering: [    ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering: [    ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box: [    ]
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

             TITLE OF EACH CLASS                                     PROPOSED MAXIMUM         PROPOSED
              OF SECURITIES TO                    AMOUNT TO BE        OFFERING PRICE           MAXIMUM
                BE REGISTERED                      REGISTERED          PER SHARE(1)       OFFERING PRICE(1)           FEE
Shares of common stock, par value $.001 per
  share (2)..................................       2,300,000             $12.00             $27,600,000            $7,673
Representative's warrants (4)................        200,000              $ .001             $      200               --
Common stock issuable upon exercise of the
  representative's warrants (3)..............        200,000              $19.80             $ 3,960,000            $1,101
Total........................................       2,700,000               --               31,560,200             $8,774

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(2) Includes 300,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3) Pursuant to Rule 416, we are registering additional securities as may become issuable pursuant to the anti-dilution provisions of the representative's warrants.

(4) No registration fee is required pursuant to Rule 457 of the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 1999

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     [LOGO]

                              COLORSMART.COM, INC.

                                2,000,000 SHARES
                                  COMMON STOCK


    This is an initial public offering of 2,000,000 shares of ColorSmart.com, Inc. Before this offering, there has been no public market for any of our securities. We anticipate that the initial public offering price range will be $10.00 to $12.00 per share.


    These are speculative securities and investors will experience significant dilution. Investing in the shares involves certain risks. See "Risk Factors" beginning on page 7.

    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER SHARE      TOTAL
                                                              ---------   -----------
-  Price to the public......................................   $12.00     $24,000,000
-  Underwriting discounts and commissions...................   $ 1.08     $ 2,160,000
-  Proceeds, before expenses, to ColorSmart.................   $10.92     $21,840,000

    The underwriters may, under certain circumstances, purchase an additional 300,000 shares from us at the initial public offering price less the underwriting discount to cover any over-allotments.

    Delivery of the securities offered hereby will be made on or about
            , 2000, in New York, New York. The underwriters are offering the shares on a firm commitment basis.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer and sale is not permitted.

                            NUTMEG SECURITIES, LTD.


                       Prospectus Dated January   , 2000.

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
Prospectus Summary..........................................       1
The Offering................................................       4
Summary Financial Data......................................       5
Risk Factors................................................       7
Cautionary Note Regarding Forward-Looking Statements........      10
Use Of Proceeds.............................................      11
Dividend Policy.............................................      12
Capitalization..............................................      13
Dilution....................................................      14
Selected Consolidated Financial Data........................      15
Management's Discussion And Analysis Of Financial Condition
  And Results Of
  Operations................................................      17
Business....................................................      22
Management..................................................      30
Certain Transactions........................................      36
Principal Stockholders......................................      36
Description Of Securities...................................      37
Shares Eligible For Future Sale.............................      40
Underwriting................................................      41
Legal Matters...............................................      43
Experts.....................................................      43
ColorSmart.com, Inc. Financial Statements...................     F-1
1199 MAC, Inc., d/b/a Magnum Digital Services Financial
  Statements................................................    F-15
Advertising That Works, Inc. Financial Statements...........    F-25
Display Arts, Inc. Financial Statements.....................    F-34
Stonehouse Graphics (Pty) Limited Financial Statements......    F-46
Top Copy CC Financial Statements............................    F-61
Virtual Colour Group Financial Statements...................    F-66
  Virtual Colour Printing CC................................    F-66
  Virtual Support CC........................................    F-73
  Virtual Colour Properties CC..............................    F-79
  Virtual Colour CC.........................................    F-85
ColorSmart.com, Inc. Consolidated Pro Forma Financial
  Statements................................................    F-92

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT INVESTORS SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. INVESTORS SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS THAT ARE A PART OF THIS PROSPECTUS.

OUR BUSINESS

    We are positioning ourselves to become a leading consolidator in the digital graphics industry and we believe we will be one of the largest digital graphics companies in the Southeastern United States. Our comprehensive electronic commerce applications allow businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure web site. These products range from full motion video for the Internet, catalogues on CD-ROM, 100-foot printed billboards, trade show graphics and retail displays. Each business can receive updated price quotes, make modifications, authorize production, and generally manage their printing and multimedia requirements, from any Windows-based, Internet-enabled computer. Our customers generally should realize a decrease in the length of the production cycle from price quote to the delivery of their order. We believe our applications of leading edge Internet and digital technology enables us to be price-competitive while providing customers with the highest level of security, selection, speed and support.


    We have entered into agreements to acquire the stock or the assets of seven companies in the digital printing or multimedia businesses. One of these companies specializes in the design and production of multimedia advertising, marketing and presentation applications for delivery over the Internet and CD-ROM. The others are commercial digital printing companies located in the United States and the Republic of South Africa.


    Commercial digital graphics involves the production of a wide range of marketing, advertising and media imaging and digital printing using cutting-edge software and digital printing equipment. It is the digitizing of the input that reduces production time, costs and errors and provides the flexibility to handle small, specialized jobs as easily as producing simple, mass-produced jobs. Digital printing and imaging customers include companies of all sizes and in all industries where full-color imaging and production are required. Our digital printing technologies enable us to receive and deliver customer services most effectively through our Internet applications.

OUR INDUSTRY

THE GROWTH OF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE


    The Internet has emerged as a revolutionary force in the way businesses operate, having evolved from a research medium to a venue for consumer-oriented commerce. Estimates are that Internet business-to-business commerce reached a record $43 billion in 1998. Furthermore, they predict that business-to-business electronic commerce will grow to a staggering $1.3 trillion by 2003 and will represent more than 90% of the total e-commerce market.


    Advances in computer technology and telecommunications have enabled businesses to link directly to their suppliers, providing shortened lead times for purchases and better decision-making controls. The advent of the Internet and its commercial applications has accelerated the trend of increased efficiency related to business purchases with a number of additional benefits, such as:

    - Global reach for broader selection of products and services;

    - Reduced costs and greater economies of scale;

    - Ability to access suppliers from any computer with Internet access; and

    - The technology to customize customer interfaces, creating greater convenience and ease of use.

THE PRINTING INDUSTRY


    We believe digital technology in the printing and graphic design industries is being under utilized. Most digital print operations are small and lack the requisite capital, equipment and technical expertise to deliver the full range of benefits offered by digital technology. It is projected that there will be more than $18 billion in total worldwide revenue from all digital printing services and products by 2001. We believe this growth will be demand-driven, predicated upon continued advancements in digital technology. As a prospective leader in the digital graphics industry, we expect to be well positioned to satisfy this demand.


    E-commerce via the Internet offers a tremendous opportunity. The Internet is an exceptional medium for the delivery of digital graphics in a wide variety of formats. The synergy between digital technology and the Internet should continue to transform, and we believe, replace an ever-increasing portion of conventional printing services and products.

OUR STRATEGY

    Our objective is to be the leading Internet-based business-to-business digital graphics and multimedia company in the world. The key elements of our business strategy include:

    - Focusing primarily on the Internet business-to-business market for digital printing services, expected to grow to approximately $18 billion by 2001, up from approximately $5 billion in 1998;

    - Continuing to upgrade and enhance the front-end of our e-commerce presence, while acquiring carefully targeted commercial printing companies in this highly fragmented industry to support the back-end;

    - Utilizing the most current digital graphics and multimedia technology available to maintain a technological edge over our competition;

    - Expanding beyond traditional printing products and services into multimedia video and audio business-to-business applications primarily tailored for the Internet and CD-ROM;

    - Making the process of creating, approving, ordering and fulfilling printing jobs more efficient by allowing customers to handle much of this process from their desktops;

    - Tailoring end-to-end business solutions to our customer's needs by integrating design, production, and distribution services.

ACQUISITIONS

    We have entered into agreements to purchase the stock or assets of companies that have operating histories ranging from startup to 11 years with strong, experienced management teams, solid customer bases and reputations of providing the highest levels of quality service and products. These companies further our goal of providing a full range of digital graphic products and services to other geographic areas and increasing our market share in the Southeastern United States and the Republic of South Africa. We will continue to analyze future acquisitions in the United States, Europe and South Africa. We have entered into agreements with the following companies:


    - Magnum Digital Services specializes in a process known as dye sublimation, in which digital images are applied to a variety of mediums ranging from paper to stone and just about any medium in between. The delicate sublimation process heats the ink until it becomes a gas, at which time the image is transferred in to, rather than on to, the medium. The company is located in Coconut Creek, Florida and has been operating for five years.


    - Advertising That Works is a wholesaler, fabricator, and finisher of banners and screen printed posters. This company expects to be 100% digital by the third quarter of 2000. The company is located in Atlanta, Georgia and has been operating for 10 years.

    - Stonehouse Graphics is quickly becoming the largest billboard and backlit fabricator in the Republic of South Africa. The company accounts for 40% of the billboard printing done in southern Africa. The company, which is 100% digital, is located in Johannesburg, South Africa and has been operating for 11 years.

    - Display Arts specializes in trade show graphics and trade show display booths. They are the exclusive regional distributor for Nimlock products, a leading display manufacturing company. The company has locations in Nashville, Memphis, and Knoxville, Tennessee and has been operating for 10 years.

    - Top Copy specializes in copying services and offset print services. They cater to small business as well as the retail trade. The company is located in Cape Town, South Africa and has been operating for three years. We will be acquiring the assets of Top Copy.


    - Virtual Colour Group is one of the leaders in digital services technology in South Africa. They are a fully digital shop offering both design and print services for brochures, catalogs, and magazines on an international basis. The company is located in Cape Town, South Africa and has been operating for four years. The Virtual Colour Group consists of six companies that are operated as a single entity. Throughout this prospectus, we refer to the four companies whose assets we are acquiring as a single group called Virtual Colour Group.


    - Jamberry Lake Digital Media specializes in producing digital products and services for use on the Internet, as well as traditional marketing and promotional campaigns, revolving around CD- and mini CD-ROM. They achieve this by providing full motion video products and services including real estate tours, digital catalogues, and e-mail kiosks. The company is located in Summit, New Jersey and has been operating since August 1999.

    A partial list of the clients of the companies listed above include: ABSA South Africa, Allstate, Autozone, Bank of America, Bell South, Carnival Cruise Lines, Coca-Cola, Columbia Healthcare, Federal Express, First Union Bank, Fruit of the Loom, Hewlett Packard, IBM, Ingram Book, McDonalds, MCI WorldCom, Motorola, Nations Bank, Nissan Motor Corporation, Phillip Morris, RCA Music, Saturn Corporation, Siemens, South African Breweries, Standard Bank, United Parcel Service, U.S. Post Office, Visa, Wachovia, and Willis Corroon.

CORPORATE BACKGROUND


    We were incorporated on July 18, 1997, as ColorSmart, Inc., in Nevada. On December 29, 1998, we amended our certificate of incorporation to change our name to ColorSmart.com, Inc. We have conducted our business under that name since the amendment. Our executive office is located at 537 Myatt Drive, Madison, Tennessee. Our telephone number is (615) 612-4002. Our facsimile number is (615) 612-4005. Our web site address is www.colorsmart.com. In this prospectus, "ColorSmart," "we", "us" and "our" refer to ColorSmart.com, Inc.

                                  THE OFFERING


Securities that we are offering....................  2,000,000 shares of our common stock.
Common stock outstanding before this offering......  4,005,639 shares.
Common stock to be outstanding after this
  offering.........................................  6,005,639 shares.
Preferred stock outstanding before this offering...  33,610 shares.
Preferred stock outstanding after the offering.....  33,610 shares.
Use of proceeds....................................  Towards the cash portion of the purchase price for the acquisitions described above; new
                                                     equipment purchases; implementation of a
                                                     marketing program; expansion of our business
                                                     through the hiring of additional personnel; and,
                                                     general corporate purposes.
Proposed NASDAQ National Market System symbol
  Common stock.....................................  "COLR"


    Unless stated otherwise, all information in this prospectus assumes:

       - an initial public offering price of $12.00 per share; and excludes

           - the exercise of the underwriter's over-allotment option to purchase 300,000 shares; and

           - the exercise of the 200,000 common stock purchase warrants granted to Nutmeg Securities, Ltd., the representative of the underwriters, to purchase 200,000 shares of our common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

    We intend to apply for listing of our securities on the Nasdaq National Market System, and upon listing, investors can obtain information about us on its Web site, (http://www.Nasdaqamex.com.)

    Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                             SUMMARY FINANCIAL DATA

    The following table summarizes the financial data of our business for the years ended November 30, 1997 and 1998, and for the nine months ended
August 31, 1998 and 1999. The financial data summarized below on a proforma basis assumes the consummation of all seven of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements. This information is qualified by reference to, and should be read together with, the historical financial data for the years ended November 30, 1997 and 1998 and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The historical financial data as of August 31, 1999 and for the nine months ended August 31, 1998 and 1999 are derived from and should be read in conjunction with our unaudited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.

                                             FISCAL YEAR ENDED
                                          -----------------------   NINE MONTHS    NINE MONTHS
                                           NOVEMBER     NOVEMBER     AUGUST 31,     AUGUST 31,
                                           30, 1997     30, 1998        1998           1999
                                          ----------   ----------   ------------   ------------
                                                                             UNAUDITED
Statement of Operations Data:
Revenues................................  $     513    $ 127,191     $   98,856     $   57,351
Cost of revenues........................         --       63,886         48,997         19,927
Operating costs and expenses............     87,157      370,304        253,595        388,459
                                          ----------   ----------    ----------     ----------
(Loss) income from operations...........    (86,644)    (306,999)      (203,736)      (351,035)
Interest expense (net of interest
  income)...............................         --          920           (378)         9,960
                                          ----------   ----------    ----------     ----------
Net loss................................  $ (86,644)   $(307,919)    $ (203,358)    $ (360,995)
                                          ----------   ----------    ----------     ----------
Basic and diluted earnings (loss) per
  share.................................  $    (.03)   $    (.10)    $     (.07)    $     (.10)
Shares used in computing basic and
  diluted earnings per share............  2,492,288    2,956,787      2,956,787      3,455,023

    The following table includes a summary of our balance sheet at August 31, 1999:

       - on an actual basis;


       - on a pro forma basis giving effect to the consummation of the seven acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units at $15.00 per unit in connection with our private placement conducted in September and October 1999, which resulted in our receipt of $287,075 in aggregate offering proceeds;



       - as adjusted to give affect to the issuance of 2,000,000 shares of common stock offered by us at an offering price of $12.00 per share; the consummation of all ten of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units at $15.00 per unit in connection with our private placement conducted in September and October 1999, resulting in our receipt of $287,075 in aggregate offering proceeds.



                                                       AUGUST 31, 1999                     AS
                                                           ACTUAL         PRO FORMA     ADJUSTED
                                                       ---------------   -----------   -----------
                                                          UNAUDITED
Balance Sheet Data:
Cash and cash equivalents............................     $   3,903      $   475,728   $12,315,978
Total working capital (deficit)......................      (247,421)         780,089    12,064,654
Total assets.........................................       821,659       12,599,898    22,468,734
Short term debt, current portion of long term
  liabilities and current related party
  obligations........................................       268,324          216,011       216,011
Long term debt.......................................        37,154          147,944       147,944
Total liabilities....................................       305,478        1,262,563     1,262,563
Stockholders' (deficit) equity.......................     $ 516,181      $11,337,335   $21,206,171
                                                          ---------      -----------   -----------
      Total liabilities and stockholders' equity.....       821,659       12,599,898    22,468,734
                                                          =========      ===========   ===========

                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES.

    WE HAVE A LIMITED OPERATING HISTORY AND MAY FACE DIFFICULTIES ENCOUNTERED BY EARLY STAGE COMPANIES IN NEW AND RAPIDLY EVOLVING MARKETS. Although some of our targeted acquisitions have historical operating histories, we have a limited operating history and have only been providing our services and digital graphics products since July 1997. As a result, we have a limited basis upon which you may evaluate our business and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently experienced by early stage companies.

    WE HAVE INCURRED NET LOSSES SINCE COMMENCING OUR BUSINESS AND EXPECT LOSSES FROM OPERATIONS IN THE FUTURE. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. For our fiscal year that ended November 30, 1997, our net loss was $(86,644) on total revenue of $513. For our fiscal year that ended November 30, 1998, our net loss was $(307,913) on total revenue of $127,191. Through the interim period ended
August 31, 1999, our net loss was $(360,995) on total revenue of $57,351. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future and we will need to generate significant revenues to achieve and maintain profitability.

    WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS. Based on our current operating plan, we anticipate that the net proceeds of this offering and cash provided by operations will allow us to meet our cash and capital requirements for at least 12 months following the date of this prospectus. We may require additional funding sooner than anticipated. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage of ownership of our stockholders will be diluted.

    We currently do not have a credit facility or any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our services or respond to competitive pressures.

    SINCE THE E-COMMERCE DIGITAL GRAPHICS MARKET IS RELATIVELY NEW, WE DO NOT KNOW IF OUR SERVICES WILL GENERATE MARKET ACCEPTANCE. The commercial market for e-commerce digital graphics services and products is relatively new and we do not know if our products and services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

    - Failure to build brand recognition of ColorSmart.com;

    - Increased competition among other consolidators; and

    - Failure of clientele to use our electronic commerce site.

    SINCE WE UTILIZE E-COMMERCE APPLICATIONS OVER THE INTERNET, THERE ARE RISKS TO OUR BUSINESS THAT ARE ASSOCIATED WITH ONLINE COMMERCE. A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in cryptography, or other developments may result in a breach of the algorithms we use to protect customer data. If any compromise of our security occurs, it would injure our reputation and could impact the success of our business.

    THE TECHNOLOGIES WE USE IN OUR DIGITAL GRAPHICS BUSINESS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND COULD CAUSE US TO MAKE SIGNIFICANT CAPITAL INVESTMENT IN NEW EQUIPMENT. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for the delivery of digital graphics, and the other ancillary services we offer, could be developed with better performance than the technologies that we use. The availability of new and better digital graphics technologies could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.

    OUR BUSINESS FACES RISKS ASSOCIATED WITH UNCERTAINTIES ASSOCIATED WITH THE INTERNET AND ELECTRONIC COMMERCE. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including:

    - online content;

    - user privacy;

    - taxation;

    - access charges;

    - liability for third-party activities; and

    - jurisdiction

    In addition, the applicability to the Internet of existing laws is uncertain. The adoption of new laws is uncertain. The adoption of new laws or the application of existing laws may decrease the use of the Internet, which would decrease the demand for our services, increase our cost of doing business or otherwise have an adverse effect on our business.

    Certain telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the costs of communicating on the Internet could increase, which could decrease demand for our services and increase our cost of doing business.

    THE NATURE OF OUR PRINTING AND GRAPHICS BUSINESS IS SUCH THAT OPERATING RESULTS MAY FLUCTUATE DUE TO A NUMBER OF FACTORS, SUCH AS THE SUCCESS OF OUR ACQUISITIONS, OUR CUSTOMER BUYING PATTERNS AND OVERALL TRENDS IN THE
ECONOMY. Our quarterly operating results have fluctuated as a result of a number of factors, including overall trends in the economy, acquisitions of the new businesses that we have under contract and customer buying patterns. We compete in the commercial graphics arts and design and printing sectors, which are characterized by individual orders from customers for specific printing projects rather than long-term contracts, with continued engagement for successive jobs dependent upon the customers' satisfaction with the services we provide. As such, we are not able to predict, for more than a few months in advance, the number, size and profitability of printing jobs in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter. Quarterly results in the future may be influenced by these or other factors and, accordingly, there may be significant variations in our quarterly operating results.


    WE HAVE RECENTLY ENTERED INTO AGREEMENTS TO ACQUIRE THE STOCK OR ASSETS OF SEVEN SEPARATE BUSINESSES PERFORMING DIGITAL PRINTING AND MULTIMEDIA SERVICES. THESE ACQUISITIONS MAY HAVE ADVERSE EFFECTS ON OUR OPERATING RESULTS. A significant element of our growth strategy is to expand by acquiring digital printing companies. Initially, our strategy has been focused on targets located in the Southeastern United States and in the Republic of South Africa. There can be no assurance that we will be able to identify and acquire such companies, nor that we will be able to finance significant acquisitions in the future. Any acquisition may initially have an adverse effect upon our operating results while the acquired businesses are adopting our management's practices. In addition, there can be no assurance that we will be able to establish, maintain or increase profitability of a business we acquire.

    IF WE ARE UNABLE TO IMPLEMENT OUR ACQUISITION STRATEGY, WE MAY NOT SUCCEED OR MAY BE LESS SUCCESSFUL IN THE FUTURE. A key component of our growth strategy is accomplished by acquiring digital printing companies located throughout the United States and overseas. While there are many such companies, we may not always be able to identify and acquire printing companies meeting our acquisition criteria on terms acceptable to us. Additionally, some of our competitors have developed growth strategies similar to ours and thus the competition for acquisition candidates is constantly increasing within the printing industry. Financing needed to complete significant acquisitions may not always be available to us on satisfactory terms. Further, our acquisition strategy presents a number of special risks to us that we would not otherwise experience, including possible adverse effects on our earnings, diversion of management's attention from our core business due to special attention to the businesses acquired, our failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after our acquisitions have been completed, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

    WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING THE ACQUIRED BUSINESSES AND ASSETS INTO OUR OPERATIONS. If we are unable to manage and integrate our pending acquisitions after we consummate the purchases, we may at some point in the future experience difficulty in profitably managing all of the acquired businesses or successfully integrating the acquired businesses as a whole without substantial costs, delays or other operational or financial problems that we had not previously experienced. Our acquisitions may also initially have an adverse effect upon our operating results while the acquired business is adopting our management practices. We may not in all circumstances be able to establish, maintain or increase profitability of an acquired entity.

    WE MAY NOT COMPETE EFFECTIVELY WITH OTHER DIGITAL GRAPHICS COMPANIES THAT HAVE MORE RESOURCES AND EXPERIENCE THAN US. Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. We compete with MasterGraphics, Inc., Consolidated Graphics, Inc., Imagex, Inc., and Integrated Graphics, Inc. in offering our services and products. Since we are a specialty printer, we also have competition from small fragmented print shops that operate in the same geographic areas as we do. If our competitors offer digital graphics services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations.

    SIGNIFICANT DECREASES IN DIGITAL GRAPHICS PRICES COULD HARM OUR BUSINESS BY MAKING IT MORE ATTRACTIVE FOR SMALLER PRINT SHOPS AND DIGITAL GRAPHICS BUSINESSES TO BUY THEIR OWN DIGITAL GRAPHICS EQUIPMENT AND TECHNOLOGIES AND FORCE US TO LOWER PRICES. A significant reduction in the price of our digital graphics equipment could reduce the demand for our products and services by making it economically more attractive for other small businesses to buy their own digital graphics equipment instead of utilizing our services. Also, equipment price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with digital graphics service providers.

    OUR MANAGEMENT WILL CONTROL 46.9% OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS. Following this offering, our executive officers and directors will beneficially own a total of approximately 46.9% of our outstanding common stock assuming that there is no exercise of the underwriter's over-allotment option, and approximately 50% if the underwriter's over-allotment option is exercised in full. Accordingly, if our management acts together, they have the power to control the election of all of our directors and the approval of significant corporate transactions for which the approval of our stockholders is required. If you purchase our securities, you may have no effective voice in our management.

    THE MANNER IN WHICH WE OBTAIN OUR DIGITAL GRAPHICS EQUIPMENT INCREASES OUR LEVERAGE AND FINANCE COSTS. We may finance the purchases of our digital graphics equipment. The use of leverage to finance our equipment increases our risk of loss as opposed to if we borrowed a smaller portion or none of the purchase price of this equipment. Our risk is increased because we must satisfy these obligations on specific dates, regardless of our revenues. If we do not meet our debt service payments when due, we may be forced to forfeit the equipment securing the debt.

    OUR SUCCESS DEPENDS UPON THE EFFORTS OF, AND OUR ABILITY TO RETAIN, KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER. We believe that the efforts of our senior management and key employees, particularly that of our chief executive officer, Roger D. Finchum Sr., are essential to our operations and growth. We have entered into a two-year employment agreement with Mr. Finchum, and we intend to obtain key man life insurance on the life of Mr. Finchum in the amount of $1,000,000 prior to the completion of this public offering. If we do not succeed in retaining or motivating our current personnel or in hiring additional qualified employees, our business will be materially adversely affected. In addition, competition for personnel in our industry, including the people that perform our services, is intense and there can be no assurance that we will be able to attract and retain the necessary personnel.

    THE REPRESENTATIVE OF THE UNDERWRITERS WILL CONTINUE TO HAVE INFLUENCE OVER US FOLLOWING THE COMPLETION OF THIS PUBLIC OFFERING. We have given Nutmeg Securities, Ltd., the representative of the underwriters, the right, for a period of two years from the completion of this offering, to designate
Daniel F. Guifoile of Nutmeg Securities, Ltd. as an observer to our board of directors. Although this designated observer will have no voting privileges as a director, he will have the right to receive notices of our directors' meetings and may have some influence over decisions made by our board of directors during the two-year period. Upon completion of this offering, the representative will also receive, for nominal consideration, warrants to purchase 300,000 shares of our common stock.

    FAILURE OF COMPUTER SYSTEMS AND SOFTWARE PRODUCTS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS. Many current installed computer systems and software products only accept two digits to identify the year in any date. Thus, the Year 2000 will appear as "00," which the system might consider to be the Year 1900 rather than the Year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations. The failure of systems maintained by third parties to be Year 2000 compliant could cause us to incur significant expense to remedy any problems, reduce our revenues from such third parties or otherwise seriously damage our business. Our failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, some of our normal business activities or operations.

    THERE ARE INHERENT RISKS WITH REGARD TO THE COMPANIES' OPERATIONS IN SOUTH AFRICA. After consolidation, we will be operating three businesses in South Africa. As with any overseas operations the presiding political and economic climate may have an impact on our overseas operating subsidiaries. Currently, the South African economy suffers from both high unemployment and high inflation. Should the South African economy become severely unstable, this could have a significant negative impact on our business and results of operations.

    THERE MAY BE CURRENCY AND EXCHANGE RATE RISKS WITH OPERATING OUR BUSINESS IN THE REPUBLIC OF SOUTH AFRICA. Some of the revenues we may generate in South Africa after we consummate the purchase agreements with our South African acquisitions will be in South African Rands, not in U.S. dollars. The value of the currency in South Africa fluctuates as compared to the U.S. dollar, and as a result, revenues that may be generated from our prospective operations in South Africa may have more or less value from time to time as compared to the U.S. dollar. These currency and exchange rate risks associated with our pending South African acquisitions may have a negative effect on our overall financial condition and results of operations.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates,"

"expects," "intends," "plans," "projects," "beliefs," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

    We estimate that we will receive net proceeds of approximately $21,840,000 from our sale of the 2,000,000 shares offered hereby, assuming an initial public offering price of $12.00 per share and excluding expenses of the offering. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $25,116,000. These amounts are after deducting estimated underwriting discounts and commissions, and after fees and expenses of approximately $500,000, payable by us. We intend to use the net proceeds as follows:

                                                                        PERCENT
                                                              NET          OF
                                                           PROCEEDS      TOTAL
                                                          -----------   --------
Acquisitions............................................  $ 8,800,000     40.3%
Equipment and Software Purchases and Upgrades...........    3,000,000     13.7%
Sales and Marketing.....................................    2,500,000     11.4%
Repayment of Debt.......................................      270,000      1.2%
Hiring executive personnel..............................    1,000,000      4.6%
General corporate and working capital purposes..........    6,270,000     28.8%
                                                          -----------    -----
      Total.............................................  $21,840,000    100.0%
                                                          ===========    =====

    We intend to use approximately 40.3% of the net proceeds of this offering as the cash portion of the purchase prices for completion of the seven pending acquisitions we have under agreements, all of which should be consummated concurrently with the completion of this offering.

    Of our total net proceeds, we have allocated 13.7% of the net proceeds for the purchase or upgrading of digital printing equipment for the companies we intend to acquire pursuant to our pending acquisition agreements, as well as for facilities costs associated with building improvements to be made in several locations where we will operate the newly acquired companies and their assets.

    11.4% of the net proceeds of our offering are allocated to sales and marketing expenditures that will include advertising and banner costs associated with our advertising programs on the Internet, expansion and re-design of our web-site to include descriptions of our newly acquired acquisitions, and a marketing program intended to inform our prospective customer base of our products and services.

    A small portion of our net proceeds will be utilized for expansion of our internal corporate operations, which include expanding our computer networks, equipment for our corporate office facilities, software and new web-site development costs. Approximately 4.6% of the net proceeds will be allocated for costs associated with hiring additional personnel.

    The proposed allocation of the net proceeds represents our best estimate of the allocation of the net proceeds of the offering based upon the current status of our operations, our current plans and current economic conditions. We may reallocate the net proceeds among the categories listed above. We also may, when the opportunity arises, acquire or invest in complementary businesses, products or technologies. However, we have no present understandings, commitments or agreements with respect to any acquisition or investment other than our seven pending acquisitions. Any net proceeds received from the sale of the underwriter's over-allotment option will be allocated to working capital and general corporate purposes.

    We anticipate that the net proceeds of this offering along with cash provided by operations, will be sufficient to fund our operations and capital requirements for at least the 12 months following the date of this prospectus. However, there can be no assurance that the net proceeds of this offering and cash provided by operations will satisfy our requirements for any particular period of time. To the extent capital resources are insufficient to meet future capital requirements, we may have to raise additional funds to satisfy our requirements. There can be no assurance that such funds will be available on acceptable terms, if at all.

    Pending application of the net proceeds in the manner described above, we intend to invest the net proceeds in short-term, interest bearing investment grade securities.

                                DIVIDEND POLICY

    We have never declared or paid any cash or stock dividends on our capital stock. We intend to reinvest earnings, if any, to fund the growth and expansion of our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                 CAPITALIZATION

    The following table sets forth our:

    - actual capitalization as of August 31, 1999;


    - our pro forma capitalization as of August 31, 1999 giving effect to the issuance of 198,050 shares of our common stock between January and April 1999 where we received gross aggregate offering proceeds of $1,000,000 and the issuance of 33,610 shares of preferred stock and 33,610 common stock purchase warrants offered as units from July to October 1999 from which we received gross aggregate offering proceeds of $287,075.


    - pro forma as adjusted capitalization giving effect to the sale of the 2,000,000 shares offered hereby at an assumed offering price of $12.00 per share, after deducting underwriting commissions and estimated offering expenses, and the application of the estimated net proceeds from this offering.

    The following table should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.


                                                                     AUGUST 31, 1999
                                                         ---------------------------------------
                                                                                      PROFORMA
                                                           ACTUAL       PROFORMA     AS ADJUSTED
                                                         -----------   -----------   -----------
                                                         (UNAUDITED)
Short term debt, current portion of long term
  liabilities and current related party obligations....  $  263,995    $   216,011   $   216,011
                                                         ==========    ===========   ===========
Long term debt.........................................  $   37,154    $   147,944   $   147,944
                                                         ==========    ===========   ===========
Stockholders' (deficit) equity:
  Common stock, $.001 par value; 24,000,000 shares
    authorized; 4,005,639 issued and outstanding,
    actual; 4,005,639 issued and outstanding, pro
    forma: 6,005,639 issued and outstanding, as
    adjusted...........................................       4,006          4,006         6,006
  Preferred Stock, $.001 par value; 1,000,000 shares
    authorized; 33,610 issued and outstanding, actual;
    33,610 issued and outstanding, pro forma 33,610
    issued and outstanding as adjusted.................                         34            34
  Additional paid in capital...........................   1,267,733     12,089,807    21,956,609
  Accumulated deficit..................................    (755,558)      (756,478)     (756,478)
                                                         ----------    -----------   -----------
    Total stockholders' (deficit) equity...............     516,181     11,337,335    21,206,171
                                                         ----------    -----------   -----------
    Total capitalization...............................  $  821,659    $11,701,290   $21,570,126
                                                         ==========    ===========   ===========


    The preceding table does not include the exercise of:

       - the underwriter's over-allotment option to purchase 300,000 additional shares of our common stock;

       - 200,000 representative's warrants; and

       - 33,610 common stock purchase warrants exercisable at $5.00 per share.

                                    DILUTION


    As of August 31, 1999, our net tangible book value (deficit) was $(516,181), or approximately $.13 per share of common stock. Net tangible book value (deficit) per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock.



    After giving effect to the sale of the 2,000,000 shares offered hereby and after deducting the underwriting discount and estimated offering expenses, net tangible book value at August 31, 1999, would have been $20,584,442, or approximately $3.53 per share of our common stock. This represents an immediate increase in net tangible book value of $3.40 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $8.47 per share of common stock, or approximately 70%, to new investors. The following table illustrates this per share dilution:



Assumed initial public offering price.......................   $12.00
Net tangible book value per share prior to the offering.....   $ 0.13
Increase in net tangible book value per share attributable
  to this offering..........................................   $ 3.40
                                                               ------
Net tangible book value per share after the offering........   $ 3.53
                                                               ------
Dilution of net tangible book value per share to new
  investors.................................................   $ 8.47
                                                               ======


    If the over-allotment is exercised in full, our pro forma as adjusted net tangible book value at August 31, 1999 would have been $24,064,000, or $4.28 per share of common stock. This represents an immediate increase in net tangible book value of $4.47 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $7.53 per share of common stock, or approximately 62% to new investors.

    The following table summarizes, as of August 31, 1999, on a pro forma basis, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and investors in this offering, and after giving effect to the sale of the 2,000,000 shares offered by this prospectus, assuming an initial offering price of $12.00 per share. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts, offering expenses payable by us, and does not include the purchase of or any exercise of the redeemable common stock purchase warrants offered hereby.

                                        SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE PRICE
                                    -------------------------      -------------------------          SHARE
                                     NUMBER         PERCENT          AMOUNT         PERCENT            PER
                                    ---------      ----------      -----------      --------      -------------
Existing stockholders.............  4,005,639              67%     $   516,181            2%         $ 0.13
New investors.....................  2,000,000              33%      24,000,000           98%         $12.00
                                    ---------      ----------      -----------       ------          ------
  Total...........................  6,005,639             100%     $24,516,181          100%         $ 4.08
                                    =========      ==========      ===========       ======          ======

                            SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with our audited financial statements for the years ended November 30, 1997 and 1998 included elsewhere in the prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations. The historical selected financial data as of August 31, 1999 and for the nine months ended August 31, 1998 and 1999 are derived from and should be read in conjunction with our unaudited financial statements included elsewhere in the prospectus. The unaudited financial statements, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the periods presented. The results of operations for the nine months ended
August 31, 1999 are not necessarily indicative of results to be expected for the full year.


                                             YEAR ENDED NOVEMBER 30       NINE MONTHS ENDED AUGUST 31
                                           ---------------------------   -----------------------------
                                              1997             1998         1998              1999
                                           ----------       ----------   -----------       -----------
                                                                         (UNAUDITED)       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.................................  $      513          127,191       98,856            57,351
Cost of Revenues.........................                       63,886       48,997            19,927
                                           ----------       ----------   ----------        ----------
Gross profit.............................         513           63,305       48,859            37,424
Operating costs and expenses:
  Sales and marketing....................          --            5,776        5,776            10,035
  General and administrative.............      87,157          309,161      210,908           352,424
  Depreciation...........................          --           55,367       36,911            26,000
                                           ----------       ----------   ----------        ----------
  Total operating costs and expenses.....      87,157          370,304      253,595           388,459
                                           ----------       ----------   ----------        ----------
(Loss) income from operations............     (86,644)        (306,999)    (203,736)         (351,035)
Interest expense.........................          --              920         (378)            9,960
Expenses relating to debt financing and
  agreements to retire stock options in
  preparation of proposed public
  offering...............................
Minority interest in subsidiary's losses
  absorbed by parent.....................
                                           ----------       ----------   ----------        ----------
Net loss.................................  $  (86,644)      $ (307,919)  $ (203,358)       $ (360,995)
                                           ==========       ==========   ==========        ==========
Basic and diluted net loss per share.....  $     (.04)      $     (.10)  $     (.07)       $     (.10)
                                           ==========       ==========   ==========        ==========
Shares used in computing basic and
  diluted earnings per share.............   2,492,288        2,956,787    2,956,787         3,455,023
                                           ==========       ==========   ==========        ==========


    The following table includes a summary of our balance sheet at August 31,
1999

       - on an actual basis;

       - on a pro forma basis giving effect to the consummation of all seven of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units at $15.00 per unit in connection with our private placement conducted in September and October 1999, which resulted in our receipt of $252,075 in aggregate offering proceeds;


       - as adjusted to give affect to the issuance of 2,000,000 shares of common stock offered by us at an offering price of $12.00 per share; the consummation of all seven of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units at $15.00 per unit in connection with our private placement conducted in September and October 1999, which resulted in our receipt of $287,075 in aggregate offering proceeds.


BALANCE SHEET DATA:


                                                      AS OF AUGUST 31, 1999
                                              -------------------------------------    YEAR ENDED
                                                                            AS        NOVEMBER 30,
                                              UNAUDITED    PRO FORMA     ADJUSTED         1998
                                              ---------   -----------   -----------   ------------
Cash and cash equivalents...................  $   3,903   $   475,728   $12,315,978     $    408
Total working capital (deficit).............   (247,421)      780,089    12,064,654      (86,882)
Total assets................................    821,659    12,599,898    22,468,734      299,422
Short term debt, current portion of long
  term liabilities and current related party
  obligations...............................    263,995       216,011       216,011       89,060
Long term debt..............................     37,154       147,944       147,944       45,604
Total liabilities...........................    305,478     1,262,563     1,262,563      158,704
Total shareholders' (deficit) equity........  $ 516,181   $11,337,335   $21,206,171      140,718
                                              ---------   -----------   -----------     --------
  Total liabilities and stockholders'
    equity..................................    821,659    12,599,898    22,468,734      299,422
                                              =========   ===========   ===========     ========

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    We were formed to engage in the consolidation of the digital imaging reproduction industry, with additional emphasis on large format printing and multimedia applications for the Internet and CD-ROM applications.

    We were incorporated in Nevada on July 18, 1997 as ColorSmart, Inc. On December 29, 1998 we changed our name to ColorSmart.com, Inc. primarily to reflect our growing emphasis on marketing our products and services over the Internet and the development of our fully-integrated electronic commerce applications that allows businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure web site. We have entered into agreements to purchase seven companies, four of which are located in the United States and three of which are located in the Republic of South Africa. All seven of these potential acquisitions significantly expand our ability to offer digital imaging and color graphics reproduction to our customers and to increase our market share in the digital imaging business.

    Our corporate offices are currently located at 537 Myatt Drive, Madison, Tennessee, 37115. Each of our acquisitions operates out of facilities that contain a variety of digital imaging, color graphics equipment used in the reproduction of artwork, transparencies and scanned images.

    The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue. The results of operations data for the nine months ended August 31, 1999 are not necessarily indicative of the results to be expected for the full year or future periods.


                                           FISCAL         FISCAL
                                         YEAR ENDED     YEAR ENDED      NINE MONTHS        NINE MONTHS
                                        NOVEMBER 30,   NOVEMBER 30,   ENDED AUGUST 31,   ENDED AUGUST 31,
                                            1997           1998             1998               1999
                                        ------------   ------------   ----------------   ----------------
                                                                        (UNAUDITED)        (UNAUDITED)
Net revenues..........................         100%          100%            100%               100%
Cost of revenues......................          --            50%             50%                35%
Gross margin..........................         100%           50%             50%                65%
Sales and advertising expense.........          --             4%              5%                17%
General and administrative expense....      16,989%          243%            214%               615%
Depreciation expense..................           0%           44%             37%                45%
Total operating expenses..............      16,989%          291%            256%               677%
Income (loss) from operations.........     (16,889)%        (241)%          (206)%             (612)%
Interest income or expense............
                                          --------         -----           -----              -----
Net income (loss).....................     (16,889)%        (241)%          (206)%             (629)%
                                          ========         =====           =====              =====


RESULTS OF OPERATIONS

    COMPARISON OF NINE MONTHS ENDED AUGUST 31, 1999 TO THE NINE MONTHS ENDED
     AUGUST 31, 1998

REVENUES

    Revenues decreased to $57,351 for the nine months ended August 31, 1999 from $98,856 for the nine months ended August 31, 1998. This decrease of $41,505, or 42% is primarily a result of our focus turned towards completion of our private placement offerings and development of e-commerce activity and the relocation of production equipment to our prospective acquisitions in order to increase capacity and profits for the target companies, thus decreasing our revenues.

COST OF REVENUES


    Costs of revenues consist primarily of material costs. Costs of revenues decreased to $19,927 or 35% of revenues for the nine months ended August 31, 1999 from $48,997, or 50% of revenues for the nine months ended August 31, 1998. The decrease of $29,070 or 59% was due to the reduction in revenue and the related write down of material inventory.


GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses consist primarily of salaries, wages and related costs for general corporate functions, including finance, accounting, facilities and office rent, legal and other fees for professional services. General and administrative expenses increased to $388,459 for the nine months ended August 31, 1999 from $253,595 for the nine months ended August 31, 1998. As a percentage of revenue, general and administrative costs increased from 219% to 632%. The reasons for this trend were two-fold. First, with the reduction in sales, the fixed costs increased on a relative basis to revenue. Second, we incurred substantial start-up costs for the development of our e-commerce business and for public offering expenses.

SALES AND MARKETING

    Sales and marketing expenses increased to $10,035 for the nine months ended August 31, 1999 from $5,776 for the nine months ended August 31, 1998. As a percentage of revenues, sales and marketing expenses increased from 6% to 18% for the same periods. This increase of $4,259 is a result of our efforts to establish a business presence in the Nashville, Tennessee business community.

DEPRECIATION AND AMORTIZATION


    Depreciation and amortization decreased to $26,000 for the nine months ended August 31, 1999 as compared to $36,911 for the nine months ended August 31, 1998. This decrease of $10,911, or 29.7% was due to a change in depreciation methods.


INTEREST EXPENSE

    Interest expense increased from $739 to $9,960 for the nine months ended August 31, 1998 and 1999, respectively. This increase of $9,221 was a result of short term borrowings needed to fund operations during the later period.

NET INCOME/LOSS

    Our net loss for the nine months ended August 31, 1999 increased $157,637 from $(203,358) for the nine months ended August 31, 1998 to $(360,995) for the same period in 1999. The increase in our net loss is due to higher general and administrative expenses, an increase in our costs of revenues, increased marketing efforts, costs associated with our seven targeted acquisitions, and debt financing for our digital imaging equipment.

YEAR ENDED NOVEMBER 30, 1998 COMPARED TO THE YEAR ENDED NOVEMBER 30, 1997

REVENUES


    Revenues increased to $127,191 for the fiscal year ended November 30, 1998 from none for the fiscal year ended November 30, 1997. This increase in revenue is a result of the fact that the earlier period was our start-up phase during which we operated for only four months.


COST OF REVENUES

    Cost of revenues increased to $63,886 for the fiscal year ended
November 30, 1998 from $513 for the fiscal year ended November 30, 1997. As a percentage of revenues, cost of revenues increased from 0% to 50% for the same periods. This increase of $63,886 is primarily due to the fact that November 30, 1997 was our start-up year and we generated little revenue.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased to $370,304 for the fiscal year ended November 30, 1998 from $87,157 for the fiscal year ended
November 30, 1997. As a percentage of revenue, general and administrative expenses decreased from 16,989% to 247%. This decline, as a percentage of revenue, is a result of the earlier year being our first full year of operations and, therefore, we generated more revenue and the later period.

SALES AND MARKETING EXPENSES

    Sales and marketing expenses increased to $5,776 for the year ended November 30, 1998 from $0 for the fiscal year ended November 30, 1997. This increase of $5,776, or 5,776% is due to the fact that in the prior year we had no marketing expenses during our shortened fiscal year.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased to $55,367 for the fiscal year ended November 30, 1998 from $0 for the fiscal year ended November 30, 1997. This increase of $55,367, or 55,367% is a result of our equipment not being in service during fiscal year 1997.

INTEREST EXPENSE

    Interest expense increased to $2,060 for the year ended November 30, 1998 from $0 for the fiscal year ended November 30, 1997. This increase of $2,060, or 2,060% is a result of having no borrowings during the period ended November 30, 1997.

NET INCOME/LOSS

    Our net loss for the fiscal year ended November 30, 1998 increased $221,275, or 255% from $(86,644) for the fiscal year ended November 30, 1997 to $(307,919) for the same period in 1998. This decrease in our net loss is due to higher operating costs in all departments, and slow revenue growth due to re-focusing our business plan.

LIQUIDITY AND CAPITAL RESOURCES


    Since our inception, we have financed our operations through revenues and capital raised in two private placements of our common stock and our preferred stock with common stock purchase warrants attached. As of August 31, 1999, we had $3,903 in cash. Cash flows used for operating activities was $392,951 for the nine months ended August 31, 1999. Net cash used for investing activities was $506,497 during the same period including $204,962 used in the purchase of equipment as a result of our expanded operations, and $301,535 used in the seven acquisitions we now have under contract.


    In April 1999, we completed a private placement whereby we sold 198,050 shares of our common stock, resulting in gross proceeds of $1,000,000 and net proceeds of approximately $736,458, after deducting offering, legal, accounting and finders' fee expenses. From July 1999 to October 1999, we completed another private placement whereby we sold 33,610 shares of preferred stock and 33,610 common stock purchase warrants, which were offered and sold as units, resulting in our receipt of $252,075 in gross offering proceeds. Net proceeds of our private placements were used primarily for legal and accounting expenses incurred during the process of negotiating and documenting our seven targeted acquisitions, partial payments towards the purchase prices on some of our acquisitions that we now have under definitive agreements, payment of the costs and expenses associated with our initial public offering and general corporate expenses in our Madison, Tennessee facility.

    We anticipate that the net proceeds of this offering, together with the cash flow from operations, will be sufficient to fund our anticipated working capital and capital expenditures for the 12 months following completion of this offering. Our capital requirements have grown since our inception and we expect our capital requirements to continue to grow.

YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21(st)century dates from 20(th) century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Our services, operations, customers, suppliers and service providers all rely on information technology systems, using hardware and software, to function properly. This includes readily apparent systems including those controlling the digital imaging and printing equipment that we utilize to deliver our products and services to our customers, including systems required to provide electricity to our facilities.

    SUPPLIERS: We have been surveying our suppliers about their Year 2000 compliance. Each of our suppliers has advised us verbally that they believe they are Year 2000 compliant, but we have not received confirmation from any suppliers. If our other suppliers do not reply to our Year 2000 inquiries or cannot provide Year 2000 compliant products, we may need to locate alternative sources for goods or services.

    OPERATIONS: We have been gathering information from our vendors and making an assessment of Year 2000 compliance for each of the major elements of our internal information systems. Based upon the representations of these vendors, we believe:

    - Our operating systems, which include Microsoft Windows NT, Microsoft Windows 98 and Microsoft Windows 95, are all Year 2000 compliant in their latest versions, which we currently have installed.

    - Our key computer applications, which include Unix, Corel, Adobe, Macromedia, Onyx, and Microsoft Office 97, have been updated to a level of revision that is Year 2000 compliant. Our Lucent Partner Mail phone system is also Year 2000 compliant. Our computer hardware, which is all personal computer based, is Year 2000 compliant. We have received representations from the owners and managers of our Madison, Tennessee facility that such facility is Year 2000 compliant with regard to building security, heating and lighting controls.

    COST TO ADDRESS YEAR 2000 ISSUES: We have not incurred significant costs to date complying with Year 2000 requirements and we do not believe that we will incur significant costs for these purposes in the foreseeable future. However, we may spend more money than we have estimated, and this could have a material adverse impact on our results of operations. At this stage in our assessment process, we do not believe that the Year 2000 issue will materially impact our financial position, results of operations or cash flows in future periods. However, there can be no assurance that operating problems or expenses related to the Year 2000 issue will not arise with our computer systems and software or that our customers or suppliers will be able to resolve their Year 2000 issues in a timely manner.

    CONTINGENCY PLANS: Our failure to identify and correct a Year 2000 problem could result in an interruption of normal business activities and operations. A worst case Year 2000 scenario would include a total malfunction and shutdown of our network server and for this situation not to be resolved in a timely manner. We are prepared to manually record information and to manually prepare any necessary reports. If our internal review and external surveys identifies any other problems that are reasonably likely to occur, we will develop additional contingency plans to minimize any impact on our business. However, despite our best efforts, we may not anticipate all problems that may ultimately arise. We expect to be fully Year 2000 complaint by the fourth quarter of calendar year 1999.

RECENTLY ISSUED ACCOUNTING STANDARDS

    We believe that recently issued financial standards will not have a significant impact on our results of operations, financial position, or cash flows.

                                    BUSINESS

OUR BUSINESS

    We are positioning ourselves to become a leading consolidator in the digital graphics industry and we believe we will be one of the largest digital graphics companies in the Southeastern United States. Our fully integrated electronic commerce applications allow businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure Web site. These products range from full motion video for the Internet, catalogues on CD-ROM, 100-foot printed billboards, trade show graphics and retail displays. Each business can receive updated price quotes, make modifications, authorize production, and generally manage their printing and multimedia requirements, from any Windows-based, Internet-enabled computer. Our customers generally realize a decrease in the entire production cycle from price quote to the delivery of their order. We believe our applications of leading edge Internet and digital technology enables us to be price-competitive while providing customers with the highest level of security, selection, speed and support.


    We have entered into agreements to acquire the stock or assets of seven companies in the digital printing or multimedia businesses. One of these firms specializes in the design and production of multimedia advertising, marketing and presentation applications for delivery over the Internet and CD-ROM. The others are digital commercial printing companies located in the United States and the Republic of South Africa.


    Commercial digital graphics involves the production of a wide range of marketing, advertising and media imaging and digital printing produced by using cutting-edge software and digital printing equipment. It is the digitizing of the input that reduces production time, costs and errors and provides the flexibility to handle small, specialized jobs as easily as producing simple, mass-produced jobs. Digital printing and imaging customers include companies of all sizes and in all industries where full-color imaging and production are required. Our digital printing technologies enable us to receive and deliver customer services most effectively through our Internet applications.

OUR INDUSTRY

THE GROWTH OF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE


    The Internet has emerged as a revolutionary force in the way businesses operate, having evolved from a research medium to a venue for consumer-oriented commerce. Estimates are that Internet business-to-business commerce reached a record $43 billion in 1998. Furthermore, they predict that business-to-business electronic commerce will grow to a staggering $1.3 trillion by 2003 and will represent more than 90% of the total e-commerce market.


    Advances in computer technology and telecommunications have enabled businesses to link directly to their suppliers, providing shortened lead times for purchases and better decision-making controls. The advent of the Internet and its commercial applications has accelerated the trend of increased efficiency related to business purchases with a number of additional benefits, including:

    - Global reach for broader selection of products and services;

    - Reduced costs and greater economies of scale;

    - Ability to access suppliers from any computer with Internet access; and

    - The technology to customize customer interfaces, creating greater convenience and ease of use.

    To augment our business to business strategy we have implemented an online ordering system that will consolidate all products and services produced at all of our newly acquired locations. This is a full e-commerce site that is entirely secure. With our online ordering system customers will be provided with a one-stop solution. In addition to the easy on-line ordering process, ColorSmart will provide a secure individual web-site for each client where they make, place, and check the progress of their orders. The diagram that follows depicts graphically how our on-line e-commerce applications works:

                                     [LOGO]

THE PRINTING INDUSTRY

    According to industry statistics, United States commercial printing revenues exceeded $55 billion in 1998. While the market is large, the industry remains fragmented with over 40,000 local and regional printers in the United States.


    Digital technology in the printing industry is being utilized in the market place worldwide, but we believe this technology is fragmented in the digital printing services sector. Most digital print and media operations are small and limited to certain equipment because of the capital required and lack of technical expertise. Most digital shops operating today are mom and pop and are very limited. We believe a large portion of the industry has not effectively grasped the digital opportunity. Projections are that by the year 2001, over $18 billion in total annual revenue from all digital printing services and products, is possible on a worldwide basis. This growth is possible because of consolidation involving digital specialist firms such as ours, continuing innovations in technology, along with end users' education of digital printing technologies that provide services and products on demand.



    E-commerce, also provides a tremendous opportunity for digital pringing and multimedia companies. The Internet is uniquely suited as a medium for the delivery of a wide variety of print, media communications, and digital graphics. Digital printing and the Internet have synergies that will replace a large portion of conventional marketing of digital print services and products. We recognized the synergies between digital printing and the delivery of our products and services on the Internet and we plan to continue to expand our digital image library of over 10,000 images for our e-commerce customers, and expand our technological capabilities in delivering our products and services through the e-commerce side of our business.


DIGITAL PRINTING


    We believe digital technology in the printing and graphic design industries is being under-utilized. Most digital print and media operations are small and lack the requisite capital, equipment, and technical expertise to deliver the full range of benefits offered by digital technology. We believe this growth will be demand driven, predicated upon continued advancements in digital technology. As a leader in the digital graphics industry, ColorSmart expects to be well positioned to satisfy this demand


    E-commerce over the Internet offers us a tremendous opportunity and provides us with a competitive advantage. The Internet is an exceptional medium for the delivery of digital graphics in a wide variety of formats. The synergy of digital technology and the Internet will continue to transform, and we believe, replace, an ever-increasing portion of conventional printing services and products.

    We believe the industry suffers from the following inefficiencies:

    - Excess capacity hinders profitability;

    - Production inefficiencies resulting in high error rates and increased costs;

    - Despite the technological advances in the industry, there is a serious lack of integration through all stages of production;

    - Local printers typically offer a limited range of products requiring businesses to use several different printers to satisfy their needs;

    - Many printers lack the technological resources to provide customized products in a cost-effective manner.

OUR STRATEGY

    Our objective is to be the leading Internet-based business-to-business digital graphics and multimedia company in the world. The key elements of our business strategy include:

    - Focusing primarily on the Internet business-to-business market for digital printing services, expected to grow to approximately $18 billion by 2001, up from approximately $5 billion in 1998;

    - Continuing to upgrade and enhance the front-end of our e-commerce applications, while acquiring carefully targeted commercial printing companies in this highly fragmented industry to support the back-end;

    - Utilizing the most current digital graphics and multimedia technology available to maintain a technological edge over our competition;

    - Expanding beyond traditional printing products and services into multimedia video and audio business-to-business applications primarily tailored for the Internet and CD-ROM;

    - Making the process of creating, approving, ordering and fulfilling printing jobs more efficient by allowing customers to handle much of this process from there desktops; and

    - Tailoring end-to-end business applications to our customer's needs by integrating creative, production, and distribution services into customer-specific solutions.

OUR RECENT ACQUISITIONS

    A key component of our growth strategy is accomplished by acquiring digital printing companies located throughout the United States and overseas. During our current fiscal year, we entered into agreements to acquire seven targeted companies for acquisition. They are described as follows:


    - Jamberry Lake Digital Media, Inc., of Summit, New Jersey is an early stage company focused on producing digital multimedia products and services for use on the Internet, as well as traditional marketing and promotional campaigns. Utilizing streaming video and audio, Jamberry can produce high quality multi-media presentations for Internet advertising and instructional purposes for e-commerce companies, as well as short, high impact advertisements, similar to television commercials. These same technologies also have wide applications for the consumer side of e-commerce. We plan on integrating Jamberry's services with digital print products offered by our entire group of companies. We signed an agreement on December 2, 1999 to purchase all of the outstanding shares of Jamberry from Jamberry Lake, L.L.C., its sole shareholder. We agreed to pay $1,000,000 as follows: 125,000 of our shares at the completion of this public offering and an additional number of our shares having a value equal to 10% of the amount by which the average equity market capitalization exceeds $75,000,000 on each of the 30th, 60th and 90th day after the completion of this offering. We are also required to make a monthly capital contribution to Jamberry of $100,000 from August 15, 1999 until we close this public offering. At the date of this prospectus we have paid $245,000 to Jamberry under this agreement. With each payment of $100,000, 10% of Jamberry's shares are being placed in escrow for our benefit. If we do not close this public offering, we are entitled to receive 1% of the issued and outstanding stock of Jamberry for each $20,000 that we have paid to Jamberry under this agreement.



    - Magnum Digital Services, Inc. located in Coconut Creek, Florida. Magnum Digital specializes in dye sublimation, which is applying digital images in full color on fabrics, textiles and specialized substrates. This area of digital printing is the fastest growing segment of the industry overall. We signed an agreement on September 3, 1998 to purchase of all of the outstanding shares of Magnum Digital with Robert McDowell, Magnum Digital's sole shareholder and president. We agreed to pay $500,000 in cash and deliver 63,333 shares of our stock to Mr. McDowell and to pay up to $275,000 for balances due on Magnum Digital's equipment leases. By letter agreement dated September 8,

      1999, the amount of our stock to be delivered to Mr. McDowell was adjusted to 66,667 shares. By letter agreement dated September 7, 1999 the closing of this acquisition was extended until we complete this public offering. The cash purchase price will be paid from a portion of this public offering.


    - Advertising That Works, Inc. located in East Point, Georgia. We acquired a wholesaler, fabricator, and finisher of banners and screen-printed posters. This company enjoys several national accounts and a high profile customer base. After many years as a screen printer, this company has begun the process of changing over to a 100% digital operation. We signed an agreement on September 23, 1998 for the purchase of all shares of Advertising That Works with Chris England, its sole shareholder and president. We agreed to pay $1,000,000 in cash for the stock and $500,000 for the real estate in East Point, Georgia where the company is located. By letter agreement dated December 2, 1999, the closing of this acquisition has been extended until January 31, 2000. The purchase price will be paid from a portion of this public offering.

    - Stonehouse Graphics, (Pty) Ltd., located in Johannesburg, South Africa, is Africa's second largest producer of large format digital printing. With
      12 years in the industry, Stonehouse has gone from a small screen printer to a fully integrated digital fabricator. It accounts for almost 40% of all billboard printing and backlit signage in Southern Africa. Stonehouse Graphics has a full compliment of sales, design and production staff utilizing only the latest in digital technology. We signed an agreement on October 12, 1998 to purchase all of the outstanding shares of Stonehouse from its sole shareholder, Nolan Weight. We agreed to pay 15,000,000 South African Rands (presently convertible into approximately $2,450,980 U.S. dollars) less all of the outstanding loans (including loans to shareholders) and liabilities of Stonehouse (about 5,000,000 Rands or approximately $816,992 U.S. dollars). By letter agreement dated
      December 2, 1999, the consummation of this agreement has been extended until January 31, 2000. The purchase price will be paid from a portion of this public offering.

    - Display Arts, Inc., located in Nashville, Tennessee, is a 12-year old company specializing in trade show graphics and trade show display booths. Display Arts is an exclusive regional distributor for Nimlok, a premier manufacturer of these products. With locations in Nashville, Memphis, and Knoxville, Tennessee, Display Arts brings a new dimension to the integration of customer products and services for our entire group and our existing customer base. We signed an agreement on June 23, 1999 to purchase all of the outstanding shares of Display Arts, Inc. from its sole shareholders Donovan J. McNamee, Jr., and Pamela M. McNamee. We agreed to pay $1,300,000 at the closing that will be used first to pay off Display Arts' debt and the balance for the stock of the selling shareholders. The agreement called for a closing on October 1, 1999 that was extended to December 15, 1999 in an extension agreement dated October 1, 1999, and was further extended until January 31, 2000 in a second extension agreement dated December 15, 1999. The closing is contingent upon the completion of this public offering. The purchase price will be paid from a portion of this public offering.

    - Top Copy, (Pty), Ltd., located in Cape Town, South Africa, is a small but highly efficient digital, color copy shop that offers full offset printing. Catering to smaller businesses as well as the retail trade, Top Copy, which is similar to Kinko's in the U.S., provides an ideal platform to spearhead expansion in this segment of the digital copy and printing industry in South Africa. We signed an agreement on May 20, 1999 to purchase all of the assets of Top Copy. We agreed to pay 2,560,000 South African Rands (presently convertible into approximately $418,300 U.S. dollars). Under the agreement, the closing was scheduled for August 25, 1999. By letter agreement dated December 2, 1999, the date for closing of this acquisition has been extended to January 31, 2000. At the closing, we will also have to pay interest on the purchase price at the rate of 6.5% per annum from August 25, 1999. The purchase price will be paid from a portion of this public offering.

    - Virtual Colour Group, (Pty), Ltd. of Cape Town, South Africa was originally formed in 1996 and currently consists of six companies. Virtual Colour has become the leader in digital printing technology in South Africa. Designers work with both PC and Mac files and produce high end, full color brochures, catalogues, and magazines. A fully integreated, 100% digital, full color operation, Virtual Colour's forty-plus employees rely mainly on it's Heidelberg Digital Press. This company garners approximately 65% of its business over the Internet and has built a strong customer base even in Western and Central Europe, as well as Africa. We have agreed to purchase the assets of four of the Virtual Colour Group companies, which are operated as a single entity. For purposes of this prospectus, the assets of the four companies we are acquiring are treated as a single entity called Virtual Colour Group.


     We signed an agreement on September 11, 1999 to purchase the assets of Virtual Colour Property and agreed to pay 920,996 South African Rands (presently convertible into approximately $150,489 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering. We also signed an agreement to purchase the assets of Virtual Colour Printing cc and agreed to pay 836,178 South African Rands (presently convertible into $136,630 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering. We also signed an agreement on September 11, 1999 to purchase the assets of Virtual Support cc and agreed to pay 200,000 South African Rands (presently convertible into $32,679 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering. We also signed an agreement to purchase the assets of Virtual Colour cc and agreed to pay 473,418 South African Rands (presently convertible into $77,355 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering.

     The agreements with Virtual Colour Property, Virtual Colour Printing, Virtual Support and Virtual Colour require that we enter into management agreements with Keith Redman, Herbert Trischler and Alois Koch prior to the closing. The agreement with Virtual Support requires us to enter into a management agreement with Messrs. Redman, Trischler, Koch and Aardt Davidtz prior to the closing. It is also a condition precedent to the closing of each agreement that we become listed on the Nasdaq National Market System. The closing date of each agreement is January 31, 2000. The purchase prices for all of the assets of the Virtual Color Group being purchased, as well as the liabilities to be satisfied at the closings, will be paid from a portion of this public offering.

    We intend to pursue an acquisition strategy that seeks to consolidate the highly fragmented digital printing industry. We believe these acquisitions will be comprised of two types of potential target businesses: larger companies with existing management that is well versed in the digital printing industry; and smaller businesses that can easily be consolidated with our existing infrastructure. Our approach in the past has been to stay in those geographical areas that our management is familiar with, such as the Southeastern and Eastern United States and the Republic of South Africa.

    Our approach to acquiring companies in new markets will be to identify at least one larger acquisition in that new market and then compliment it with smaller acquisitions in areas that are in close proximity to the first acquisition. We will be generally unwilling to enter a new market through an acquisition unless the target company being acquired is one of the market share leaders and provides the critical mass necessary to act as a platform for us to build within that new market. We believe that there are attractively priced target acquisitions in the Southeastern United States and abroad, and that for the foreseeable future, our growth by acquisition strategy will be concentrated within that geographic area as well as additional acquisitions in the Republic of South Africa.

    We believe that acquisitions and consolidation of other digital printing businesses will offer the following cost savings and synergies associated with our business:

    - Decreased operating costs through elimination of duplicative administrative costs;

    - Decreased production and distribution costs through integration with a larger, geographically adjacent entity;

    - Decreased purchasing costs through realization of economies of scale;

    - Improved management control through centralized accounting and reporting systems;

    - Improved marketing and advertising efficiencies.

    We are not currently negotiating any additional acquisitions, and there can be no assurance that we can successfully negotiate any additional acquisitions in the future.

OUR SALES AND MARKETING STRATEGY

    We intend to focus our sales and marketing strategy as follows:

    - We will utilize both traditional and Internet marketing approaches to selling our digital products. Our primary means of marketing will be focused on the Internet. We take orders on-line. While a few printers do offer on-line ordering, they are limited to traditional business printing. We offer a wide range of digital services not confined to printing alone. We believe this gives us a unique marketing edge and the ability to build a strong brand name.

    - Internet and traditional marketing means will be implemented by us with an aggressive sales staff coupled with a targeted corporate, regional, and national marketing campaign. Our immediate focus will be primarily on advertising agencies, large retailers, mass merchandisers, truck fleet operators, trade show and convention organizations, municipalities, political organizations, and large corporate customers, all of which have many digital needs besides printing.

COMPETITION

    We compete with numerous commercial digital printers, some of which are larger, more established and have greater financial and other resources. Our competitors include MasterGraphics, Inc., Consolidated Graphics, Inc., Integrated Graphics, Inc., Omni Graphics and Imagex, Inc. Our main competition is the small to medium sized digital print shop.

    We believe we can be competitive in the digital printing market by differentiating ourselves in the areas of quality, the versatility of our products, turnaround time, technology, full-service capability, flexibility, service and price.

EMPLOYEES


    As of December 23, 1999, we had approximately eight full-time employees, of whom one was in sales, services and distribution, four were in our technical and graphics design areas, and three in administration. Our employees are non-unionized and we believe that we enjoy good relations with them. As of the date of this prospectus, we have hired a systems administrator for our in-house server and Internet operations. We have also hired two new designers and are currently interviewing additional hires, including a position for a national sales manager.


FACILITIES

    Our main executive office facility is located in Madison, Tennessee, where we lease approximately 5,500 square feet of office space for $3,500 per month under a lease agreement entered into in March, 1997, which lease expires in March, 2001. We have 15 months remaining on the term of our current lease with an option to renew the lease for an additional three-year term. We believe this facility is satisfactory for our uses for the foreseeable future.

    FACILITIES ASSOCIATED WITH OUR ACQUISITIONS

    Stonehouse Graphics, one of our target acquisitions in Johannesburg, South Africa, leases a brand new, all brick, modern business facility, which is the subject of a lease agreement entered into by Stonehouse Graphics on October, 1999, providing for a five-year lease at R35,000 (South African Rands) per month (US$5,800), with an option to renew the lease for an additional five-year term. This facility consists of approximately 2,700 square feet of office space, 20,000 square feet of production area, 2,000 square feet of design area, and 5,000 square feet of covered area for vehicle and bus installations, and billboard applications. The Stonehouse facility is adequate for current and prospective operations.

    Magnum Digital Services, Inc., located in Coconut Creek, Florida, also leases its office and manufacturing facility under a three-year lease agreement entered into in October 1997, which provides for a monthly rental payment of $2,480 per month. The Magnum Digital facility is 3,000 square feet, 2,400 square feet of which is used as a production area. The remaining 600 square feet is used as office space. The lease agreement has two years remaining in the original term of the lease. The facilities are adequate for current and future operations.

    Advertising That Works, Inc., located in East Point, Georgia has its business facility located on 1.125 acres of prime commercial real estate located near Atlanta, Georgia. The facility includes four concrete block buildings totaling approximately 16,000 square feet of which 10,500 square feet are used for production, with the balance used as office and design space. This entire facility includes a one-story metal building with 6,000 square feet of space also available. These premises are financed through a promissory note and deed of trust with approximately 13 years remaining on the term. Monthly payments of $2,600 per month are current.

    Virtual Colour Group currently has three locations. There are two locations in Cape Town, South Africa and one in Paarl, South Africa. The main office for Virtual Color is owned by that company. This home office consists of approximately 8,000 square feet of usable space. The remaining locations are approximately 4,000 square feet each and are leased at approximately R12,000 ($US 2,000) per month with approximately two years remaining on each lease. This facility is adequate for current and prospective operations.

    Top Copy is located in Cape Town, South Africa in a retail center. The lease is for approximately 3,000 square feet with an additional 3,000 square feet currently undergoing leasehold improvements, under a lease agreement entered into in September 1999. There is currently three years remaining on the lease at approximately R20,000 per month (US$3,267). This facility is adequate for current and prospective operations.

    Our Jamberry Lake Digital Media facility is located in Summit, New Jersey. The lease is for approximately 2,500 square feet under a lease agreement entered into in October 1999. There is currently almost 3 years left on a three year lease at approximately $3,500 per month. This facility is adequate for current and prospective operations.

LEGAL PROCEEDINGS

    Neither we, nor the companies we intend to acquire are involved in any material pending, or to our knowledge threatened, legal proceedings. From time to time, we may become a party to various legal proceedings arising in the ordinary course of business.

                                   MANAGEMENT

DIRECTORS AND OFFICERS


    Our executive officers, directors, key employees and our nominees for directors, and their ages as of December 23, 1999 are as follows:


NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Roger D. Finchum, Sr. ...............     52      Chairman of the Board, Chief Executive Officer,
                                                  President and Director;

Roger D. Finchum, Jr. ...............     31      Vice-President of U.S. Operations, and Director;

Erich J. Fischer.....................     28      Vice-President of Design;

Lee Watson...........................     47      Chief Financial Officer;

Reginald W.H. Burrows................     53      Vice-President of Foreign Operations; and Director;

Greg E. Dukoff.......................     35      Director-Nominee;

William P. Jones.....................     53      Director-Nominee;

Richard W. Weachter..................     59      Director-Nominee.

    ROGER D. FINCHUM, SR., is our founder and has served as our chief executive officer, president and chairman of our board of directors since our formation in July 1997. From June 1996 to July 1997, Mr. Finchum was president of Express Signs and Graphics, Inc., a small digital printing company located in Madison, Tennessee, and also served as a director of Media Arts & Graphics Pty, Ltd., of Cape Town, South Africa. Between September 1994 and June 1995, Mr. Finchum served as vice president of The Poster Factory, Inc. and Digital Arts & Graphics, Inc., both of Hendersonville, Tennessee. Mr. Finchum has served in several corporate positions over the years in sales, marketing and advertising for various printing and graphic arts companies. For several years prior to that, Mr. Finchum was involved in various management capacities with Monarch Minerals & Mining, a mineral extraction concern headquartered in the United States and South Africa with hard rock mining extractions in South Africa and neighboring countries.

    ROGER D. FINCHUM, JR., has been our vice-president and a director since we were formed in July 1997. Mr. Finchum has worked as a digital print specialist for various companies in the Nashville, Tennessee area during the five years prior to joining us. From January 1992 to June 1994, Mr. Finchum was a print specialist with ColorQuick, Inc. From February 1994 to September 1995,
Mr. Finchum was a print specialist with Fast Signs, Inc., and from October 1995 to January 1996, Mr. Finchum was a print specialist with Signs Now, Inc.
Mr. Finchum served in the Marine Corps from 1987 to 1991. During which time he served as a special operations team leader. He is also a Gulf War Veteran.
Mr. Finchum has been a part-time student at Belmont University in Nashville, Tennessee and expects to graduate in December 2000 with Bachelor of Arts degrees in both History and Philosophy.

    ERICH J. FISCHER, is our vice president of design. Mr. Fischer became our vice-president in March 1996. From 1994-1996 Mr. Fischer served as manager and head designer for Signs Now in Nashville, Tennessee. From 1992-1994 Mr. Fischer was the assistant supervisor of marketing for Elrick & LaVange. Mr. Fischer has been a freelance graphic artist, writer, musician and photographer since 1990, and a graphics designer in the sign industry since 1994 with a national franchise company [name the company], and has done design work for such events as the Super Bowl, the Grammy Awards, CMA Awards, Dove Awards, and Nashville's Summer Lights Festival. Mr. Fischer received his Bachelor of Science degree in marketing and management from McNeese State University in Lake Charles, Louisiana in May 1992.

    LEE WATSON, is a certified public accountant and has been our chief financial officer since joining us in January 1999. Since June 1989, Mr. Watson has served as an independent consultant performing financial consulting services to Tennessee-based companies with annual revenues between $5,000,000 and $20,000,000. Prior to 1989, Mr. Watson served as the controller for Northern Lumber, a large hardwood lumber manufacturer and exporter. From June 1973 until September 1975, Mr. Watson was employed as an accountant with Coopers & Lybrand. In 1973, Mr. Watson received his bachelor of science degree from Manchester College, Detroit, Michigan, in 1973

    REGINALD W. H. BORROWS, has been one of our directors since July 1999.
Mr. Burrows graduated from the South African Institute of Industrial Engineering. After having held several positions with some of South Africa's leading industrial companies, he founded Sigma Graphics Ltd. in 1979. After many years of successful operations, he sold the business to the Walton Group, South Africa's largest stationer. After selling his business Mr. Burrows was retained as a senior manager within the group. He served on their board and held responsibility for operating 19 locations in the Western Cape Region, including Namibia, where he was a major part of Walton's acquisitions in that country. From 1993-1998 Mr. Burrows served as a senior manager for Walton Group in South Africa.


    GREG DUKOFF, will become a director upon the completion of our public offering. Mr. Dukoff has been the president and chief executive officer of Jamberry Lake Digital Media, Inc. since its inception in August 1999. He served as the chief financial officer and as a director of Rolling Pin Kitchen Emporium, Inc. since July, 1998 and as its chief executive officer since
March 1999. Currently, Mr. Dukoff is the corporate secretary and the interim chief financial officer of Rolling Pin Kitchen Emporium, Inc. and of Gaylord Companies, Inc. During Mr. Dukoff's term as an officer and director of the Gaylord Companies, Inc., the company filed a bankruptcy proceeding under Chapter 11 of the Bankruptcy Code. Prior to joining Rolling Pin's predecessor (Gaylord Companies, Inc.) to re-organize the company out of bankruptcy, he spent the first 13 years of his career in the managed funds and hedge funds industry, most recently as the head of ABN AMRO Chicago Corporation's Managed Funds Department and as the director of managed futures and hedge funds at Prudential Securities, Inc. before that. Mr. Dukoff has a Bachelor of Business Administration with a concentration in banking, finance and investment from Hofstra University, Hempstead, New York.


    WILLIAM P. JONES, will become a director upon completion of the public offering. Mr. Jones has been engaged in the private practice of law in Hendersonville, Tennessee since 1974. Mr. Jones received a bachelor of arts degree from The Citadel in Charleston, South Carolina, in 1968 and attended Tulane University School of Law in New Orleans, Louisiana, from 1971 through 1974 and received a doctor of jurisprudence degree in 1974. Since 1983, Mr. Jones has owned and operated several Bonanza Restaurants in the states of Kentucky, Georgia and Tennessee and two mortgage companies dealing in commercial and residential lending.

    RICHARD W. WEACHTER, will become a director upon completion of the public offering. From March 1997 to December 1999, Mr. Weachter served as the chief financial officer and a director of Northstar Environmental Group, Inc. From January 1995 to March 1997, Mr. Weachter was the president of Nationwide Studios, Inc. Mr. Weachter received his bachelor of science in business administration from Youngstown University in 1963 and attended graduate school in business administration at the University of Detroit in Detroit, Michigan.

DIRECTORS' COMPENSATION

    Any non-employee directors will receive $1,000 for attendance at each meeting of the board of directors or any committee thereof and will be reimbursed for their out-of-pocket expenses in connection with their attendance at any such meeting. We anticipate that our board will meet at least twice each year. No directors' fees have been paid to date.

BOARD COMPOSITION

    Our board of directors presently consists of three members who serve as directors for one-year terms or until their successors are duly elected by our shareholders and then qualify as directors. We anticipate expanding the board of directors to six members at the time that we complete our initial public offering. We have three nominees that we intend to elect as directors at the time our public offering is completed and our pending acquisitions consummated. Two of our board members are related as father and son. Vacancies in the office of any director may be filled by a majority of the directors then in office.

    Our board appoints our chief executive officer, and all other executive officers, including our president, are appointed by our chief executive officer.

    We have agreed that for two years from the completion of this offering, that Nutmeg Securities, Ltd. may appoint Daniel F. Guilfoile as an observer to our board of directors, without any voting rights or privileges that our directors have. If the representative chooses to designate Mr. Guilfoile to attend our directors' meetings as an observer, we have agreed to reimburse him for out-of-pocket expenses in connection with his attendance.

COMMITTEES OF THE BOARD

    Upon completion of this offering, the board of directors will establish two standing committees; an audit committee and a compensation committee. Our audit committee will recommend to our entire board of directors the independent public accountants to be engaged by us, review the plan and scope of our annual audit, review our internal controls and financial management policies with our independent public accountants and review all related party transactions. The compensation committee will review and recommend to our board, the compensation and benefits to be paid to our officers and directors, administer the stock option plan we intend to put in place, approve the grant of options under the stock option plan and establish and review general policies relating to compensation and benefits of our employees.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid during our fiscal year ended November 30, 1998 to our chief executive officer, Roger D. Finchum, Sr. No other executive officer received a salary and bonus in excess of $100,000 in this year.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL
                                                       COMPENSATION
                                                    -------------------        OTHER COMPENSATION
                                   SALARY($)             BONUS($)         -----------------------------
                              -------------------   -------------------   OTHER ANNUAL      ALL OTHER
NAME AND POSITION               1998       1999       1998       1998     COMPENSATION    COMPENSATION
-----------------               ----       ----       ----       ----     -------------   -------------
Roger D. Finchum, Sr., chief
  executive officer.........    -0-        -0-        -0-        -0-              --              --


    The aggregate compensation paid to all persons who served in the capacity of a director or executive officer during the fiscal years that ended November 30, 1998 and 1997, 3 persons, was $60,000 in 1998, and none in 1997.

                         OPTION GRANTS DURING THE YEARS
                        ENDED NOVEMBER 30, 1998 AND 1997

                                                          PERCENT OF TOTAL OPTIONS
                                -----------------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES                GRANTED TO
                                  UNDERLYING OPTIONS           EMPLOYEES IN
                                        GRANTED                 FISCAL YEAR
                                -----------------------   -----------------------    EXERCISE     EXPIRATION
NAME                              1998           1997       1998           1997     PRICE($/SH)      DATE
----                            --------       --------   --------       --------   -----------   -----------
Roger D. Finchum, Sr., chief
  executive officer...........    -0-            -0-          --          -0-            --           --

    No options were granted to any person who served as an officer or director during the fiscal year that ended November 30, 1997 or 1998.

EMPLOYMENT AGREEMENTS

    On September 16, 1999, we entered into a series of employment agreements with the following people:

    Roger D. Finchum, Sr. was employed as our chief executive officer and president for a term of two years. Mr. Finchum's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Finchum will have a base salary in 1999 of $160,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Finchum's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this public offering. Mr. Finchum is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Finchum will not compete with us, nor solicit our employees or customers.

    Roger D. Finchum, Jr. was employed as the vice president for our U.S. operations for a term of two years. Mr. Finchum's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Finchum will have a base salary in 1999 of $78,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Finchum's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this public offering. Mr. Finchum is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Finchum will not compete with us, nor solicit our employees or customers.

    Erich Fischer was employed as our vice president of marketing for a term of two years. Mr. Fischer's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Fischer will have a base salary in 1999 of $48,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Fischer's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this public offering. Mr. Fischer is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Fischer will not compete with us, nor solicit our employees or customers.

    Lee Watson was employed as our chief financial officer for a term of two years. Mr. Watson's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Watson will have a base salary in 1999 of $72,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Watson's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this offering. Mr. Watson is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Watson will not compete with us, nor solicit our employees or customers.

    The following employment agreements are to become effective on the completion of this public offering and the closing of the stock and assets acquisitions described in this prospectus:

    Chris England is to be employed as president of Advertising That Works, Inc. for a term of two years. Mr. England's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. England will be paid $100,000 per year commencing from the closing of the purchase of the outstanding stock of the company. The $100,000 is divided into $80,000 for salary and $20,000 as advance compensation for not competing with us should Mr. England's agreement not be renewed or extended, or should his agreement be terminated according to its provisions. Mr. England is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of two years after the termination of his employment, Mr. England will not compete with us, nor solicit our employees or customers.

    Stonehouse Graphics (Pty) Limited entered into an agreement to employ Nolan Weight as its general manager for a term of two years. Mr. Weight's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Weight will be paid a base salary of South African Rands 200,000 per year, commencing from the closing of the purchase of the outstanding stock of Stonehouse.
Mr. Weight's base salary will be reviewed after one year. Additionally, Mr. Weight will be paid South African Rands 100,000 per year, for not competing with us should Mr. Weight's agreement not be renewed or extended, or should his agreement be terminated according to its provisions. Mr. Weight is eligible for cash bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of two years after the termination of his employment, Mr. Weight will not compete with us, nor solicit our employees or customers.

    Reginald Burrows is to be employed as a the vice president for a term of two years. Mr. Burrows's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Burrows will have a base salary in 1999 of $96,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Burrows's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this offering. Mr. Burrows is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Burrows will not compete with us, nor solicit our employees or customers.

    Greg E. Dukoff is to be employed as president of Jamberry Lake Digital Media, Inc. for a term of three years. Mr. Dukoff's employment will automatically be extended for additional one year periods unless he is terminated according to the terms of his employment agreement. Mr. Dukoff will have a base salary in 1999 of $120,000 per year. In any renewal period, his salary shall increase no less than 15%. Mr. Dukoff is eligible for a minimum cash bonus of $30,000 in any fiscal year that the gross revenues of Jamberry exceed $2.5 million. The agreement also grants Mr. Dukoff certain stock options.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation and our by-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Nevada General Statutes, except for liability for:

    - any breach of their duty of loyalty to us or our stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - unlawful payments of dividends or unlawful stock repurchases or redemptions;

    - any act or omission occurring prior to the date of our incorporation; and

    - any transaction from which the director derived an improper personal benefit.

    Our certificate of incorporation and by-laws also contain provisions that require us to indemnify our directors and permits us to indemnify our incorporators, directors and officers to the fullest extent permitted by Nevada law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                              CERTAIN TRANSACTIONS

    Since inception, we have borrowed working capital from time to time from our founding shareholder, Roger D. Finchum, Sr. During our fiscal year ended November 30, 1997, Mr. Finchum advanced the sum of $7,500 for working capital. During our fiscal year ended November 30, 1998, Mr. Finchum advanced a total of $580,975 in working capital. During that same fiscal year, we repaid a total of $510,470 of the advances made for that year to Mr. Finchum from the proceeds of our private placements and from our revenues during that period.

    These advances to us for working capital by Mr. Finchum were unsecured borrowings by us. At the end of each of the fiscal years we borrowed money, we entered into a form of promissory note in the amount of the advances outstanding at the end of each year. We entered into a promissory note dated November 30, 1997 in the amount of the advances due to Mr. Finchum at that date. We also entered into a promissory note dated November 30, 1998 in the amount of the cumulative advances due to Mr. Finchum at that date. Each note accrued interest at the rate of 7% per annum and are due on demand by the note holder.


    On December 3, 1999 we entered into an agreement for our acquisition of Jamberry Lakes Digital Media, Inc. with its sole shareholder, Jamberry Lakes, LLC, Greg E. Dukoff, one of our director-nominees is an officer and director of Jamberry Lakes Digital Media, Inc. and is the managing member of Jamberry Lake, LLC, the sole shareholder of Jamberry Lakes Media, Inc. In our agreement to acquire Jamberry Lakes Media, Inc., we agreed to pay $1,000,000 as follows:
125,000 of our shares of common stock at the completion of this public offering and an additional number of our shares having a value equal to 10% of the amount by which the average equity market capitalization exceeds $75,000,000 on each of the 30th, 60th and 90th day after the completion of this public offering. We are also required to make a monthly capital contribution to Jamberry Lakes Media, Inc. of $100,000 from August 15, 1999 until we close this public offering. At the date of this prospectus we have paid $245,000 to Jamberry under this agreement. With each payment of $100,000, 10% of Jamberry's shares are being placed in escrow for our benefit. If we do not close this public offering, we are entitled to receive 1% of the issued and outstanding stock of Jamberry for each $20,000 that we have paid to Jamberry under this agreement.


                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus. The information in this table provides the beneficial ownership for:

    - each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

    - each of our directors and director-nominees and executive officers; and

    - our executive officers and directors as a group.

    Unless otherwise indicated, the address of each beneficial owner is the same as our principal office location at 537 Myatt Drive, Madison, Tennessee 37115. Unless otherwise indicated, the individuals in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of warrants held by that person, but not those held by any other person, that are currently exercisable or exercisable within 60 days from the date of this prospectus.

                                                                            PERCENT BENEFICIALLY OWNED
NAMES AND ADDRESS OF                                 NUMBER OF SHARES    ---------------------------------
BENEFICIAL OWNER                                    BENEFICIALLY OWNED   BEFORE OFFERING   AFTER OFFERING*
--------------------                                ------------------   ---------------   ---------------
Roger D. Finchum, Sr..............................        2,511,668            62.9%            41.6%
Roger D. Finchum, Jr..............................          103,334             2.6%             1.7%
Erich Fischer.....................................           15,000             .37%             .25%
Lee Watson........................................           33,333             0.8%             .55%
William P. Jones..................................          166,667             4.1%             2.8%
Richard W. Weachter...............................        -0-                   -0-              -0-
Max Herzog........................................          408,000            10.1%             6.8%
SchlobPlatz 1
  D-83684
  Tegerrsee, Germany
All directors and executive officers as a group
  (5) persons)....................................        2,830,002            70.6%            46.9%

------------------------

*   After Offering Assumes 6,039,249 shares.

                           DESCRIPTION OF SECURITIES

GENERAL

    Our authorized capital stock consists of 24,000,000 shares of common stock, $.001 par value per share and 1,000,000 shares of preferred stock, $.001 par value per share, the rights and preferences of which may be established from time to time by our board of directors. As of December 1, 1999, there were 4,005,639 shares of our common stock issued and outstanding, and 33,610 shares of our preferred stock outstanding.

    The description of our securities are summaries and do not contain all the information that may be important to you. For more complete information, you should read our certificate of incorporation and all amendments, which are all filed as exhibits to the registration statement of which this prospectus forms a part.

    COMMON STOCK

    Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and there are no cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore, subject to any preferential dividend rights of any outstanding shares of preferred stock. Upon the liquidation, dissolution or winding up of us, holders of our common stock are entitled to share in our assets remaining after the payment of all liabilities and liquidation preferences on any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

    PREFERRED STOCK

    We have 33,610 shares of preferred stock outstanding. Our board of directors has the authority, without stockholder approval, to issue up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. The board may fix the rights, preferences, privileges and restrictions of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change of control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. We have no present plans to issue any shares of preferred stock.

    The holders of the issued and outstanding shares of preferred stock are entitled to receive dividends only as declared on a discretionary basis by the board of directors. Dividends, if any, payable on the preferred stock are in preference to dividends payable on the common stock and are non-cumulative. The holders of the outstanding preferred stock have a liquidation preference to holders of our common stock, which is an amount equal to $7.50 per share plus any declared but unpaid dividends.

    Two years after the date we issued our preferred stock, we may elect to redeem the outstanding preferred stock by paying the amount of the liquidation preference. Our outstanding preferred stock is automatically converted, on a one-for-one basis, in the event that we conduct and underwritten public offering of our common stock equal to or greater than $11.25 per share and the amount of the public offering exceeds $7,500,000. Holders of our outstanding preferred stock have voting rights in parity with our common stockholders.

    The holders of our outstanding preferred stock are entitled to piggyback registration rights on any registration statement filed by us after this public offering, subject to the right of our underwriters, in view of market conditions, to reduce the number of shares proposed to be registered in our subsequent public offerings. We have agreed to pay the expenses of two piggyback registrations, exclusive of underwriting discounts and special fees of counsel representing the selling shareholders. Expenses associated with any other registrations are to be borne pro rata among the selling shareholders and us, if we participate in the offering.

    COMMON STOCK PURCHASE WARRANTS

    We issued 33,610 common stock purchase warrants to our private placement investors, which are exercisable for a five-year term at a price of $5.00 per share of common stock. None of these warrants have been exercised as of the date of this prospectus. These warrants include provisions requiring an adjustment in the exercise price and the number in the event that we have a stock split, recapitalization or a similar event that alters our outstanding capitalization.

    THE UNDERWRITER'S WARRANTS

    In connection with the offering, we have agreed to issue and sell to the representative and/or its designees, at the closing of this offering, for nominal consideration, five year warrants to purchase 200,000 shares of common stock. The representative's warrants are exercisable at any time during a period of four years commencing at the beginning of the second year after their issuance and they are exercisable at a price that is equal to 165% of the initial public offering price of the common stock in this offering. The shares of common stock issuable upon exercise of the representative's warrants are identical to those offered to the public. The representative's warrants contain anti-dilution provisions providing for adjustment of the number of securities issuable upon the exercise of the warrants under certain circumstances, including stock dividends, stock splits, mergers, acquisitions and re-capitalization's. The holders of the representative's warrants will have no voting, dividend or other stockholder rights with respect to the warrants.

    We have agreed to provide the holders of the representative's warrants certain registration privileges. During the four year period beginning one year after the effective date of our registration statement, we have agreed to use our best efforts to register, on one occasion, all of the representative's warrants and all of the common stock to be issued upon exercise of the representative's warrants, when and if requested by the representative. Our agreement includes granting to the representative a one-time demand registration right covering the common stock during the four year period and maintaining the effectiveness of the registration statement for at least nine months, at our sole expense, except for commissions and selling brokers' costs. In addition to this one time demand registration right, we agreed to piggyback registration rights if requested by the representative, during the term of the representative's warrants, to include in our registration statement next filed, the shares of common stock underlying the representative's warrants for registration, and to maintain a current registration statement covering those shares for a 12 month period.

TRANSFER AGENT AND REGISTRAR

    We intend to make application to appoint American Stock Transfer & Trust Company, New York, New York as our transfer agent and registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no public market for any of our securities and there can be no assurance that a significant public market for any of our securities will be developed or sustained after this offering. Sales of substantial amounts of our common stock in the public market after this offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our securities and our ability to raise equity capital in the future.

    Upon completion of this offering, there will be 6,305,639 shares of our common stock outstanding, assuming the full exercise of the underwriter's over-allotment option. The 2,000,000 shares of common stock being offered by this prospectus, plus the 300,000 shares of our common stock if the overallotment option is exercised, will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.

    The remaining 4,005,639 shares of our common stock are considered "restricted securities" as defined in Rule 144. These shares were issued in private transactions and have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

    In general, under Rule 144, beginning 90 days after the completion of this offering, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

    - one percent, or approximately 600,000 shares following this offering, of the number of shares of our common stock then outstanding; or

    - the average weekly trading volume of our common stock during the four calendar weeks preceding the sale.

    Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

    Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    Beginning 90 days after the completion of this offering, shares of common stock issuable upon exercise of options granted by us prior to the effective date of the registration statement will be eligible for sale in the public market pursuant to Rule 701 under the Securities Act, subject to the lock-up agreements described below. In general, Rule 701 permits re-sales of shares issued under certain compensatory benefit plans commencing 90 days after the issuer becomes subject to the reporting requirements of the Securities Exchange Act in reliance upon Rule 144, but without compliance with restrictions, including the holding period requirements, contained in Rule 144.

    Our existing stockholders, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, they will not, without the prior written consent of Nutmeg Securities, Ltd.:

    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement, the form of which is filed as an exhibit to the registration statement filed with the Commission of which this prospectus is a part, the underwriters named below, severally and not jointly, have agreed through Nutmeg Securities, Ltd. as the representative of the underwriters, to purchase from us, and we have agreed to sell to the underwriters, the aggregate number of shares set forth opposite their respective names:

UNDERWRITERS                                                  NUMBER OF SHARES
------------                                                  ----------------
Nutmeg Securities, Ltd......................................
    Total:..................................................     2,000,000
                                                                 =========

    The underwriting agreement provides that the obligations of the several underwriters under that agreement are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from our counsel and our independent public accountants. The underwriters are committed to take and to pay for all of the shares offered hereby, if any are purchased. In the event of a default by any of the underwriters, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

    The underwriters will offer the shares to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may allow some dealers concessions of not more than $ per share. The underwriters also may allow, and those dealers may re-allow, a concession of not more than $ per share to some other dealers. The public offering price, concessions, and re-allowances may be changed after the completion of this offering.

    We granted to the underwriters an option, exercisable within 45 days after the effective date of the registration agreement, to purchase up to an additional 300,000 shares of common stock at the initial public offering price less the underwriting discounts and non-accountable expenses allowance. The underwriters may exercise this option only to cover over-allotments, if any. If any shares and/or warrants are purchased pursuant to this option, the underwriters will severally purchase the shares and/or warrants in approximately the same proportion as set forth above.

    We agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters and their controlling persons may be required to make in respect thereof.

    We also agreed to pay to the representative, a non-accountable expense allowance equal to three percent of the gross proceeds of this offering, $25,000 of which has been paid to date.

    We also agreed to pay all expenses in connection with qualifying the securities under the laws of those states that the representative may designate, including fees and expenses of counsel retained for these purposes by the representative, and the costs and expenses in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

    The representative of the underwriters has informed us that the underwriters do not expect sales of the shares offered by this prospectus to be made to discretionary accounts to exceed five percent of the total number of shares offered.

    Our existing stockholders, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, they will not, without the prior written consent of Nutmeg Securities, Ltd.:

    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

    We have agreed to issue and sell to the representative of the underwriters and/or its designees, for nominal consideration, five-year warrants to purchase 200,000 shares of our common stock. The representative's warrants are exercisable for a period of four years commencing one-year after the date of issuance at a price equal to 165% of the initial public offering price per share of common stock. The representative's warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares issuable upon exercise, upon the occurrence of certain events, including stock dividends, stock splits, and recapitalizations. The representative's warrants contain certain demand and piggyback registration rights relating to the shares of common stock issuable thereunder. For the life of the representative's warrants, the representative will have the opportunity to profit from a rise in the market price of our shares of common stock. The representative's warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.

    We agreed to grant the representative a right of first refusal to act as underwriter, placement agent or investment banker for a period of 12 months after the completion of this offering for any sale of securities made by us in transactions which are valued equal to or greater than $5,000,000 in the aggregate.

    We agreed that for two years from the completion of this offering, the representative may designate Daniel F. Guilfoile of Nutmeg Securities, Ltd. as an observer to the board of directors. This observer will have no voting privileges as a director but will be entitled to receive notice of our directors' meetings and a right to receive information considered by our board. The representative has not yet exercised this right to designate this observer. We have agreed to reimburse the board observer for all out-of-pocket expenses incurred in connection with the observer's attendance at meetings of our board of directors.

    Prior to this offering, there has been no public market for any of our securities. The initial public offering price of the shares offered hereby will be determined by negotiations between the representative and us. Among the factors considered in determining the price, include the prevailing market conditions, including the history of and the prospects for the industry in which the company competes, an assessment of our management, our prospects, and our capital structure. The offering price does not necessarily bear any relationship to our assets, results of operations or net worth. There can be no assurance that an active trading market will develop for any of the securities offered by this prospectus, or that such securities will trade in the public market at or above the initial public offering price.

    The representative, on behalf of the underwriters, may engage in over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. An over-allotment involves syndicate sales in excess of this offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the shares of common stock and/or warrants being offered so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock and warrants originally sold by the syndicate member are purchased in a syndicate covering transaction and penalty bids may cause the price of the shares of common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market System or otherwise, and if commenced, may be discontinued at any time. In addition, the underwriters may engage in passive market making transactions in our securities on the Nasdaq National Market System in accordance with Rule 103 of Regulation M. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities offered in this prospectus. These actions include purchasing the securities to cover some or all of a short position of any of the securities maintained by the representative and the imposition of penalty bids.

                                 LEGAL MATTERS

    The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gregory Bartko, Esq., of the Law Offices of Gregory Bartko, Atlanta, Georgia, and Lynch Rowin Novack Burnbaum & Crystal, P.C., New York, New York our legal counsel. Certain legal matters will be passed upon for the underwriters by Gersten, Savage & Kaplowitz, LLP, New York, New York.

                                    EXPERTS

    Our financial statements as of November 30, 1998 and for the year ended November 30, 1998 included in this prospectus have been so included in reliance on the report of Daszkal, Bolton & Manela, Certified Public Accountants, A Partnership of Professional Associations, Boca Raton, Florida independent auditors, given on the authority of such firm as experts in auditing and accounting.

    Our financial statements as of November 30, 1997 and for the year ended November 30, 1997 included in this prospectus have been so included in reliance on the report of Lee Watson, CPA, an independent auditor, of Nashville, Tennessee.

    The financial statements for Advertising That Works, Inc., 1199 MAC, Inc. d/b/a Magnum Digital Services, Inc., and Display Arts, Inc. for the two year period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of Daszkal, Bolton & Manela, Certified Public Accountants, A Partnership of Professional Associations, Boca Raton, Florida independent auditors, given on the authority of such firm as experts in auditing and accounting.

    The financial statements for Stonehouse Graphics (Pty), Ltd. for the two-year period ended February 28, 1998 and 1999 included in this prospectus have been so included in this prospectus in reliance on the report of Snyders & Co., Chartered Accounts S.A., independent public accountants, given on the authority of such firm as experts in auditing and accounting.


    The financial statements for Top Copy CC for the one-year period ended February 28, 1999 included in this prospectus have been so included in this prospectus in reliance on the report by H J Hugo and Associates, Chartered Accountants S.A., independent public accountants, given on the authority of such firm as experts in auditing and accounting.



    The financial statements for the Virtual Color Group for the one-year period ended February 28, 1999 included in this prospectus have been so included in this prospectus in reliance on the report by PricewaterhouseCoopers, independent public accountants, given on the authority of such firm as experts in auditing and accounting.

                              COLORSMART.COM, INC.
                             F/K/A COLORSMART, INC.

                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1998

                                    AND FROM

               FEBRUARY 2, 1997 (INCEPTION) TO NOVEMBER 30, 1997

                               TABLE OF CONTENTS


Independent Auditor's Report................................   F-3 - F-4

Financial Statements:

Balance Sheets as of November 30, 1998 and 1997, and
  unaudited for the Nine Months Ended August 31, 1999 and
  1998......................................................         F-5

Statements of Operations for the Year Ended November 30,
  1998, the period from February 2, 1997 (inception) to
  November 30, 1997, and unaudited for the Nine Months Ended
  August 31, 1999 and 1998..................................         F-6

Statements of Changes in Stockholders' Equity for the Year
  Ended November 30, 1998, the period from February 2, 1997
  (inception) to November 30, 1997, and unaudited for the
  Nine Months Ended August 31, 1999 and 1998................         F-7

Statements of Cash Flows for the Year Ended November 30,
  1998, the period from February 2, 1997 (inception) to
  November 30, 1997, and unaudited for the Nine Months Ended
  August 31, 1999 and 1998..................................         F-8

Notes to Financial Statements...............................  F-9 - F-14

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Colorsmart.com, Inc.

    We have audited the accompanying balance sheet of Colorsmart.com, Inc. (f/k/a Colorsmart, Inc.) as of November 30, 1998, and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colorsmart.com, Inc., as of November 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
May 21, 1999

                          CERTIFIED PUBLIC ACCOUNTANT
                              3822 WHITLAND AVENUE
                           NASHVILLE, TENNESSEE 37205
                                  615-383-2650

                           ACCOUNTANTS' AUDIT REPORT

THE BOARD OF DIRECTORS
COLORSMART, INC.

    I have audited the accompanying balance sheet of ColorSmart, Inc. as of November 30, 1997, and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ColorSmart, Inc. as of November 30, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ LEE WATSON
  ------------------------------------------------------------------------------
                                          Lee Watson
                                          Certified Public Accountant

Nashville, Tennessee
February 6, 1998

                              COLORSMART.COM, INC.
                                 BALANCE SHEETS

                                                NOVEMBER 30,   NOVEMBER 30,         AUGUST 31,
                                                    1998           1997          1999        1998
                                                ------------   ------------   ----------   ---------
                                                                                   (UNAUDITED)
                                               ASSETS
Current Assets:
  Cash........................................    $     408      $ 33,529     $    3,903   $  42,708
  Accounts receivable.........................       10,910            --             --       8,000
  Inventories.................................       15,500         7,765         17,000      13,000
  Loans receivable -- other...................           --            --             --          --
                                                  ---------      --------     ----------   ---------
    Total current assets......................       26,818        41,294         20,903      63,708
                                                  ---------      --------     ----------   ---------
Property and equipment, net:..................      268,729       193,735        447,691     243,601
                                                  ---------      --------     ----------   ---------
Other Assets:
  Security deposits...........................        3,875           250         51,530       3,875
  Acquisition Costs...........................           --            --        301,535          --
                                                  ---------      --------     ----------   ---------
    Total other assets........................        3,875           250        353,065       3,875
                                                  ---------      --------     ----------   ---------
    Total Assets..............................    $ 299,422      $235,279     $  821,659   $ 311,184
                                                  =========      ========     ==========   =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................    $   3,000      $ 65,204     $       --   $      --
  Checks outstanding in excess of bank
    balance...................................        8,410            --             --          --
  Accrued expenses............................       12,630         1,960          4,329       5,255
  Current maturities of notes payable.........        3,489         3,000        116,690      13,119
  Current maturities of capital leases........        7,566            --         73,757          --
  Notes payable, stockholder..................       78,005         7,500         73,548      40,261
                                                  ---------      --------     ----------   ---------
    Total current liabilities.................      113,100        77,664        268,324      58,635
                                                  ---------      --------     ----------   ---------
  Note payable, net of current portion........       10,174        13,602             --          --
  Capital lease obligations, net of current
    portion...................................       35,430            --         37,154          --
                                                  ---------      --------     ----------   ---------
    Total long term liabilities...............       45,604        13,602         37,154          --
                                                  ---------      --------     ----------   ---------
Stockholders' equity:
  Common stock, $.001 par value; authorized
    24,000,000 shares; 3,326,583 and 2,452,288
    shares issued and outstanding in 1998 and
    1997, respectively........................        3,329         2,492          4,006       3,329
  Preferred stock, $.001 par value; authorized
    1,000,000 shares, 0 shares issued and
    outstanding...............................           --            --             --          --
  Additional paid-capital.....................      531,952       228,165      1,267,733     539,222
  Accumulated deficit.........................     (394,563)      (86,644)      (755,558)   (290,002)
                                                  ---------      --------     ----------   ---------
    Total stockholders' equity................      140,718       144,013        516,181     252,549
                                                  ---------      --------     ----------   ---------
    Total liabilities and stockholders'
      equity..................................      299,422       235,279        821,659     311,184
                                                  =========      ========     ==========   =========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                            STATEMENTS OF OPERATIONS

                                                            FEBRUARY 2, 1997      NINE MONTHS ENDED
                                              YEAR ENDED      (INCEPTION)            AUGUST 31,
                                             NOVEMBER 30,   TO NOVEMBER 30,    -----------------------
                                                 1998             1997            1999         1998
                                             ------------   ----------------   ----------   ----------
                                                                                     (UNAUDITED)
Net sales..................................   $  127,191       $      513      $   57,351   $   98,856
Costs of goods sold........................       63,886               --          19,927       48,997
                                              ----------       ----------      ----------   ----------
Gross profit...............................       63,305              513          37,424       49,859
General and administrative expenses........      370,304           87,157         388,459      253,595
                                              ----------       ----------      ----------   ----------
Loss from operations.......................     (306,999)         (86,644)       (351,035)    (203,736)
                                              ----------       ----------      ----------   ----------
Other income (expense):
  Interest income..........................        1,140               --              --        1,117
  Interest expense.........................       (2,060)              --          (9,960)        (739)
                                              ----------       ----------      ----------   ----------
    Total other income (expense)...........         (920)              --          (9,960)         378
                                              ----------       ----------      ----------   ----------
Net loss...................................   $ (307,919)      $  (86,644)     $ (360,995)  $ (203,358)
                                              ==========       ==========      ==========   ==========
Net loss per share (basic and diluted).....   $    (0.10)      $    (0.04)     $    (0.10)  $    (0.07)
                                              ----------       ----------      ----------   ----------
Weighted average common shares
  outstanding..............................    2,956,787        2,492,288       3,455,023    2,956,787
                                              ==========       ==========      ==========   ==========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                               COMMON STOCK       ADDITIONAL
                                           --------------------    PAID-IN     ACCUMULATED
                                            SHARES      AMOUNT     CAPITAL       DEFICIT       TOTAL
                                           ---------   --------   ----------   -----------   ---------
Balance, December 1, 1996................         --    $   --    $      --     $      --    $      --
Common stock issued......................  2,492,288     2,492      228,165            --      230,657
Net loss - 1997..........................         --        --           --       (86,644)     (86,644)
                                           ---------    ------    ---------     ---------    ---------
Balance, November 30, 1997...............  2,492,288     2,492      228,165       (86,644)     144,013
Issuance of common stock.................    836,295       837      357,382            --      358,219
Stock issuance costs.....................         --        --      (53,595)           --      (53,595)
Net loss - 1998..........................         --        --           --      (307,919)    (307,919)
                                           ---------    ------    ---------     ---------    ---------
Balance, November 30, 1998...............  3,328,583    $3,329    $ 531,952     $(394,563)   $ 140,718

(UNAUDITED):
Issuance of common stock.................    677,056       677      850,848            --      851,525
Stock issuance cost......................         --        --     (115,067)           --     (115,067)
Net loss - August 31, 1999...............         --        --           --      (360,995)    (360,995)
                                           ---------    ------    ---------     ---------    ---------
Balance, August 31, 1999.................  4,005,639     4,006    1,267,733      (755,558)     516,181
                                           =========    ======    =========     =========    =========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                            STATEMENTS OF CASH FLOWS

                                                             FEBRUARY 2, 1997       NINE MONTHS ENDED
                                              YEAR ENDED        (INCEPTION)            AUGUST 31,
                                             NOVEMBER 30,     TO NOVEMBER 30     -----------------------
                                                 1998              1997             1999         1998
                                             -------------   -----------------   ----------   ----------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net loss.................................   $ (307,919)       $  (86,644)      $ (360,995)  $ (203,358)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization........       55,367                --           26,000       36,911
  Changes in assets and liabilities:
  (Increase) decrease in:
      Accounts receivable..................      (10,910)               --           10,910       (8,000)
      Inventory............................       (7,735)           (7,765)          (1,500)      (5,235)
      Security deposits....................       (3,625)             (250)         (47,655)      (3,625)

  Increase (decrease) in:
      Accounts payable.....................      (62,204)           65,205           (3,000)     (65,204)
      Accrued expenses.....................       10,670             1,960           (8,301)       3,295
      Checks in excess of bank balances....        8,410                --           (8,410)          --
                                              ----------        ----------       ----------   ----------
Net cash used by operating activities......     (317,946)          (27,494)        (392,951)    (245,216)
                                              ----------        ----------       ----------   ----------

Cash flows from investing activities:
      Acquisition costs....................           --                --         (301,535)          --
      Purchase of property and equipment...      (86,778)         (177,132)        (204,962)     (86,776)
                                              ----------        ----------       ----------   ----------
Net cash used by investing activities......      (86,778)         (177,132)        (506,497)     (86,776)
                                              ----------        ----------       ----------   ----------

Cash flows from financing activities:
      Issuance of common stock, net........      304,625           230,655          736,458      311,894
      Repayment of capital leases..........         (587)               --               --           --
      Proceeds from capital leases.........           --                --           67,915           --
      Repayment of note payable............       (2,940)           (1,397)              --       (3,484)
      Borrowings of notes payable..........           --             1,397          103,027           --
      Increase (decrease) in stockholder
        loan...............................       70,505             7,500           (4,457)      32,761
                                              ----------        ----------       ----------   ----------
Net cash provided by financing
  activities:..............................      371,603           238,155          902,943      341,171
                                              ----------        ----------       ----------   ----------

Net increase (decrease) in cash............      (33,121)           33,529            3,495        9,179

Cash at beginning of period................       33,529                --              408       33,529
                                              ----------        ----------       ----------   ----------
Cash at end of period......................   $      408        $   33,529       $    3,903   $   42,708
                                              ==========        ==========       ==========   ==========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Colorsmart.com, Inc. (the "Company") specializes in digital imaging, the sale of stock photographic images and large format digital printing. The Company is focusing on Internet commerce, but also provides textile-printing services. Customers are primarily wholesale to the trade. The Company has been in this business since 1997. Prior to its formation as a corporation, the Company existed as a partnership that began on February 2, 1997.

    On December 28, 1998, the Company changed its name from Colorsmart, Inc., to Colorsmart.com, Inc.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line method, one half years over the estimated useful lives of three to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. The Company incurred approximately $5,700 in advertising costs during the year ended November 30, 1998.

UNAUDITED INTERIM INFORMATION

    The information presented as of August 31, 1999 and 1998, and for the nine-month periods ended August 31, 1999 and 1998, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of August 31, 1999 and 1998, and the results of its operations and its cash flows for the nine months ended August 31, 1999 and 1998, and the stockholder's equity for the nine months ended August 31, 1999.

                              COLORSMART.COM, INC.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                           1998        1997
                                                         ---------   --------
Software...............................................  $   9,139   $  9,139
Leasehold improvements.................................      5,100         --
Equipment..............................................    285,847    160,586
Automobile.............................................     24,010     24,010
                                                         ---------   --------
    Total property and equipment.......................  $ 324,096   $193,735
Less: accumulated depreciation.........................     55,367         --
                                                         ---------   --------
    Property and equipment, net........................  $ 268,729   $193,735
                                                         =========   ========

    Depreciation expense for the year ended November 30, 1998 was $55,367.

NOTE 4--RELATED PARTY TRANSACTIONS

    At November 30, 1998, the Company had an outstanding payable to a stockholder in the amount of $78,005, payable on demand.

    The transactions involving the stockholder/officer are summarized below:

                                                           1998        1997
                                                         ---------   --------
Balance at December 1, 1997............................  $   7,500   $     --
Advances to company....................................    580,975      7,500
Repayment to stockholder/officer.......................   (510,470)        --
                                                         ---------   --------
Balance at November 30, 1998...........................  $  78,005   $  7,500
                                                         =========   ========

NOTE 5--NOTE PAYABLE

    The Company has an automobile note payable with a bank requiring monthly payments of $379 through May 2002. The loan accrues interest at 8.75% and is collateralized by the automobile.

                                                           1998        1997
                                                         ---------   --------
Note payable...........................................  $  13,663   $ 16,602
Less: current portion..................................     (3,489)    (3,000)
                                                         ---------   --------
    Total..............................................  $  10,174   $ 13,602
                                                         =========   ========

                              COLORSMART.COM, INC.

NOTE 5--NOTE PAYABLE (CONTINUED)

    Maturities of notes payable are as follows:

YEARS ENDED
NOVEMBER 30,
------------
1999........................................................  $  3,489
2000........................................................     3,807
2001........................................................     4,154
2002........................................................     2,213
                                                              --------
    Total...................................................  $ 13,683
                                                              ========

NOTE 6--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized. Details of the capitalized leased assets are as follows:

                                                             1998       1997
                                                           --------   --------
Equipment................................................  $ 43,584   $    --
Less: accumulated amortization...........................    (4,358)
                                                           --------   -------
    Total................................................  $ 39,226   $    --
                                                           ========   =======

    The Company leases it's facility under an operating lease with a term of three years, payable in monthly installments. Total lease expense for the year ended November 30, 1998 was $38,454.

    At November 30, 1998, the future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                                CAPITAL    OPERATING
NOVEMBER 30,                                                LEASES     LEASES
------------                                               --------   ---------
1999.....................................................  $ 14,331    $42,000
2000.....................................................    13,724     42,000
2001.....................................................    11,904     14,000
2002.....................................................    11,904         --
2003.....................................................    11,904         --
                                                           --------    -------
Total minimum lease payments.............................  $ 63,767    $98,000
                                                                       =======
Less: amount representing interest.......................   (20,771)
                                                           --------
Present value of net minimum lease payments..............    42,996
Less: current maturities.................................    (7,566)
                                                           --------
  Long-term obligation...................................  $ 35,430
                                                           ========

                              COLORSMART.COM, INC.

NOTE 7--STOCKHOLDERS EQUITY

COMMON STOCK ISSUED FOR CASH

    During the year ended November 30, 1998, the Company issued 836,295 shares (after reverse split) of common stock. The price of the stock ranged from $0.10 per share to $1.00 per share. The total amount obtained from the issuance of these common shares was $304,624, net of $53,595 cost of issuance.

    Subsequent to November 30, 1998, the company issued 173,950 shares of common stock through a Regulation D offering, and issued an additional 503,106 shares of common stock to date. The total amount obtained from the issuance of these shares was $964,664 net of $113,817 cost of issuance.

REVERSE STOCK SPLIT

    On December 28, 1998, the Company's Board of Directors authorized a 1-for-3 reverse stock split effective December 28, 1998, for stockholders on record on December 28, 1998. This resulted in a reduction in the number of shares of common stock.

NOTE 8--CONCENTRATION OF CREDIT RISK

    The Company maintains its cash in what it believes to be credit worthy financial institutions. The balances, at times, may exceed federally insured limits. At November 30, 1998, the Company was within the insured limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes its trade accounts receivable exposure is limited.

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments approximates the fair market value, due to their short-term maturities and interest rates.

NOTE 10--INCOME TAXES

    Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes. There are no significant temporary or permanent differences between the financial statement income and taxable income. Sources of temporary differences and the resulting tax assets and liabilities are as follows:

                                                              DEFERRED TAX
                                                                 ASSETS
                                                              ------------
Net operating loss carryforwards............................
  Federal and State.........................................    $ 307,919
Applicable tax rate (34% Federal, 6% State).................          40%
                                                                  123,167
Valuation allowance.........................................    $(123,167)
                                                                ---------
Amount per balance sheet....................................    $      --
                                                                =========

                              COLORSMART.COM, INC.

NOTE 10--INCOME TAXES (CONTINUED)

    The provision (benefit) for income taxes consist of the following:

                                                            1998       1997
                                                          --------   --------
Current.................................................  $     --   $     --
Deferred................................................  $     --   $     --

    The Company has a net operating loss carryover of $307,919, which expires in 2013. The Company existed as a partnership prior to its reorganization as a corporation on November 30, 1997. Therefore, no provision for income taxes has been made for the period ended November 30, 1997.

NOTE 11--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    The following is supplemental information of cash flow information for the periods ended November 30, 1998 and the period February 2, 1997 (inception) through November 30, 1997.

                                                                                           NINE MONTHS
                                                                       FEBRUARY 2,            ENDED
                                                                          1997             AUGUST 31,
                                                       YEAR ENDED      (INCEPTION)         (UNAUDITED)
                                                      NOVEMBER 30,   TO NOVEMBER 30,   -------------------
                                                          1998            1997           1999       1998
                                                      ------------   ---------------   --------   --------
Cash paid during the year for:
  Interest..........................................     $ 2,060         $    --        $9,960      $739
                                                         -------         -------        ------      ----
Non cash transactions affecting investing and
  financing activities:
  Equipment acquired under capital lease............     $43,584         $    --        $   --      $ --
                                                         -------         -------        ------      ----
  Equipment acquired under note payable.............     $    --         $16,603        $   --      $ --
                                                         -------         -------        ------      ----

NOTE 12--MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS

    As shown in the accompanying financial statements, the Company incurred a net loss of $307,919 during the year ended November 30, 1998. The ability of the Corporation to continue as a going concern is dependent on the successful completion of the Company's initial public offering or raising additional capital. The financial statements do not include any adjustments that might be necessary if the Corporation is unable to continue as a going concern. The Company has completed a private placement and raised $964,664 as of May 31, 1999.

NOTE 13--ACQUISITIONS

    The Company has entered into ten (10) separate agreements to acquire unrelated corporations within the printing industry. These acquisitions are contingent upon the successful completion of the Company's initial public offering, which is planned for fiscal year ending 1999. There can be no assurance that the initial public offering will be successful, which would materially adversely affect the Company's ability to close these acquisitions.

    In September 1998, the Company executed a definitive agreement to purchase all of the outstanding common shares of Advertising That Works, Inc. As consideration, the Company will pay $1,500,000 in cash to the shareholder of Advertising That Works, Inc. The acquisition will be accounted for as a purchase and

                              COLORSMART.COM, INC.

NOTE 13--ACQUISITIONS (CONTINUED)

the results of operations will be included in the consolidated financial statements beginning with the date of closing.

    Additionally in September 1998, the Company executed an agreement to purchase all of the common stock of Magnum Digital Services Corporation. As consideration, the Company will pay $775,000 in cash and issue 66,667 shares of Colorsmart.com, Inc., common stock. The value of the stock will be determined when the transaction is closed and is contingent on the Company successfully completing the initial public offering. In addition, approximately $275,000 of the cash will be used to reduce the outstanding liabilities of Magnum Digital Services. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements beginning with the date of closing.

    In October 1998, the Company entered into an agreement to purchase all of the common stock of Stonehouse Graphics (Pty), Ltd., a South African graphics printing company. In consideration, the Company will pay approximately $2,500,000 and is contingent upon the successful completion of the initial public offering. Approximately $816,992 of the cash paid to acquire Stonehouse Graphics will be used to retire certain liabilities of Stonehouse Graphics. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements beginning with the date of closing.

    In May 1999, the Company agreed to purchase Top Copy CC, a South African printing company for approximately $430,000 in cash of which approximately $30,000 will be used to pay off Top Copy CC's outstanding liabilities and is contingent upon the initial public offering. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In June 1999, the Company agreed to acquire Display Arts, Inc., for approximately $1,300,000 of which approximately $300,000 will be used to retire the outstanding liabilities of Display Arts, Inc., the purchase will be contingent upon the successful initial public offering. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In 1999 the Company agreed to purchase Jamberry Lake Digital Media, Inc., for approximately $1,000,000 and is contingent upon the successful completion of the initial public offering. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In 1999 the Company agreed to purchase Virtual Colour Group, Pty (Limited) for approximately $1,800,000 and is contingent upon the successful completion of the initial public offering. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the Consolidated Financial Statements at the date of closing.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                               TABLE OF CONTENTS


Independent Auditor's Report................................         F-17

Financial Statements:

  Balance Sheets as of December 31, 1998 and 1997 and
    unaudited at August 31, 1999 and 1998...................         F-18

  Statements of Operations for the Years Ended December 31,
    1998 and 1997 and unaudited for the eight months ended
    August 31, 1999 and 1998................................         F-19

  Statements of Changes in Stockholder's Equity (Deficit)
    for the Years Ended December 31, 1998 and 1997 and
    unaudited for the eight months ended August 31, 1999 and
    1998....................................................         F-20

  Statements of Cash Flows for the Years Ended December 31,
    1998 and 1997 and unaudited for the eight months ended
    August 31, 1999 and 1998................................         F-21

Notes to Financial Statements...............................  F-22 - F-24

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
1199 MAC, Inc.
d/b/a Magnum Digital Services
Coconut Creek, Florida

    We have audited the accompanying balance sheets of 1199 MAC, Inc. d/b/a Magnum Digital Services as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1199 MAC, Inc. d/b/a Magnum Digital Services, as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
April 2, 1999

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                                 BALANCE SHEETS

                                                   DECEMBER 31,                 AUGUST 31,
                                             -------------------------   -------------------------
                                                1998          1997          1999          1998
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
                                              ASSETS
Current Assets:
  Cash.....................................  $     3,942   $     7,132   $     2,919   $    12,786
  Accounts receivable......................       71,614       138,021        53,348        74,457
  Inventories..............................        8,000         8,000            --         8,000
                                             -----------   -----------   -----------   -----------
    Total curent assets....................       83,556       153,153        56,267        95,243
                                             -----------   -----------   -----------   -----------
Property and equipment, net: ..............      287,258       422,819       221,971       337,957
                                             -----------   -----------   -----------   -----------
Other Assets:
  Note receivable..........................       12,538         3,558        12,538        11,429
  Security deposits........................        3,977         3,053         3,977         3,977
                                             -----------   -----------   -----------   -----------
      Total other assets...................       16,515         6,611        16,515        15,406
                                             -----------   -----------   -----------   -----------
    Total Assets...........................  $   387,329   $   582,583   $   294,753   $   448,606
                                             ===========   ===========   ===========   ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Obligations under capital leases.........  $   107,548   $   101,863   $   106,735   $   116,607
  Current maturities of long-term debt.....        4,538         1,217        32,330        13,543
  Accounts payable.........................      138,200        36,505       174,462       111,544
                                             -----------   -----------   -----------   -----------
    Total current liabilities..............      250,286       139,585       313,527       241,694
                                             -----------   -----------   -----------   -----------
Obligations under capital leases...........      278,618       388,112       227,078       349,749
Long term debt.............................        5,247            --         3,672            --
                                             -----------   -----------   -----------   -----------
    Total long term debt...................      283,865       388,112       230,750       349,749
                                             -----------   -----------   -----------   -----------
Stockholders' equity (deficit):
  Common stock, $1.00 par value; 7,000
    shares authorized; 1,000 shares issued
    and outstanding........................        1,000         1,000         1,000         1,000
  Additioal paid-in capital................    1,854,050     1,701,178     1,952,341     1,739,768
  Accumulated deficit......................   (2,001,872)   (1,647,292)   (2,202,865)   (1,883,605)
                                             -----------   -----------   -----------   -----------
    Total stockholders' equity (deficit)...     (146,822)       54,886      (249,524)     (142,837)
                                             -----------   -----------   -----------   -----------
    Total liabilities and stockholders'
      equity...............................  $   387,329   $   582,583   $   294,753   $   448,606
                                             ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                            STATEMENTS OF OPERATIONS

                                                    YEARS ENDED             EIGHT MONTHS ENDED
                                                   DECEMBER 31,                 AUGUST 31,
                                             -------------------------   -------------------------
                                                1998          1997          1999          1998
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
Net sales..................................  $   608,891   $   459,947   $   349,904   $   431,618
Costs of goods sold........................      454,976       331,884       273,483       302,476
                                             -----------   -----------   -----------   -----------
Gross profit...............................      153,915       128,063        76,421       129,142
                                             -----------   -----------   -----------   -----------
General and administrative expenses........      484,325       468,181       258,126       349,157
Loss from operations.......................     (330,410)     (340,118)     (181,705)     (220,015)
                                             -----------   -----------   -----------   -----------
Other income (expense):
  Interest income                                    351         1,663           790            --
  Interest expense                               (24,521)      (40,476)      (20,078)      (16,298)
  Loss on disposal of equipment............           --       (28,199)           --            --
                                             -----------   -----------   -----------   -----------
    Total other expense....................      (24,170)      (67,012)      (19,288)      (16,298)
Loss before income taxes...................     (354,580)     (407,130)     (200,993)     (236,313)
Provision for income taxes.................           --            --            --            --
                                             -----------   -----------   -----------   -----------
Net loss...................................  $  (354,580)  $  (407,130)  $  (200,993)  $  (236,313)
                                             ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.

                         D/B/A/ MAGNUM DIGITAL SERVICES

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                               COMMON STOCK       ADDITIONAL
                                            -------------------    PAID-IN     ACCUMULATED
                                             SHARES     AMOUNT     CAPITAL      (DEFICIT)      TOTAL
                                            --------   --------   ----------   -----------   ---------
Balance, January 1, 1997..................   1,000      $1,000    $1,402,244   $(1,240,162)  $ 163,082
Capital contribution......................      --          --       298,934            --     298,934
Net loss--1997............................      --          --            --      (407,130)   (407,130)
                                             -----      ------    ----------   -----------   ---------
Balance, December 31, 1997................   1,000       1,000     1,701,178    (1,647,292)     54,886
Capital contribution......................      --          --       152,872            --     152,872
Net loss--1998............................      --          --            --      (354,580)   (354,580)
Balance, December 31, 1998................   1,000      $1,000    $1,854,050   $(2,001,872)  $(146,822)
UNAUDITED
Net loss--August 31, 1999.................      --          --            --      (200,993)   (200,993)
Capital contribution......................      --          --        98,291            --      98,291
                                             -----      ------    ----------   -----------   ---------
Balance--August 31, 1999..................   1,000      $1,000    $1,952,341   $(2,202,865)  $(249,524)
                                             =====      ======    ==========   ===========   =========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.
                         D/B/A MAGNUM DIGITAL SERVICES

                            STATEMENTS OF CASH FLOWS

                                                        YEARS ENDED         EIGHT MONTHS ENDED
                                                       DECEMBER 31,             AUGUST 31,
                                                   ---------------------   ---------------------
                                                     1998        1997        1999        1998
                                                   ---------   ---------   ---------   ---------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net (loss).....................................  $(354,580)  $(470,130)  $(200,993)  $(236,313)
  Adjustments to reconcile net loss to net
    cash (used) by operating activities:
      Depreciation and amortization..............    152,097     147,399      68,288     101,398
      Net loss on disposal of fixed assets.......         --      28,199          --          --
  Changes in assets and liabilities:
  (Increase) decrease in:
      Inventory..................................         --          --       8,000          --
      Accounts receivable........................     66,407    (138,021)     18,266      63,564
      Notes receivable...........................     (8,980)     57,906          --      (7,871)
      Security deposits..........................       (924)         --          --        (924)
  Increase (decrease) in:
      Accounts payable...........................    101,695      33,020      36,262      75,039
                                                   ---------   ---------   ---------   ---------
Net cash (used) by operating activities..........    (44,285)   (278,627)    (70,177)     (5,107)
                                                   ---------   ---------   ---------   ---------

Cash flows from investing activities:
  Purchase of property and equipment.............     (2,961)    (43,285)     (3,000)     (4,210)
                                                   ---------   ---------   ---------   ---------

Cash flows from financing activities:
  Capital contribution...........................    152,872     298,934      98,291      38,590
  Repayment of capital leases....................   (103,809)         --     (52,353)    (23,619)
  Proceeds from capital leases...................         --      32,152          --          --
  Repayment of long-term debt....................     (5,007)     (4,290)         --      (1,199)
  Proceeds from long-term debt...................         --          --      26,216       1,199
                                                   ---------   ---------   ---------   ---------
Net cash provided by financing activities:.......     44,056     326,796      72,154      14,971
                                                   ---------   ---------   ---------   ---------

Net increase (decrease) in cash..................     (3,190)      4,884      (1,023)      5,654

Cash at beginning of year........................      7,132       2,248       3,942       7,132
                                                   ---------   ---------   ---------   ---------

Cash at end of year..............................  $   3,942       7,132       2,919      12,786
                                                   =========   =========   =========   =========

                See accompanying notes to financial statements.

                            MAGNUM DIGITAL SERVICES

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    1199 MAC, Inc. d/b/a Magnum Digital Services (the "Company") specializes in large format digital printing worldwide. The Company also provides textile-printing services. Customers are primarily wholesale to the trade. The Company has been in this business since 1996.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                          1998        1997
                                                        ---------   ---------
Equipment.............................................  $  27,517   $  27,009
Equipment under capital lease.........................    137,987     619,560
Automobile............................................    483,388          --
  Total property and equipment........................     16,190      13,321
                                                        ---------   ---------
                                                          665,082     659,890
Less: accumlated depreciation.........................   (377,824)   (237,071)
                                                        ---------   ---------
  Property and equipment, net.........................  $ 287,258   $ 422,819
                                                        =========   =========

    Depreciation and amortization expense for the years ended December 31, 1998 and 1997, was $152,097 and $147,399, respectively.

                            MAGNUM DIGITAL SERVICES

NOTE 4--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized. Details of the capitalized leased assets are as follows:

                                                            1998       1997
                                                          --------   --------
Equipment...............................................  $483,388   $483,388
Less: accumulated amortization..........................   260,154    130,022
                                                          --------   --------
  Total.................................................  $223,234   $353,366
                                                          ========   ========

    The Company leases it's facility under an operating lease with a term of three years, payable in monthly installments. Total lease expense for the years ended December 31, 1998 and 1997, was $27,104 and $26,275, respectively.

    At December 31, 1998, the future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                               CAPITAL    OPERATING
DECEMBER 31,                                              LEASESE     LEASES
------------                                              --------   ---------
1999....................................................  $129,124    $28,188
2000....................................................   113,099     29,316
2001....................................................   112,379         --
2002....................................................    77,342         --
                                                          --------    -------
                                                          $431,944    $57,504
                                                          ========    =======
Total minimum lease payments
Less: amount reprsenting interest.......................    45,778
                                                          --------
Present value of net minimum lease payments.............   386,166
Less: current maturities................................   107,548
                                                          --------
  Long-term obligation..................................  $278,618
                                                          ========

NOTE 5--INCOME TAXES

    The Company has an unused net operating loss carryforward of $1,910,044 available for use on its future corporate federal and state income tax returns. The net operating loss carryforward originated from December 31, 1987 to December 31, 1998. Expiration occurs from 2002 through 2013. The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using the 34% federal and 5.5% state income tax rates.

                                                          1998        1997
                                                        ---------   ---------
DEFERRED TAX ASSET:
  Tax benefit of net operating loss...................  $ 754,467   $ 614,408
  Less: valuation allowance...........................   (745,467)   (614,408)
                                                        ---------   ---------
Deferred tax asset....................................  $      --   $      --
                                                        =========   =========

                            MAGNUM DIGITAL SERVICES

NOTE 6--LONG-TERM DEBT

    Note payable of $9,785 consists of a note payable to Navy Federal Credit Union with monthly payments of $420 including interest at 6.9% until December 2000. An automobile secures this note.

    Maturities of long-term debt are as follows:

1999................................................   $4,538
2000................................................   $5,247

NOTE 7--MANAGEMENT'S PLAN AND ACQUISITION

    As shown in the accompanying financial statements, the Corporation incurred a net loss of $354,580 during the year ended December 31, 1998, and $407,130 for the year ended December 31, 1997. The ability of the corporation to continue as a going concern is dependent on the Company being successfully acquired by Colorsmart, Inc. The Company has entered into a stock and asset purchase agreement with Colorsmart, Inc. Colorsmart shall deliver at closing the sum of $500,000 to the sole shareholder, and Colorsmart will pay the balances due on all outside equipment leases, not to exceed $275,000. Further, Colorsmart shall also deliver 200,000 of Colorsmart ordinary shares to the sole shareholder of 1199 MAC, Inc. d/b/a Magnum Digital Services, Inc.

NOTE 8--SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow information for the year ended December 31, 1998 and 1997 is as follows:

                                                             1998       1997
                                                           --------   --------
Cash payment for interest................................  $24,571    $ 40,476
                                                           -------    --------

    Non-cash transactions affecting investing and financing activities:

Equipment acquired under capital lease...................  $    --    $205,561
                                                           =======    ========
Refinancing of note payable..............................  $13,525    $     --
                                                           =======    ========

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments approximates the fair market value, due to their short-term maturities and interest rates.

                          ADVERTISING THAT WORKS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                               TABLE OF CONTENTS


Independent Auditor's Report................................               F-27

Financial Statements:

  Balance Sheets as of December 31, 1998 and 1997 and
    unaudited at
    August 31, 1999 and 1998................................               F-28

  Statements of Operations for the Years Ended December 31,
    1998 and 1997 and
    unaudited for the eight months ended August 31, 1999 and
    1998....................................................               F-29

  Statements of Changes in Stockholder's Equity for the
    Years Ended December 31, 1998 and 1997 and unaudited
    for the eight months ended August 31, 1999 and 1998.....               F-30

  Statements of Cash Flows for the Years Ended December 31,
    1998 and 1997 and unaudited for the eight months ended
    August 31, 1999 and 1998................................               F-31

Notes to Financial Statements...............................         F-32--F-33

                                  [LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Advertising That Works, Inc.
East Point, Georgia

    We have audited the accompanying balance sheets of Advertising That Works, Inc. as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advertising That
Works, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
April 16, 1999

                          ADVERTISING THAT WORKS, INC.

                                 BALANCE SHEETS

                                                          YEARS ENDED           AUGUST 31,
                                                         DECEMBER 31,           (UNAUDITED)
                                                      -------------------   -------------------
                                                        1998       1997       1999       1998
                                                      --------   --------   --------   --------
                                            ASSETS

Current Assets:
  Cash..............................................  $  8,384   $  9,231   $ 12,387   $ 16,438
  Accounts receivable...............................    65,270    145,047     81,087    104,195
  Inventories.......................................    47,085         --     73,287     87,414
                                                      --------   --------   --------   --------

    Total current assets............................   120,739    154,276    166,761    208,047
                                                      --------   --------   --------   --------

Property and equipment, net.........................    25,357      6,522     27,800      4,523
                                                      --------   --------   --------   --------

    Total Assets....................................  $146,096   $160,800   $194,561   $212,570
                                                      ========   ========   ========   ========

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable..................................  $ 61,138   $ 49,270   $ 90,303   $102,174
  Due to stockholder................................    44,962     59,407     16,692     82,406
                                                      --------   --------   --------   --------

    Total current liabilities.......................   106,100    108,677    106,995    184,580
                                                      --------   --------   --------   --------

Stockholder's equity:
  Common stock, no par value; 100,000 shares
    authorized; 500 shares issued and outstanding...    15,574     15,574     15,574     15,574
  Retained earnings.................................    24,422     36,549     71,992     12,416
                                                      --------   --------   --------   --------

      Total stockholder's equity....................    39,996     52,123     87,566     27,990
                                                      --------   --------   --------   --------

      Total liabilities and stockholder's equity....  $146,096   $160,800   $194,561   $212,570
                                                      ========   ========   ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                            STATEMENTS OF OPERATIONS

                                                                             EIGHT MONTHS ENDED
                                                          YEARS ENDED            AUGUST 31,
                                                         DECEMBER 31,            (UNAUDITED)
                                                     ---------------------   -------------------
                                                       1998        1997        1999       1998
                                                     --------   ----------   --------   --------
Net Sales..........................................  $967,275   $1,137,760   $535,082   $653,337
Costs of goods sold................................   594,211      740,571    265,281    414,417
                                                     --------   ----------   --------   --------
Gross profit.......................................   373,064      397,189    269,801    238,920
                                                     --------   ----------   --------   --------
General and administrative expenses................   390,438      292,118    223,609    259,274
Income (loss) from operations......................   (17,374)     105,071     46,192    (20,354)
                                                     --------   ----------   --------   --------
Other income (expense):
  Interest Income..................................       111          144      1,746      5,666
  Miscellaneous income.............................     5,547           --         --         --
  Interest expense.................................      (411)      (4,990)      (368)    (9,445)
                                                     --------   ----------   --------   --------
    Total other income (expense)...................     5,247       (4,846)     1,378     (3,779)
                                                     --------   ----------   --------   --------
Net income (loss)..................................  $(12,127)  $  100,225   $ 47,570   $(24,133)
                                                     ========   ==========   ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             COMMON STOCK            RETAINED
                                                          -------------------   -------------------
                                                           SHARES     AMOUNT    EARNINGS    TOTAL
                                                          --------   --------   --------   --------
Balance, January 1, 1997................................    500      $15,574    $     --   $ 15,574
Shareholder distributions...............................      0            0     (63,676)   (63,676)
Net income--1997........................................     --           --     100,225    100,225
                                                            ---      -------    --------   --------
Balance, December 31, 1997..............................    500       15,574      36,549     52,123
Net loss--1998..........................................     --           --     (12,127)   (12,127)
                                                            ---      -------    --------   --------
Balance, December 31, 1998..............................    500       15,574      24,422     39,996
UNAUDITED:
Net income, August 31, 1999.............................     --           --      47,570     47,570
                                                            ---      -------    --------   --------
Balance, August 31, 1999................................    500      $15,574    $ 71,992   $ 87,566
                                                            ===      =======    ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                            STATEMENTS OF CASH FLOWS

                                                          YEARS ENDED        EIGHT MONTHS ENDED
                                                          DECEMBER 31,           AUGUST 31,
                                                      --------------------   -------------------
                                                        1998       1997        1999       1998
                                                      --------   ---------   --------   --------
                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income.................................   (12,127)    100,225     47,570    (24,133)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation....................................    17,513      16,443      4,543      2,000
  Changes in assets and liabilities:
  (Increase) decrease in:
    Accounts receivable.............................    79,777    (145,047)   (15,817)    40,852
    Inventory.......................................   (47,085)         --    (26,202)   (87,414)
  Increase (decrease) in:
    Accounts payable................................    11,868      49,270     29,163     52,903
                                                      --------   ---------   --------   --------
Net cash provided (used) by operating activities:       49,946      20,891     39,257    (15,792)
                                                      --------   ---------   --------   --------
Cash flows from investing activities:
  Purchase of property and equipment................   (36,348)    (22,965)    (6,984)        --
                                                      --------   ---------   --------   --------
Cash flows from financing activities:
  Shareholder advances..............................        --      59,407         --     22,999
  Shareholder distributions.........................   (14,445)    (63,676)   (28,270)        --
  Issuance of common stock..........................        --      15,574         --         --
                                                      --------   ---------   --------   --------
Net cash provided (used) by financing activities....   (14,445)     11,305    (28,270)    22,999
Net cash increase (decrease)........................      (847)      9,231      4,003      7,207
                                                      --------   ---------   --------   --------
Cash, beginning of period...........................     9,231          --      8,384      9,231
                                                      --------   ---------   --------   --------
Cash, end of period.................................  $  8,384   $   9,231   $ 12,387   $ 16,438
                                                      ========   =========   ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest........................................  $    411   $   4,990   $    368   $  9,445
                                                      ========   =========   ========   ========

                 See accompanying notes to financial statements

                          ADVERTISING THAT WORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Advertising That Works, Inc. (the "Company") specializes in finishing custom and blank banners, screen and digital printing, worldwide. The Company derives a majority of its revenue through the sale of materials and blank banners to retail sign stores. Their customers are primarily wholesale to the trade.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the production of banners, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

INCOME TAXES

    Advertising That Works, Inc., with the consent of its' stockholder, has elected to be taxed under S corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of this entity is reflected by the stockholder on his personal income tax return.

                          ADVERTISING THAT WORKS, INC.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                            1998       1997
                                                          --------   --------
Leasehold improvements..................................  $    595   $     --
Equipment...............................................    53,219     17,463
Automobile..............................................     5,500      5,500
                                                          --------   --------
  Total property and equipment..........................    59,314     22,963
Less: accumulated depreciation..........................   (33,957)   (16,441)
                                                          --------   --------
  Property and equipment, net...........................  $ 25,357   $  6,522
                                                          ========   ========

    Depreciation expense for the years ended December 31, 1998 and 1997 was $17,513 and $16,443, respectively.

NOTE 4--ACQUISITION

    The Company has entered in to a stock and asset purchase agreement with Colorsmart, Inc. Colorsmart shall deliver at closing the sum of $1,500,000 to the sole shareholder.

NOTE 5--DUE TO STOCKHOLDER AND RELATED PARTY

    The stockholder has lent money to the Company as required. At December 31, 1998 and 1997, the Company owes the stockholder $44,962 and $59,407, respectively. The note is due on demand and currently non-interest bearing.

    The Company leases its operating facility from the stockholder; the term of the lease is one year, payable in monthly installments of $2,700. At
December 31, 1998 and 1997, rent expense was $33,402 and $27,800, respectively.

                               DISPLAY ARTS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                               TABLE OF CONTENTS


Independent Auditor's Report................................               F-36

Financial Statements:

  Balance Sheets as of December 31, 1998 and 1997 and
    unaudited at August 31, 1999 and 1998...................               F-37

  Statements of Operations for the Years Ended December 31,
    1998 and 1997 and unaudited for the eight months ended
    August 31, 1999 and 1998................................               F-38

  Statements of Changes in Stockholder's Equity (Deficit)
    for the Years Ended December 31, 1998 and 1997 and
    unaudited for the eight months ended August 31, 1999
    and 1998................................................               F-39

  Statements of Cash Flows for the Years Ended December 31,
    1998 and 1997 and unaudited for the eight months ended
    August 31, 1999 and 1998................................               F-40

Notes to Financial Statements...............................         F-41--F-45

                                  [LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Display Arts, Inc.
Nashville, Tennessee

    We have audited the accompanying balance sheets of Display Arts, Inc., as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Display Arts, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
May 26. 1999

                               DISPLAY ARTS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                         DECEMBER 31,           AUGUST 31,
                                                      -------------------   -------------------
                                                        1998       1997       1999       1998
                                                      --------   --------   --------   --------
                                                                                (UNAUDITED)
Current Assets:
  Cash..............................................  $ 25,139   $    422   $ 45,385   $ 24,918
  Accounts receivable, less allowance of $31,900 in
    1998 and $23,128 in 1997........................   249,728    245,075    146,005    208,241
  Inventories.......................................    19,385     18,475     29,385     28,475
                                                      --------   --------   --------   --------
    Total current assets............................   294,252    263,972    220,775    261,634
                                                      --------   --------   --------   --------
Property and equipment, net.........................   243,276    296,592    197,544    308,247
                                                      --------   --------   --------   --------

Other Assets:
  Security deposits.................................    15,414      6,075     16,977      6,179
  Deferred income taxes.............................    20,031     46,439     51,441     21,509
                                                      --------   --------   --------   --------
    Total other assets..............................    35,445     52,514     68,418     27,688
                                                      --------   --------   --------   --------
    Total Assets....................................  $572,973   $613,078   $486,737   $597,569
                                                      ========   ========   ========   ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Due to shareholder................................  $187,542   $178,535   $187,542   $178,259
  Obligations under capital leases..................    55,495     56,767     32,737     56,232
  Current maturities of long-term debt..............    27,621     25,003     31,846     28,828
  Line of credit....................................    31,774     48,338         --     55,037
  Accounts payable..................................    82,738     47,435     73,916     29,026
  Accrued expenses..................................     3,237     16,382     68,028     40,014
                                                      --------   --------   --------   --------
    Total current liabilities.......................   388,407    372,460    394,069    387,396
                                                      --------   --------   --------   --------

  Obligations under capital leases..................       813     56,345         --     19,150
  Long term debt....................................   128,334    155,915    106,029    124,530
  Deferred rent.....................................     7,397     10,261         --         --
                                                      --------   --------   --------   --------
    Total long term debt............................   136,544    222,521    106,029    143,680
                                                      --------   --------   --------   --------

Stockholders' equity (deficit):
  Common stock, $.10 par value; 100 shares
    authorized, issued and outstanding..............        10         10         10         10
  Additional paid-in capital........................       990        990        990        990
  Retained earnings (deficit).......................    47,022     17,097    (14,361)    65,493
                                                      --------   --------   --------   --------
    Total stockholders' equity (deficit)............    48,022     18,097    (13,361)    66,493
                                                      --------   --------   --------   --------
    Total liabilities and stockholders equity
      (deficit).....................................  $572,973   $613,078   $486,737   $597,569
                                                      ========   ========   ========   ========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

                            STATEMENTS OF OPERATIONS

                                                      YEARS ENDED           EIGHT MONTHS ENDED
                                                     DECEMBER 31,               AUGUST 31,
                                                -----------------------   -----------------------
                                                   1998         1997         1999         1998
                                                ----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
Net Sales.....................................  $1,660,753   $1,306,718   $  969,316   $1,053,234
Costs of goods sold...........................     812,563      695,954      506,610      470,439
                                                ----------   ----------   ----------   ----------
Gross profit..................................     848,190      610,764      462,706      582,795
General and administrative expenses...........     770,986      693,228      544,873      491,530
                                                ----------   ----------   ----------   ----------
Income (Loss) from operations.................      77,204      (82,464)     (82,167)      91,265
                                                ----------   ----------   ----------   ----------
Other income (expense):
  Miscellaneous income........................       4,764        1,353          655          570
  Interest expense............................     (25,635)     (55,012)     (10,871)     (18,509)
  Loss on disposal of equipment...............          --       (1,360)          --           --
                                                ----------   ----------   ----------   ----------
    Total other expense.......................     (20,871)     (55,019)     (10,216)     (17,939)
Income (loss) before income taxes.............      56,333     (137,483)     (92,383)      73,326
Provision (benefit) for income taxes..........      26,408      (46,439)     (31,000)      24,930
                                                ----------   ----------   ----------   ----------
Net income (loss).............................  $   29,925   $  (91,044)  $  (61,383)  $   48,396
                                                ==========   ==========   ==========   ==========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                    COMMON STOCK       ADDITIONAL   RETAINED
                                                 -------------------    PAID-IN     EARNINGS
                                                  SHARES     AMOUNT     CAPITAL     (DEFICIT)    TOTAL
                                                 --------   --------   ----------   ---------   --------
Balance, January 1, 1997.......................    100        $10         $990      $108,141    $109,141

Net loss - 1997................................     --         --           --       (91,044)    (91,044)
                                                   ---        ---         ----      --------    --------

Balance, December 31, 1997.....................    100         10          990        17,097      18,097

Net income - 1998..............................     --         --           --        29,925      29,925
                                                   ---        ---         ----      --------    --------

Balance, December 31, 1998.....................    100         10          990        47,022      48,022

(UNAUDITED):

Net loss - August 31, 1999.....................     --         --           --       (61,383)    (61,383)
                                                   ---        ---         ----      --------    --------

Balance, August 31, 1999.......................    100        $10         $990      $(14,361)   $(13,361)
                                                   ===        ===         ====      ========    ========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.
                            STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED        EIGHT MONTHS ENDED
                                                         DECEMBER 31,           AUGUST 31,
                                                     --------------------   -------------------
                                                       1998       1997        1999       1998
                                                     --------   ---------   --------   --------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................  $ 29,925   $ (91,044)  $(61,383)  $ 48,396
  Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
  Depreciation and amortization....................    79,303      96,027     45,732     21,602
  Deferred income taxes............................    26,408     (46,439)   (31,410)    24,930
  Net loss on disposal of fixed assets.............        --       1,360         --         --
  Changes in assets and liabilities:
  (Increase) decrease in:
      Inventory....................................      (910)      7,719    (10,000)   (10,000)
      Accounts receivable..........................    (4,657)   (111,573)   103,723     36,834
      Security deposits............................    (9,339)     18,660     (1,563)      (104)
  Increase (decrease) in:
      Accounts payable.............................    35,303      19,883     (8,822)   (18,409)
      Accrued expenses.............................   (13,145)    (25,095)    64,791     23,632
      Deferred rent................................    (2,864)     10,261     (7,397)   (10,261)
                                                     --------   ---------   --------   --------
Net cash provided (used) by operating activities...   140,024    (120,241)    93,671    116,620
                                                     --------   ---------   --------   --------
Cash flows from investing activities:
  Purchase of property and equipment...............   (25,983)    (74,924)        --    (33,257)
                                                     --------   ---------   --------   --------
Cash flows from financing activities:
  Shareholder advances (distributions).............     9,007      30,662         --       (276)
  Repayment of line of credit......................   (16,564)     (3,610)   (31,774)        --
  Proceeds from line of credit.....................        --      51,948         --      6,699
  Repayment of capital leases......................   (56,804)    (50,327)   (23,571)   (37,730)
  Proceeds from capital leases.....................        --      33,603         --         --
  Repayment of long-term debt......................   (24,963)    (19,082)   (18,080)   (27,560)
  Proceeds from long-term debt.....................        --     115,000         --         --
                                                     --------   ---------   --------   --------
Net cash provided (used) by financing
  activities:......................................   (89,324)    158,194    (73,425)   (58,867)
                                                     --------   ---------   --------   --------
Net increase (decrease) in cash....................    24,717     (36,971)    20,246     24,496
                                                     --------   ---------   --------   --------
Cash, beginning of period..........................       422      37,393     25,139        422
                                                     --------   ---------   --------   --------
Cash, end of period................................  $ 25,139   $     422   $ 45,385   $ 24,918
                                                     ========   =========   ========   ========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Display Arts, Inc., is a Nashville, Tennessee based design firm and digital service bureau that serves clients with a balance of management, creative and technical skills. The Company specializes in the creation of high impact, affordable graphics and displays utilizing state-of-the-art methods and equipment. All work is handled in-house to provide the highest quality and quick turnaround.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

    INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

    INCOME TAXES

    The Company accounts for income taxes under SFAS 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Current income tax expense represents the tax payable for the period. The deferred income tax expense (benefit) represents the change during the period in the balance of deferred taxes.

                               DISPLAY ARTS, INC.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                          1998        1997
                                                        ---------   ---------
Equipment.............................................  $  19,145   $  16,521
Equipment under capital lease.........................    350,601     327,629
Automobile............................................    188,027     188,027
    Total property and equipment......................     13,990      13,990
                                                        ---------   ---------
                                                          571,763     546,167
Less: accumulated depreciation and amortization.......   (328,487)   (249,575)
                                                        ---------   ---------
    Property and equipment, net.......................  $ 243,276   $ 296,592
                                                        =========   =========

    Depreciation and amortization expense for the years ended December 31, 1998 and 1997, was $79,303 and $96,027, respectively.

NOTE 4--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized.

    Details of the capitalized leased assets are as follows:

Equipment.............................................  $ 188,027   $ 188,027
Less: accumulated amortization........................    (79,024)    (50,461)
                                                        ---------   ---------
    Total.............................................  $ 109,003   $ 137,566
                                                        =========   =========

    The Company has four facilities located throughout Tennessee. The Company leases it's facilities under operating leases with terms of three to five years, payable in monthly installments. Total lease expense for the years ended December 31, 1998 and 1997, was $80,674 and $72,640, respectively.

    At December 31, 1998, the future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                              CAPITAL    OPERATING
DECEMBER 31,                                             LEASES      LEASES
------------                                            ---------   ---------
1999..................................................  $  59,798   $ 117,751
2000..................................................        823     117,751
2001..................................................         --     117,751
2002..................................................         --     103,433
2003..................................................         --      57,607
                                                        ---------   ---------
                                                        $  60,621   $ 514,293
                                                                    =========
Total minimum lease payments
Less: amount representing interest....................      4,313
                                                        ---------
Present value of net minimum lease payments...........     56,308
Less: current maturities..............................    (55,495)
                                                        ---------
    Long-term obligation..............................  $     813
                                                        =========

                               DISPLAY ARTS, INC.

NOTE 5--INCOME TAXES

    The provision (benefit) for income taxes is as follows:

                                                             1998       1997
                                                           --------   --------
Taxes currently payable..................................  $    --    $     --
Deferred income benefit taxes............................   26,408     (46,439)
Change in beginning valuation allowance..................       --          --
                                                           -------    --------
Provision (benefit) for income taxes.....................  $26,408    $(46,439)
                                                           =======    ========

    Reconciliation of the Federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                                             1998       1997
                                                           --------   --------
Computed at the Statutory rates..........................  $19,153    $(46,475)
Increase (decrease) resulting from:
  Non-deductible expenses................................    5,723       1,102
State income taxes, net of federal income tax benefit....    1,532      (1,066)
                                                           -------    --------
Net operating loss carryforward..........................  $26,408    $(46,439)
                                                           =======    ========

    The components of the deferred tax asset were as follows at December 31,:

                                                            1998       1997
                                                          --------   --------
Net operating loss carryforward.........................  $ 18,137   $ 48,392
Allowance for bad debts.................................    13,398      9,714
                                                          --------   --------
    Total deferred tax asset............................    31,535     58,106

Deferred tax liabilities:
  Depreciation expense..................................   (11,504)   (11,667)
                                                          --------   --------
Net deferred tax asset..................................    20,031     46,439
                                                          --------   --------
Valuation allowance:
  Beginning of year.....................................        --         --
  Decrease (increase) during year.......................        --         --
  Ending balance........................................        --         --
                                                          --------   --------
Net deferred taxes......................................  $ 20,031   $ 46,439
                                                          ========   ========

    At December 31, 1998 and 1997, the Company has unused net operating loss carryforwards of approximately $51,918 and $120,808, respectively, expiring primarily in 2013 and 2012, which is available for use on its future corporate Federal and State tax returns.

NOTE 6--BORROWINGS

    The note payable of $155,955 and $180,918 at December 31, 1998 and 1997, respectively, consists of a note payable to a financial institution with monthly payments of $3,498 including interest at 10% until August 2003. This note is personally guaranteed by the shareholder of the corporation.

                               DISPLAY ARTS, INC.

NOTE 6--BORROWINGS (CONTINUED)

    Maturities of long-term debt are as follows:

                                                                1998
                                                              --------
1999........................................................  $ 27,621
2000........................................................    30,523
2001........................................................    33,708
2002........................................................    37,328
2003........................................................    26,735
                                                              --------
    Total...................................................  $155,915
                                                              ========

    Revolving line-of-credit:

    In August of 1996, the Company secured a revolving line-of-credit allowing for maximum borrowing of $50,000. The loan bears interest at prime rate plus three percent (10.75% at December 31, 1998 and 11.50% at December 31, 1997) and is due on demand. The line-of-credit is collateralized by the Company's accounts receivables, inventory and equipment. Approximately $18,000 is available under this line-of-credit at December 31, 1998.

NOTE 7--ACQUISITION

    The Company has entered in to a stock and asset purchase agreement with Colorsmart.com, Inc., whereas Colorsmart.com, Inc. shall acquire 100% of the Company's stock. Colorsmart.com, Inc. shall deliver at closing approximately $1,300,000. The closing of the deal is contingent upon the successful initial public offering by Colorsmart.com, Inc.

NOTE 8--SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow information for the years ended December 31, 1998 and 1997 are as follows:

                                                             1998       1997
                                                           --------   --------
Cash payment for interest................................  $25,635    $ 43,348
                                                           =======    ========

    Non-cash transactions affecting investing and financing activities:

                                                             1998       1997
                                                           --------   --------
Equipment acquired under capital lease...................  $    --    $121,028
                                                           =======    ========

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    THE CARRYING VALUE OF THE COMPANY'S FINANCIAL INSTRUMENTS APPROXIMATES THE FAIR MARKET VALUE, DUE TO THEIR SHORT-TERM MATURITIES AND INTEREST RATES.

                               DISPLAY ARTS, INC.

NOTE 10--DUE TO SHAREHOLDER

    The majority shareholder has lent money to the Company as needed. At December 31, 1998 and 1997, the Company owes the shareholder $187,542 and $178,535, respectively. The note is due on demand and bears interest at 10%. In 1998, interest on this note was deferred.

NOTE 11--LITIGATION

    The Company is party from time-to-time to various legal proceedings. None of these proceedings are expected to have a material impact on its financial position or results of operations.

NOTE 12--SUBSEQUENT EVENT

    In January 1999, the Company entered into a five year operating lease, with options to renew for three consecutive five year terms. The lease is for 3,700 square feet of office space, calling for $22,200 of annual rent.

                       STONEHOUSE GRAPHICS (PTY) LIMITED

                        REGISTRATION NUMBER 97/19446/07

                          ANNUAL FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                       STONEHOUSE GRAPHICS (PTY) LIMITED

                        REGISTRATION NUMBER 97/19446/07

                          ANNUAL FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

CONTENTS                                                            PAGE
--------                                                      -----------------

Report of the independent auditors..........................               F-48

Director's report...........................................               F-49

Income statement............................................               F-51

Balance sheet...............................................               F-52

Cash flow statement.........................................               F-53

Notes to the annual financial statements....................         F-55--F-59

Detailed income statement...................................               F-60

APPROVAL OF ANNUAL FINANCIAL STATEMENTS

    The annual financial statements which appear on pages 3 to 10 have been approved by the board of directors and are signed on its behalf by:

----------------------------

DIRECTOR

Germiston
30 March 1999

                       REPORT OF THE INDEPENDENT AUDITORS

To the members of Stonehouse Graphics (Proprietary) Limited

    We have audited the annual financial statements set out on pages 3 to 9. These financial statements are the responsibility of the company's directors while our responsibility is to report thereon.

    We conducted our audit in accordance with generally accepted auditing standards which require that we plan and carry out the audit to obtain reasonable assurance that fair presentation is achieved in the financial statements in all material respects. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

    In our opinion these financial statements fairly present the financial position of the company at 28 February 1999, and the results of its operations and cash flow information for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Companies Act.

    The supporting schedule set out on page 10 does not form part of the financial statements and is presented solely for the information of the shareholders. We have not audited this schedule and accordingly we do not express an opinion on it.

/s/ SNYDERS & CO.
Snyders & Company
Chartered Accountants (SA)
Boksburg
30 March 1999.

STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

DIRECTORS' REPORT
FOR THE YEAR ENDED 28 FEBRUARY 1999

The directors present their annual report which forms part of the audited annual financial statements of the company for the year ended 28 February 1999.

1. DIRECTOR AND SECRETARY

    N P Weight
    No secretary has been appointed
    The company's business and postal addresses are as follows:
    150 Fleming Road
    Meadowdale Extension
    Germiston
    PO Box 75539
    Gardenview
    2047.

2. PRINCIPAL ACTIVITIES OF THE COMPANY

    The principal activities of the company during the year were digital printing, screenprinting and sign making.

3. OPERATING RESULTS

    The company incurred a loss of R3 892 for the year (1998: loss of R600 658 after taxation).

4. REVIEW OF OPERATIONS

REVENUE:

    The company has achieved a record turnover of R10.9 million for the year, which is more that double the R4.6 million recorded in 1998. The rapid growth is partly due to the improved trading conditions, but significant growth was obtained through the installation of two new NUR printing machines. These came on line in March and November respectively, and the full benefit will therefore only accrue in the next financial year. The company has also achieved growth in its export markets, and further improvements are forecast.

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    The company recorded a loss of R3 892, compared to a loss of R599 727 in 1998. This remarkable improvement was achieved after writing off depreciation of R1 058 403 (1998: R257 900) and finance charges of R903 210 (1998: R298 541).
The increase in finance charges arose from the finance leases raised to fund capital expenditure. The director has deemed it prudent to write off the goodwill of R50 000 since no value can be placed on this asset.

TAXATION

    No provision has been made for taxation since the company did not earn taxable income.

5. SHARE CAPITAL

    There were no changes to the authorised and issued share capital of the company during the financial year.

6. EVENTS SUBSEQUENT TO BALANCE SHEET DATE

    The director is not aware of any matter or circumstance arising since the end of the financial year, not otherwise dealt with in the annual financial statements, which significantly affect the financial position of the company or the results of its operations.

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                                INCOME STATEMENT

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                               NOTES        1999        1998R
                                                              --------   ----------   ---------
                                                                             R            R
Revenue.....................................................    1.2      10 978 829   4 563 261

Cost of sales...............................................              4 133 527   1 982 586
                                                                         ----------   ---------

Gross profit................................................              6 845 302   2 580 675

Other income................................................                111 964      81 725
                                                                         ----------   ---------

                                                                          6 957 266   2 642 400

Operating costs.............................................              6 057 948   2 943 586
                                                                         ----------   ---------

Profit/(loss) on ordinary activities before interest........                899 318    (301 186)

Financing costs.............................................      3         903 210     298 541
                                                                         ----------   ---------

Net loss before taxation....................................                 (3 892)   (599 727)

Taxation....................................................      4               0         931
                                                                         ----------   ---------

Net loss for the year.......................................                 (3 892)   (600 658)

Retained earnings at beginning of the year..................               (576 306)     24 352
                                                                         ----------   ---------

Accumulated loss at end of the year.........................               (580 198)   (576 306)
                                                                         ----------   ---------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                                 BALANCE SHEET

                              AT 28 FEBRUARY 1999

                                                               NOTES        1999        1998
                                                              --------   ----------   ---------
                                                                             R            R
CAPITAL EMPLOYED

Share capital...............................................      5             100         100

Accumulated loss............................................               (580 198)   (576 308)
                                                                         ----------   ---------
Shareholder's interest......................................               (580 098)   (576 208)

Shareholder's loan..........................................      6         306 125     372 747

Long-term liabilities.......................................      7       4 398 683     564 761
                                                                         ----------   ---------
                                                                          4 124 710     361 302
                                                                         ----------   ---------

EMPLOYMENT OF CAPITAL

Property, plant and equipment...............................      9       5 131 426     753 887
Investment..................................................     10         125 000
Goodwill....................................................                             50 000

Current assets..............................................     --         457 515     135 800
  Inventories...............................................     --       1 413 125     520 804
  Debtors...................................................     11             788         980
  Cash on hand..............................................              1 871 428     657 584

Current liabilities.........................................              3 003 144   1 100 169
  Creditors.................................................     12       1 921 824     686 132
  Taxation..................................................                 20 272      20 272
  Bank overdraft............................................      8       1 061 048     413 785

Net current liabilities.....................................             (1 131 716)   (442 585)
                                                                         ----------   ---------
                                                                          4 124 710     361 302
                                                                         ----------   ---------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                              CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                                NOTE        1999        1998
                                                              --------   ----------   --------
                                                                             R           R
CASH UTILISED IN OPERATING ACTIVITIES
Cash generated by operations................................     1        1 982 015    104 180
Cash generated by decrease/(increase) in working capital....     2         (629 033)   295 526
                                                                         ----------   --------
Cash generated from operating activities....................              1 352 982    399 706
Interest paid...............................................               (903 210)  (298 541)
Taxation paid...............................................                      0       (875)
                                                                         ----------   --------
Net cash inflow from operating activities...................                449 772    100 290

CASH UTILISED IN INVESTING ACTIVITIES
Investment to maintain operations:
Purchase of fixed assets....................................             (5 505 910)  (203 463)
Proceeds on disposal of fixed assets........................                 95 874     51 300
Investment in timeshare.....................................               (125 000)
                                                                         ----------   --------
Net cash outflow from investing activities..................             (5 535 236)  (152 163)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase/(decrease) in long term liabilities................              4 504 611    (66 884)
Increase in shareholder's loan..............................                (66 622)   (76 159)
                                                                         ----------   --------
Net cash inflow from financing activities...................              4 437 969   (143 043)
                                                                         ----------   --------
Net decrease in cash and cash equivalents...................               (647 475)  (194 916)
Cash and cash equivalents at beginning of year..............               (412 785)  (217 869)
                                                                         ----------   --------
Cash and cash equivalents at end of year....................             (1 060 280)  (412 785)
                                                                         ----------   --------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

NOTES TO THE CASH FLOW STATEMENT


1.   Cash generated by operations
     Operating profit before interest............................    899 318   (301 186)
     Adjustment for: Depreciation................................  1 058 403    257 900
     Goodwill written off........................................     50 000
     (Profit)/Loss on sale and scrapping of assets...............    (25 706)   147 466
                                                                   ---------   --------
                                                                   1 982 015    104 180
                                                                   ---------   --------
2.   Cash utilised to increase working capital...................
     (Increase)/decrease in inventories..........................   (321 715)     3 583
     (Increase)/decrease in debtors..............................   (892 321)   109 884
     Increase in creditors.......................................    585 003    181 949
                                                                   ---------   --------
                                                                    (629 033)   295 526
                                                                   ---------   --------
3.   Taxation paid
     Outstanding at beginning of the year........................    (20 272)   (20 216)
     Amount charged to the income statement......................          0       (931)
     Outstanding at end of the year..............................     20 272     20 272
                                                                   ---------   --------
     Taxation paid...............................................          0       (875)
                                                                   ---------   --------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                    NOTES TO THE ANNUAL FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

1.  ACCOUNTING POLICIES

    The Financial statements are prepared on the historical cost basis and incorporate the following principal accounting policies which are consistent with the previous year.

1.1  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less depreciation. Depreciation has been calculated on the straight line method at rates appropriate to reduce assets to net realisable value over their expected useful lives, as follows:

Computer equipment..........................................  3 years
Plant and machinery.........................................  4 years
Furniture and fittings......................................  6 years
Motor vehicles..............................................  4 years

1.2  TURNOVER

    Turnover comprises the invoiced value of sales in respect of trading operations and excludes value added tax.

1.3  INVENTORIES

    Inventories are valued at the lower of cost and net realisable value.

1.4  LEASED ASSETS

    Assets leased in terms of finance lease agreements are capitalised. Capitalised leased assets are depreciated on the straight line method at rates considered appropriate to reduce book values to estimated residual values over their useful lives. Lease finance charges are amortised over the duration of the lease by the effective interest method. All costs relating to operating leases are charged to income as incurred.

1.5  DEFERRED TAXATION

    Deferred taxation is calculated on the comprehensive liability method. It arises due to timing differences of taxation allowances on fixed assets in the calculation of taxable income.

2.  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    Profit on ordinary activities before taxation is arrived at after taking into account the following items:

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Auditors' remuneration
     - Audit fees................................................     15 000      10 500
     - Other services............................................      1 500       2 000
     - Expenses..................................................      1 500
     - Underprovision in prior year..............................      1 400
                                                                   ---------   ---------
                                                                      17 900      12 500
                                                                   ---------   ---------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

2.  PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION (CONTINUED)

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Depreciation
     - Computer equipment........................................     63 244      17 248
     - Plant and equipment.......................................    868 633     157 651
     - Furniture and fittings....................................     12 951       5 083
     - Motor vehicles............................................    113 575      77 918
                                                                   ---------   ---------
                                                                   1 058 403     257 900
                                                                   ---------   ---------
     Directors' emoluments
     - For managerial services...................................    464 296     188 670
                                                                   ---------   ---------
     Rentals in respect of operating leases
     - Land and buildings........................................    351 708     205 915
     - Plant and equipment.......................................     32 704      16 212
                                                                   ---------   ---------
                                                                     384 412     222 127
                                                                   ---------   ---------

3.  FINANCING COSTS

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     - Interest paid.............................................    147 343      63 826
     - Finance lease cost........................................    755 867     234 715
                                                                   ---------   ---------
                                                                     903 210     298 541
                                                                   ---------   ---------

4.  TAXATION

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Under-provision in prior years..............................                    931

     No provision has been made for current taxation as the
     company did not earn any taxable income. The estimated
     assessable loss available for set off against future taxable
     income is...................................................    355 563     379 653
     No provision has been made for deferred taxation as any
     possible liability will be offset by the taxation loss.

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

5.  SHARE CAPITAL

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Authorised:
     1000 Ordinary shares of R1 each.............................      1 000       1 000
                                                                   ---------   ---------
     Issued:
     100 Ordinary shares of R1 each..............................        100         100
                                                                   ---------   ---------

6.  SHAREHOLDER'S LOAN

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Balance at beginning of the year............................    372 747     448 906
     Advances....................................................    560 142     291 619
     Repayments..................................................   (626 764)   (367 778)
                                                                   ---------   ---------
     Balance at the end of the year..............................    306 125     372 747
                                                                   ---------   ---------
     The loan is unsecured, interest free and has no fixed date for repayment.

7.  LONG-TERM LIABILITIES

                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
     Liabilities under capitalised finance lease agreements
     Total liabilities...........................................  8 056 235   1 034 478
     Less: Deferred interest.....................................  2 829 357     312 211
                                                                   ---------   ---------
                                                                   5 228 878     722 267
     Less: Current portion repayable by 28 February 2000             828 195     157 506
     transferred to current liabilities..........................
                                                                   ---------   ---------
                                                                   4 398 683     564 761
                                                                   ---------   ---------
     The loans bear interest at a rate linked to the prime rate, currently about 23%, and are repayable in monthly
     installments of R 171 747 (1998: R27 003) including
     interest, continuing until 2003.

8.  BANK OVERDRAFT

    The bank overdraft facility has been secured by a cession of the trade debtors and personal guarantees by the shareholder.

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                    NOTES TO THE ANNUAL FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

9. PROPERTY, PLANT AND EQUIPMENT

                                          COMPUTER    PLANT AND    FURNITURE     MOTOR
                                          EQUIPMENT   EQUIPMENT    & FITTINGS   VEHICLES     TOTAL
                                          ---------   ----------   ----------   --------   ----------
                                              R           R            R           R           R
1999
Carrying value at 28 February 1998......    51 745       405 451     52 940      243 751      753 887
  At cost...............................   102 520       825 356     86 197      418 290    1 212 372
  Accumulated depreciation..............   (50 784)     (219 905)   (13 267)    (174 539)    (458 485)

Additions...............................   208 067     5 182 724     48 635       68 484    5 505 910
Disposals...............................                                        (187 990)    (187 990)
Depreciation for the year...............   (63 244)     (866 833)   (12 951)    (113 575)  (1 058 403)
Depreciation reversed on disposals......                                         118 022      118 022

Carrying value at 28 February 1999......   196 588     4 719 542     88 624      128 682    5 131 426
  At cost...............................   310 596     5 808 080    114 832      296 784    6 530 292
  Accumulated depreciation..............  (114 028)   (1 088 538)   (26 208)    (170 092)  (1 396 866)

1998
Carrying value at 28 February 1997......    51 346       615 482     18 593      321 689    1 007 090
  At cost...............................    84 682       700 236     26 787      418 290    1 230 175
  Accumulated depreciation..............   (33 538)      (84 754)    (8 174)     (96 621)    (223 085)

Additions...............................    17 647       146 386     39 430                   203 463
Disposals...............................                (221 266)                            (221 266)
Depreciation for the year...............   (17 248)     (157 651)    (5 063)     (77 918)    (257 900)
Depreciation reversed on disposals......                  22 500                               22 500

Carrying value at 28 February 1998......    51 745       406 461     52 940      243 751      753 887
  At cost...............................   102 529       625 358     68 197      418 290    1 212 372
  Accumulated depreciation..............   (50 784)     (219 905)   (13 257)    (174 539)    (458 485)

Certain assets with a book value of R4 914 919 (1998: R825 861) are encumbered as security for the finance leases (refer note 7).

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                                1999        1998
                                                              ---------   ---------
10. INVESTMENT
   Investment in timeshare, at cost.........................    125 000

   The investment is encumbered as security for a finance lease (refer note 7).

11. DEBTORS
   Trade debtors............................................  1 377 652     503 231
   Sundry debtors...........................................     20 200       2 300
   Deposits.................................................     15 273      15 273
                                                              ---------   ---------
                                                              1 413 125     520 804
                                                              ---------   ---------

12. CREDITORS
   Trade creditors..........................................    803 495     429 025
   Sundry creditors.........................................    290 134      79 601
   Current portion of capitalised finance leases............    828 195     157 506
                                                              ---------   ---------
                                                              1 921 824     666 132
                                                              ---------   ---------

13. COMMITMENTS
   Contracted for:
   Equipment rental.........................................    111 419
   Capital equipment........................................              8 231 734
                                                              ---------   ---------
                                                                111 419   8 231 734
                                                              ---------   ---------

                   STONEHOUSE GRAPHICS (PROPRIETARY) LIMITED

                                INCOME STATEMENT

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                               NOTES        1999        1998
                                                              --------   ----------   ---------
                                                                             R            R
Turnover....................................................    1,2      10 978 829   4 563 261
Less: Cost of sales.........................................              4 133 527   1 962 588
  Opening stock.............................................                135 800     139 383
  Add: Purchases............................................              4 455 242   1 976 993
                                                                         ----------   ---------
                                                                          4 591 042   2 118 395
  Less: Closing stock.......................................                457 515     135 800
                                                                         ----------   ---------
Gross profit................................................              6 845 302   2 580 675
Discount received...........................................                 86 258      81 725
Profit on sale of fixed assets..............................                 25 706
                                                                         ----------   ---------
                                                                          6 957 286   2 642 400
Less: Operating expenses....................................              6 067 948   2 943 586
Audit fees..................................................                 19 400      12 500
Administration and accounting fees..........................                 32 842       8 698
Advertising costs...........................................                215 659      99 811
Bad debts written off.......................................                353 732      54 331
Bank charges................................................                 29 459      31 953
Cleaning....................................................                  8 265       3 211
Commission..................................................                 25 922       8 535
Computer processing costs...................................                 21 656      22 764
Consulting fees.............................................                             40 550
Depreciation................................................              1 058 403     257 900
Director's remuneration.....................................                447 216     188 870
Discount allowed............................................                 92 884      50 359
Donations and fines.........................................                 43 586       9 710
Equipment hire..............................................                              7 190
Insurance...................................................                173 629     142 345
Goodwill written off........................................                 50 000
Legal expenses..............................................                  2 061       9 185
Travel and entertainment....................................                231 502      78 461
Loss on sale of assets......................................                            147 466
Medical aid.................................................                116 944      82 717
Motor vehicle hire..........................................                 11 033      28 168
Motor vehicle running costs - fuel..........................                 78 604      64 178
Motor vehicle running costs - repairs and maintenance.......                 79 156      40 100
Motor vehicle running costs - insurance.....................                 55 292      33 220
Moving expenses.............................................                 31 441
Overseas travel.............................................                 55 409      24 069
Packaging materials.........................................                 26 489      15 688
Postage and telephone.......................................                124 755      76 764
Printing and stationery.....................................                 22 284       8 019
Provident fund contributions................................                 27 054
Regional services levy......................................                 20 738      10 634
Rental of premises..........................................                351 708     205 915
Rental of office equipment..................................                 32 704      16 212
Repairs and maintenance - office equipment..................                 40 581      15 241
Repairs and maintenance - building..........................                 82 473      42 037
Salaries and wages..........................................              1 913 301   1 011 579
Security....................................................                 20 636      11 378
Staff training and recruitment..............................                 72 084      34 346
Staff refreshments..........................................                 15 383       9 914
Subscriptions...............................................                  8 157       6 178
Water and electricity.......................................                 57 753      25 427
Workman's compensation......................................                  7 979       7 165
                                                                         ----------   ---------
Net profit/(loss) before interest paid......................                899 318    (301 186)
Financing costs.............................................      3         903 210     296 541
                                                                         ----------   ---------
Net loss before tax.........................................                 (3 892)   (599 727)
Taxation....................................................      4                         931
                                                                         ----------   ---------
Net loss after tax for the year.............................                 (3 892)   (600 658)
Retained earnings/(loss) at beginning of the year...........               (576 306)     24 362
                                                                         ----------   ---------
Accumulated loss at end of the year.........................               (580 198)   (576 306)
                                                                         ----------   ---------

                                   TOPCOPY CC



                              FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                   TOPCOPY CC



                              FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



CONTENTS                                                        PAGE
--------                                                      --------
Consent of independent auditors.............................    F-63
Balance sheet...............................................    F-64
Income statement............................................    F-65

RANSOME HOUSE, 5 CONSTRUCTION STREET, CAPE TOWN 8001
P.O. Box 10116, CALEDON SQUARE, 7905
Tel: (021) 465 7701 FAX: (021) 461 2287
Cell: 002 458 6434
E-Mail: hhugo@africa.com

                            H J HUGO AND ASSOCIATES
--------------------------------------------------------------------------------

CHARTERED ACCOUNTANTS (SOUTH AFRICA)
H J Hugo, B. COM. CA. (S.A.)

                                                              26th November 1999

COLORSMART.COM INC. USA
Jumbo Graphics & Digital Printing
537 Myatt Drive, Madison,
TENNESSEE 37115 USA

Dear Sir

TOP COPY FINANCIAL STATEMENTS 1998/1999
MANAGEMENT ACCOUNTS FROM MARCH TO AUGUST 1999

We hereby give our consent for the use of these accounts for your listing process.

Yours sincerely

/s/ H J Hugo

H J Hugo

                                   TOPCOPY CC

               BALANCE SHEET FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                                NOTE       1999
                                                              --------   --------
                                                                            R
CAPITAL EMPLOYED
Member's Contribution.......................................                1,000

Retained Loss for year......................................              -66,018
Retained Loss brought.......................................              -85,070
                                                                         --------
Retained income.............................................             -151,088
                                                                         --------
Member's Interest...........................................             -150,088

Loan Account................................................              676,319
Stanoic.....................................................              124,027
                                                                         --------
                                                                          650,258
                                                                         ========
EMPLOYMENT OF CAPITAL
Equipment...................................................              284,241
Motor Vehicles..............................................              157,145
                                                                         --------
Fixed Assets................................................              441,386

CURRENT ASSETS
Debtors Account.............................................              139,570
Bank Account................................................               36,666
Nedbank--1046 406663........................................                9,824
Nedbank Credit Card.........................................               59,796
Boland Bank--25698206.......................................              103,261
Unit Trust..................................................               11,202
Stamford Bank Call Account..................................                1,420
Loans.......................................................               10,645
Stock.......................................................               21,565
                                                                         --------
                                                                          393,949

CURRENT LIABILITIES
Other Creditors.............................................                4,500
Creditors Account...........................................              170,677
VAT.........................................................                9,900
                                                                         --------
                                                                          185,077
                                                                         --------
NET CURRENT ASSETS..........................................              208,872
                                                                         --------
                                                                          650,258
                                                                         ========

                                   TOPCOPY CC

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                                NOTE       1999
                                                              --------   ---------
                                                                             R
INCOME
Sales.......................................................             2,506,408
Interest Received...........................................                18,571
                                                                         ---------
                                                                         2,524,979

EXPENDITURE:
Accountants fees............................................                 5,377
Bank charges................................................                 6,134
Cleaning....................................................                   251
Couriers....................................................                10,451
Commissions paid............................................                 8,491
Stock purchases.............................................             1,321,797
Electricity.................................................                16,154
Entertainment...............................................                 3,349
F&T.........................................................                   146
Insurance...................................................                21,821
Interest on overdraft.......................................                   572
Lease expenses..............................................               103,003
Legal expenses..............................................                   872
Licences and annual duty....................................                   216
Medical contributions.......................................                15,542
MCS bureau..................................................                 4,203
Motor vehicle repairs.......................................                 9,196
Motor vehicle petrol........................................                 4,357
PAYE........................................................                19,901
Paging service..............................................                   910
Printing and stationary.....................................                   316
Rental-shop.................................................                90,180
Rental-machinery............................................               289,269
Repairs and maintenance.....................................                 4,476
Salaries and wages..........................................               400,818
Members salary..............................................               159,434
Staff [unreadable copy] and training........................                 6,633
Subscriptions...............................................                   567
Security....................................................                 1,524
Taxation....................................................                 7,482
Traffic fines...............................................                   825
Telephone...................................................                49,867
Travelling expenses.........................................                18,017
UIF.........................................................                   313
Regional council fees.......................................                 4,682
Workmen's compensation......................................                 3,852
                                                                         ---------
                                                                         2,590,998

Net Loss....................................................               -66,019

                           VIRTUAL COLOUR PRINTING CC
                              (REG NO 97/43010/23)
                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999

                           VIRTUAL COLOUR PRINTING CC



                              (REG NO 97/43010/23)



                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999



CONTENTS                                                             PAGE
--------                                                      ------------------
Report of independent auditors..............................                F-68
Balance sheet...............................................                F-69
Income statement............................................                F-70
Notes to financial statements...............................           F-71-F-72

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                           VIRTUAL COLOUR PRINTING CC



    We have audited the financial statements set out on pages 2 to 5 for the year ended 28 February 1999 as requested. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audit.



SCOPE



    We conducted our audit in accordance with statements of South African Auditing Standards. Those standards require that we plan and perform the audit to obtain misstatement.



    An audit includes:



       - examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements,



       - assessing the accounting principles used and significant estimates made by management and



       - evaluating the overall financial statement presentation.



    We believe that our audit provides a reasonable basis for our opinion.



AUDIT OPINION



    In our opinion, the financial statements fairly present, in all material respects, the financial position of the close corporation at 28 February 1999 and the results of its operations for the year then ended in accordance with generally accepted accounting practice.



COMPARATIVE FIGURES



    We have reviewed the comparative figures for the year ended 28 February 1998 to the extent that we considered necessary to express our opinion. We have not audited the comparative figures and express no opinion thereon.



Pricewaterhouse Coopers Inc.


----------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town



27-10-99
----------------------------
Date

                           VIRTUAL COLOUR PRINTING CC



                                 BALANCE SHEET



                              AT 28 FEBRUARY 1999



                                                               NOTES       1999       1998
                                                              --------   --------   --------
                                                                            R          R
CAPITAL EMPLOYED
MEMBERS' CONTRIBUTIONS......................................     2            400       400
RETAINED INCOME.............................................               73,361   216,935
                                                                         --------   -------
MEMBERS' INTEREST...........................................               73,761   217,335
LONG TERM LIABILITIES.......................................     3        188,188        --
                                                                         --------   -------
                                                                          261,949   217,335
                                                                         ========   =======

EMPLOYMENT OF CAPITAL
FIXED ASSETS................................................     4        376,538    16,700
NET CURRENT (LIABILITIES)/ASSETS............................             (114,589)  200,635
CURRENT ASSETS..............................................              760,382   473,187
Stock.......................................................               80,000    27,500
Accounts receivable.........................................     5        680,382   445,387
Bank and cash on hand.......................................                   --       300
CURRENT LIABILITIES.........................................              874,971   272,552
Accounts payable............................................              287,190    87,654
Bank overdraft..............................................     5        139,844   105,742
Receiver of Revenue--Income tax.............................                  646       646
Short term portion of long term loan........................     3         28,041        --
Short term loan.............................................     6        419,250    78,510
                                                                         --------   -------
                                                                          261,949   217,335
                                                                         ========   =======

                           VIRTUAL COLOUR PRINTING CC

                                INCOME STATEMENT

                      FOR THE YEAR ENDED 28 FEBRUARY 1999

                                                               NOTES       1999        1998
                                                              --------   ---------   ---------
                                                                             R           R
SALES.......................................................             3,026,049   1,118,125
COST OF SALES...............................................             1,558,593     458,771
Opening stock...............................................                27,500          --
Purchases...................................................             1,611,093     486,271
                                                                         ---------   ---------
                                                                         1,638,593     486,271
Closing stock...............................................                80,000      27,500
                                                                         ---------   ---------
GROSS PROFIT................................................             1,467,456     659,354
OTHER INCOME
Insurance claims............................................                23,122          --
Interest received...........................................                   449         241
                                                                         ---------   ---------
                                                                         1,491,027     659,595
EXPENDITURE.................................................             1,634,601     442,014
Accounting fees.............................................                 4,400       1,467
Administration fees.........................................                36,000          --
Bad debts...................................................                50,827          --
Bank charges................................................                 2,950       1,638
Cleaning....................................................                 3,736       1,105
Commission paid.............................................                23,873       3,947
Computer expenses...........................................                 1,050          --
Depreciation of fixed assets................................                18,939         879
Discount allowed............................................                 4,322          --
Electricity and water.......................................                 4,508       6,402
Entertainment...............................................                 2,181         594
Insurance...................................................                    --         797
Interest paid...............................................                13,791         799
Hiring charges--Plant and equipment.........................               801,343     181,784
Leasing charges--Motor Vehicle..............................                14,867      14,962
Legal expenses..............................................                   684          --
Maintenance contract........................................                12,800          --
Members' salaries...........................................               128,320          --
Motor and travelling expenses...............................                 8,834       1,200
Overseas travelling.........................................                 6,309          --
Printing and stationery.....................................                   755         899
Rent........................................................                34,700      15,600
Regional service council levies.............................                 1,690       1,182
Repairs and maintenance (less recoveries)...................                (2,703)      9,781
Salaries and wages..........................................               440,996     188,228
Telephone, telefax and postage..............................                19,429      10,750
                                                                         ---------   ---------
NET (LOSS)/INCOME for the year..............................              (143,574)    217,581
TAXATION....................................................       7            --         646
                                                                         ---------   ---------
NET (LOSS)/INCOME for the year after taxation...............              (143,574)    216,935
RETAINED INCOME at beginning of the year....................               216,935          --
                                                                         ---------   ---------
RETAINED INCOME at end of the year..........................                73,361     216,935
                                                                         =========   =========

                           VIRTUAL COLOUR PRINTING CC



                       NOTES TO THE FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



1. ACCOUNTING POLICIES



    The financial statements have been drawn up on the historical cost basis and incorporate the following principal accounting policies which are consistent with those of the previous year.



    1.1  Fixed assets

         Fixed assets are depreciated on the reducing balance basis at rates which are considered appropriate to reduce book values to estimated residual values over the useful lives of the assets.

         Furniture, fixtures and fittings............................     10%
         Machinery...................................................     20%
         Motor vehicle...............................................     20%

    1.2  Stock

         Materials and work in progress are valued at the lower of cost, determined on a first-in-first-out basis, and net realisable value.

         The value of work in progress includes direct costs and a proportion of manufacturing overheads.



                                                                     1999       1998
                                                                   --------   --------
                                                                      R          R
2. MEMBERS' CONTRIBUTIONS

     P Pedersen..................................................      100        100
     H Trischler.................................................      100        100
     K Redman....................................................      100        100
     A Koch......................................................      100        100
                                                                   -------    -------
                                                                       400        400
                                                                   =======    =======

3. LONG TERM LIABILITIES

     Secured.....................................................  188,188         --
     Secured by suspensive sale agreements over vehicles with
     a book value of R222 278....................................  216,229         --
     Repayable in monthly instalments of R4 663 which include
     interest and capital........................................
     Less: Instalments payable within 12 months transferred to
     current liabilities.........................................  (28,041)        --

                           VIRTUAL COLOUR PRINTING CC

                      FOR THE YEAR ENDED 28 FEBRUARY 1999



                                                                     1999       1998
                                                                   --------   --------
                                                                      R          R
4. FIXED ASSETS

     Furniture, fixtures and fittings............................   15,030     16,700

     Cost price..................................................   17,579     17,579
     Accumulated depreciation....................................    2,549        879
     Machinery...................................................  150,345
     Cost price..................................................  156,500         --
     Accumulated depreciation....................................    6,155         --
     Motor vehicle...............................................  211,163         --
     Cost price..................................................  222,277         --
     Accumulated depreciation....................................   11,114         --
                                                                   -------    -------
                                                                   376,538     16,700
                                                                   =======    =======

5. DEBTORS

     The debtors are ceded to the bank as security for bank overdraft purposes.

6. SHORT TERM LOAN

     Loan: Virtual Colour CC.....................................  419,250     78,510
                                                                   =======    =======
     Interest free loan for which no repayment terms have been
     determined.

7. TAXATION

     SA Normal Close Corporation tax.............................       --        646
                                                                   =======    =======
     No provision has been made for taxation as the Close
     Corporation had no taxable income.

                               VIRTUAL SUPPORT CC
                              (REG NO 96/38134/23)
                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999

                               VIRTUAL SUPPORT CC



                              (REG NO 96/38134/23)



                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999



CONTENTS                                                        PAGE
--------                                                      --------
Report of independent auditors..............................    F-75
Balance sheet...............................................    F-76
Income statement............................................    F-77
Notes to financial statements...............................    F-78

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                               VIRTUAL SUPPORT CC



    We have audited the financial statements set out on pages 2 to 4 for the year ended 28 February 1999 as requested. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audit.



SCOPE



    We conducted our audit in accordance with statements of South African Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes:



       - examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements,



       - assessing the accounting principles used and significant estimates made by management and



       - evaluating the overall financial statement presentation.



    We believe that our audit provides a reasonable basis for our opinion.



AUDIT OPINION



    In our opinion, the financial statements fairly present, in all material respects, the financial position of the close corporation at 28 February 1999 and the results of its operations for the year then ended in accordance with generally accepted accounting practice.



COMPARATIVE FIGURES



    We have reviewed the comparative figures for the year ended 28 February 1998 to the extent that we considered necessary to express our opinion. We have not audited the comparative figures and express no opinion thereon.



PricewaterhouseCoopers Inc.
----------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town



27-10-99
----------------------------
Date

                               VIRTUAL SUPPORT CC



                                 BALANCE SHEET



                              AT 28 FEBRUARY 1999



                                                               NOTES       1999       1998
                                                              --------   --------   --------
                                                                            R          R
CAPITAL EMPLOYED
MEMBERS' CONTRIBUTIONS......................................     2           100        100
RETAINED INCOME.............................................              16,865      9,946
                                                                         -------     ------
MEMBERS' INTEREST...........................................              16,965     10,046
LONG TERM LIABILITY.........................................     3            --     20,017
                                                                         -------     ------
                                                                          16,965     30,063
                                                                         =======     ======

EMPLOYMENT OF CAPITAL

FIXED ASSETS................................................     4         1,605      5,667
LOAN TO MEMBER..............................................     3        47,523         --
NET CURRENT (LIABILITIES)/ASSETS............................             (32,163)    24,396
CURRENT ASSETS..............................................             280,649     70,021
Stock.......................................................                 454     19,298
Accounts receivable.........................................     5       279,996     50,451
Cash on hand................................................                 199        272
CURRENT LIABILITIES.........................................             312,812     45,625
Accounts payable............................................             298,483     44,743
Bank overdraft..............................................     5         9,721
Receiver of Revenue--Income tax.............................               4,608        882
                                                                         -------     ------
                                                                          16,965     30,063
                                                                         =======     ======

                               VIRTUAL SUPPORT CC



                                INCOME STATEMENT



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



                                                               NOTES       1999        1998
                                                              --------   ---------   ---------
                                                                             R           R
SALES.......................................................             1,890,027   1,049,858
COST OF SALES...............................................             1,684,071     889,052
Opening stock...............................................                19,298      21,063
Purchases...................................................             1,665,227     887,287
                                                                         ---------   ---------
                                                                         1,684,525     908,350
Closing stock...............................................                   454      19,298
                                                                         ---------   ---------
GROSS PROFIT................................................               205,956     160,806
OTHER INCOME
Interest received...........................................                   489         198
                                                                         ---------   ---------
                                                                           206,445     161,004
EXPENDITURE.................................................               195,800     150,133
Accounting fees.............................................                 2,804       2,545
Administration fees.........................................                13,500          --
Advertising.................................................                17,296       6,043
Bank charges................................................                 4,589       4,128
Commission paid.............................................                 4,600      14,143
Computer expenses...........................................                   799          --
Depreciation of fixed assets................................                 4,000       4,000
Discount allowed............................................                    49          --
Entertainment...............................................                   765       5,097
General expenses............................................                   210          --
Interest paid...............................................                   390          --
Leasing charges.............................................                 8,320          --
Member's salary.............................................                75,396      60,000
Motor and travelling expenses...............................                19,445      12,854
Overseas travelling.........................................                 2,991          --
Printing, stationery and courier services...................                   834         905
Rent........................................................                 2,193      26,176
Repairs and maintenance.....................................                   279          --
Salaries and wages..........................................                23,553          --
Security....................................................                 1,096          --
Staff welfare...............................................                 2,017          --
Subscriptions...............................................                   620          --
Telephone, telefax and postage..............................                10,054      14,242
                                                                         ---------   ---------
NET INCOME for the year.....................................                10,645      10,871
TAXATION....................................................      6          3,726         882
                                                                         ---------   ---------
NET INCOME for the year after taxation......................                 6,919       9,989
RETAINED INCOME at beginning of the year....................                 9,946         (43)
                                                                         ---------   ---------
RETAINED INCOME at end of the year..........................                16,865       9,946
                                                                         =========   =========

                               VIRTUAL SUPPORT CC



                       NOTES TO THE FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



1. ACCOUNTING POLICIES



    The financial statements have been drawn up on the historical cost basis and incorporate the following principal accounting policies which are consistent with those of the previous year:



    1.1  Fixed assets

         Fixed assets are depreciated on the reducing balance basis at rates which are considered appropriate to reduce book values to estimated residual values over the useful lives of the assets.
         Computer equipment..........................................    33.3%

    1.2  Stock

         Stock is valued at the lower of cost, determined on a first-in-first-out basis, and net realisable value.

    1.3  Turnover

         Turnover comprises sales to customers and excludes value added tax.



                                                                     1999       1998
                                                                   --------   --------
                                                                      R          R
2. MEMBERS' CONTRIBUTION

     A Davidtz...................................................     50.0       50.0
     P Pedersen..................................................     12.5       12.5
     H Trischler.................................................     12.5       12.5
     K Redman....................................................     12.5       12.5
     A Koch......................................................     12.5       12.5
                                                                   -------    -------
                                                                       100        100
                                                                   =======    =======

3. LONG TERM LIABILITY

     Loan (to)/from member--A Davidtz............................  (47,523)    20,017
                                                                   =======    =======
     Interest free loan, to be repaid during the next financial year.

4. FIXED ASSETS

     Computer equipment..........................................    1,605      5,667
     Cost price..................................................   11,938     12,000
     Accumulated depreciation....................................   10,333      6,333
                                                                   -------    -------
                                                                     1,605      5,667
                                                                   =======    =======

5. DEBTORS

The debtors are ceded to the bank as security for bank overdraft purposes.

6. TAXATION

     S A normal close corporation income tax.....................    3,726        882
                                                                   =======    =======

                          VIRTUAL COLOUR PROPERTIES CC
                      (REGISTRATION NUMBER: CK97/18915/23)
                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999

                          VIRTUAL COLOUR PROPERTIES CC



                             (REG NO CK97/18915/23)



                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999



CONTENTS                                                                  PAGE
--------                                                      -----------------------------
Report of independent auditors..............................                           F-81
Balance sheet...............................................                           F-82
Income statement............................................                           F-83
Notes to financial statements...............................                           F-84

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                          VIRTUAL COLOUR PROPERTIES CC



    We have audited the financial statements set out on pages 2 to 4 for the year ended 28 February 1999 as requested. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audit.



SCOPE



    We conducted our audit in accordance with statements of South African Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes:



       - examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements,



       - assessing the accounting principles used and significant estimates made by management and



       - evaluating the overall financial statement presentation.



    We believe that our audit provides a reasonable basis for our opinion.



AUDIT OPINION



    In our opinion, the financial statements fairly present, in all material respects, the financial position of the close corporation at 28 February 1999 and the results of its operations for the year then ended in accordance with generally accepted accounting practice.



COMPARATIVE FIGURES



    We have reviewed the comparative figures for the year ended 28 February 1998 to the extent that we considered necessary to express our opinion. We have not audited the comparative figures and express no opinion thereon.



PricewaterhouseCoopers Inc.



----------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town



26-10-99
----------------------------
Date

                          VIRTUAL COLOUR PROPERTIES CC



                                 BALANCE SHEET



                              AT 28 FEBRUARY 1999



                                                               NOTES       1999           1998
                                                              --------   --------       --------
                                                                            R              R
CAPITAL EMPLOYED

MEMBERS' CONTRIBUTIONS......................................                  400            400

ACCUMULATED LOSS............................................              (28,534)       (14,626)
                                                                         --------       --------

MEMBERS' DEFICIT............................................              (28,134)       (14,226)

LONG TERM LIABILITY.........................................     2        472,415        478,100
                                                                         --------       --------

                                                                          444,281        463,874
                                                                         ========       ========

EMPLOYMENT OF CAPITAL

FIXED ASSETS................................................     4        706,643        706,643

NET CURRENT LIABILITIES.....................................             (262,362)      (242,769)

CURRENT ASSETS

Accounts receivable.........................................               21,649          5,778

CURRENT LIABILITIES.........................................              284,011        248,547

Accounts payable............................................               16,849         13,184

Short term loan.............................................     3        267,016        228,440

Bank........................................................                  146          6,923
                                                                         --------       --------

                                                                          444,281        463,874
                                                                         ========       ========

                          VIRTUAL COLOUR PROPERTIES CC



                                INCOME STATEMENT



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



                                                               NOTES       1999       1998
                                                              --------   --------   --------
                                                                            R          R
INCOME......................................................             136,442     86,744

Rent received...............................................             136,441     86,561
Interest received...........................................                   1        183
                                                                         -------    -------

EXPENSES....................................................             150,350    101,370
                                                                         -------    -------

Accounting fees.............................................                 250        700
Bank charges................................................               1,492        549
Electricity and water.......................................                 336         --
Insurance...................................................                  --      5,472
Interest paid...............................................             106,155     63,198
Legal expenses..............................................                  --      5,415
Levies......................................................              42,117     23,436
Repairs and maintenance.....................................                  --      1,200
Valuation fee...............................................                  --      1,400
                                                                         -------    -------
NET LOSS for the year before taxation.......................             (13,908)   (14,626)

S A NORMAL TAXATION.........................................     6            --         --
                                                                         -------    -------

NET LOSS for the year after taxation........................             (13,908)   (14,626)
ACCUMULATED LOSS at beginning of year.......................             (14,626)        --
                                                                         -------    -------
ACCUMULATED LOSS at end of year.............................             (28,534)   (14,626)
                                                                         =======    =======

                          VIRTUAL COLOUR PROPERTIES CC



                       NOTES TO THE FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



1. ACCOUNTING POLICIES



    The financial statements have been drawn up on the historical cost basis and incorporate the following principle accounting policy:



    Land and buildings are not depreciated.



                                                                1999       1998
                                                              --------   --------
                                                                 R          R



2. LONG TERM LIABILITY



  Loan from FNB payable in monthly instalments of R8 177 at
  an interest rate of 22%...................................
  Secured by a first mortgage bond over the immovable
  property (Note 4).........................................  472,415    478,100
                                                              =======    =======



3. SHORT TERM LOAN



  Loan: Virtual Colour CC...................................  267,016    228,440
                                                              =======    =======
  Interest free loan for which no repayment terms have been
  determined.



4. FIXED ASSETS



  Immovable property........................................

  Comprising Section 19 and Section 20 under Sectional Plan
  No. SS101/96 in the scheme known as Castle Mews, situate
  at 16A Newmarket Street, Cape Town (Mortgaged as per note
  2)........................................................

  Cost......................................................  706,643    706,643
                                                              =======    =======



5. TAXATION



  No provision has been made for taxation as the Close
  Corporation had no taxable income.

                               VIRTUAL COLOUR CC

                              (REG NO 95/49496/23)

                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999

                               VIRTUAL COLOUR CC



                              (REG NO 95/49496/23)



                    FINANCIAL STATEMENTS - 28 FEBRUARY 1999



CONTENTS                                                         PAGE
--------                                                      -----------
Report of independent auditors..............................         F-87
Balance sheet...............................................         F-88
Income statement............................................         F-89
Notes to financial statements...............................    F-90-F-91

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                               VIRTUAL COLOUR CC



    We have audited the financial statements set out on pages 2 to 5 for the year ended 28 February 1999 as requested. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audit.



SCOPE



    We conducted our audit in accordance with statements of South African Auditing Standards. Those standards require that we plan and perform the audit to obtain misstatement.



    An audit includes:



       - examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements,



       - assessing and accounting principles used and significant estimates made by management and



       - evaluating the overall financial statement presentation.



    We believe that our audit provides a reasonable basis for our opinion.



AUDIT OPINION



    In our opinion, the financial statements fairly present, in all material respects, the financial position of the close corporation at 28 February 1999 and the results of its accounting practice.



COMPARATIVE FIGURES



    We have reviewed the comparative figures for the year ended 28 February 1998 to the extent that we considered necessary to express our opinion. We have not audited the comparative figures and express no opinion thereon.



PricewaterhouseCoopers Inc.



----------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town



27-10-99
----------------------------
Date

                               VIRTUAL COLOUR CC



                                 BALANCE SHEET



                              AT 28 FEBRUARY 1999



                                                               NOTES       1999        1998
                                                              --------   ---------   ---------
                                                                             R           R
CAPITAL EMPLOYED
MEMBERS' CONTRIBUTIONS......................................     2             100         100
RETAINED INCOME.............................................             1,952,317   1,263,462
                                                                         ---------   ---------
MEMBERS' INTEREST...........................................             1,952,417   1,263,562
LONG TERM LIABILITIES.......................................     3         775,746     460,020
                                                                         ---------   ---------
                                                                         2,728,163   1,723,582
                                                                         =========   =========

EMPLOYMENT OF CAPITAL

FIXED ASSETS................................................     4       1,275,499     807,881
LOANS TO ASSOCIATED CORPORATIONS............................     5         686,266     306,950
LOANS TO MEMBERS............................................     6         508,958      37,921
NET CURRENT ASSETS..........................................               257,440     570,830
CURRENT ASSETS..............................................             1,714,566   1,065,241
Stock.......................................................     7          55,000      51,724
Accounts receivable.........................................     8       1,339,225     828,122
Bank and cash on hand.......................................               320,341     185,395

CURRENT LIABILITIES.........................................             1,457,126     494,411
Accounts payable............................................               432,622     100,431
Receiver of Revenue--Income tax.............................               421,488      42,138
Bank overdraft..............................................     8          72,592          --
Current portion of long term liabilities....................               530,424     351,842
                                                                         ---------   ---------
                                                                         2,728,163   1,723,582
                                                                         =========   =========

                               VIRTUAL COLOUR CC

                                INCOME STATEMENT

                      FOR THE YEAR ENDED 28 FEBRUARY 1999


                                                               NOTES       1999        1998
                                                              --------   ---------   ---------
                                                                             R           R
SALES.......................................................             6,404,826   4,591,278
COST OF SALES...............................................             2,040,237     812,716
Opening stock...............................................                51,725      37,244
Purchases...................................................             2,043,512     827,197
                                                                         ---------   ---------
                                                                         2,095,237     864,441
Closing stock...............................................                55,000      51,725
                                                                         ---------   ---------
GROSS PROFIT................................................             4,364,589   3,778,562
OTHER INCOME
Administration fees received................................               109,500          --
Interest received...........................................                 1,393       6,251
Insurance claims............................................                32,230          --
Bad debts recovered.........................................                 2,560          --
Export incentive............................................                19,340          --
Rent recovered..............................................                    --       1,400
                                                                         ---------   ---------
                                                                         4,529,612   3,786,213
EXPENDITURE.................................................             3,466,463   2,850,277
Accounting fees.............................................                12,450      13,620
Advertising.................................................                20,431       2,469
Bad debts...................................................                21,389      40,021
Bank charges................................................                12,473      11,617
Cleaning....................................................                    --         326
Commission paid.............................................                 4,312      40,609
Computer expenses...........................................                66,982      31,119
Depreciation of fixed assets................................               326,652     366,360
Discount allowed............................................                35,557          --
Electricity and water.......................................                25,133      22,187
Entertainment...............................................                 4,020       5,460
Finance charges.............................................               101,961     169,070
Fines.......................................................                 1,207          --
Hire of equipment...........................................                 8,179          --
Insurance...................................................               120,615      47,243
Interest paid...............................................
--bank......................................................                 2,361         433
--Receiver of Revenue.......................................                 5,056          --
Leasing charges.............................................               147,319     150,236
Legal expenses..............................................                 6,908          --
Members' salaries...........................................               674,200     786,000
Motor and travelling expenses...............................                63,451      64,579
Overseas travelling.........................................                15,033          --
Printing and stationery.....................................                 8,295      12,825
Rent........................................................                69,491      76,055
Regional service council levies.............................                11,762       5,595
Repairs and maintenance.....................................                39,611      33,600
Salaries and wages..........................................             1,486,981     902,846
Security....................................................                 1,365          --
Staff welfare...............................................                11,406          --
Subscriptions...............................................                 4,438       3,694
Teas and refreshments.......................................                10,502       9,940
Telephone, telefax and postage..............................               146,943      54,374
                                                                         ---------   ---------
NET INCOME for the year.....................................             1,063,149     935,936
TAXATION....................................................       9       374,294      42,138
                                                                         ---------   ---------
NET INCOME for the year after taxation......................               688,855     893,798
RETAINED INCOME at beginning of the year....................             1,263,462     369,664
                                                                         ---------   ---------
RETAINED INCOME at end of the year..........................             1,952,317   1,263,462
                                                                         =========   =========

                               VIRTUAL COLOUR CC



                       NOTES TO THE FINANCIAL STATEMENTS



                      FOR THE YEAR ENDED 28 FEBRUARY 1999



1. ACCOUNTING POLICIES



    The financial statements have been drawn up on the historical cost basis and incorporate the following principal accounting policies which are consistent with those of the previous year.



    1.1  Fixed assets

         Fixed assets are depreciated on the reducing balance and straight line base at rates which are considered appropriate to reduce book values to estimated residual values over the useful lives of the assets.

         Motor Vehicle...............................................     20% RB
         Furniture, fixtures and fittings............................     10% RB
         Computer hardware...........................................     33% SL

    1.2  Stock

         Materials and work in progress are valued at the lower of cost, determined on a first-in-first-out basis, and net realisable value.

         The value of work in progress includes direct costs and a proportion of manufacturing overheads.

    1.3  Turnover

         Turnover comprises sales to customers and exludes value added tax.



                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
2. MEMBERS' CONTRIBUTIONS

     P Pedersen............................................ (25%)         25          25
     H Trischler........................................... (25%)         25          25
     K Redman.............................................. (25%)         25          25
     A Koch................................................ (25%)         25          25
                                                                   ---------   ---------
                                                                         100         100
                                                                   =========   =========

3. LONG TERM LIABILITIES

     Secured.....................................................  1,306,170     811,862

     Secured in terms of instalment sale agreements over motor vehicles and computer equipment. The rate of interest is linked to the prime bank overdraft rate. Repayable in monthly instalments of R44 202, inclusive of interest.

     Less: Amounts payable within one year reflected under
     current liabilities.........................................    530,424     351,824
                                                                   ---------   ---------
                                                                     775,746     460,020
                                                                   =========   =========

                               VIRTUAL COLOUR CC

                      FOR THE YEAR ENDED 28 FEBRUARY 1999



                                                                     1999        1998
                                                                   ---------   ---------
                                                                       R           R
4. FIXED ASSETS

     Furniture, fixtures and fittings............................    105,912      87,499
     Cost price..................................................    121,209      94,047
     Accumulated depreciation....................................     15,297       6,548
     Motor vehicles..............................................    470,772      19,294
     Cost price..................................................    482,783      27,447
     Accumulated depreciation....................................     12,011       8,153
     Computer hardware...........................................    698,815     701,088
     Cost price..................................................  1,685,052   1,373,280
     Accumulated depreciation....................................    986,237     672,192
                                                                   ---------   ---------

                                                                   1,275,499     807,881
                                                                   =========   =========

5. LOANS TO ASSOCIATED CORPORATIONS

     Virtual Colour Properties CC................................    267,016     228,440
     Virtual Colour Printing CC..................................    419,250      78,510
                                                                   ---------   ---------
                                                                     686,266     306,950
                                                                   =========   =========

6. LOANS TO MEMBERS

     Interest free loans, to be repaid during the next financial
     year........................................................    508,958      37,921
                                                                   =========   =========

7. STOCK

     Materials...................................................     20,000      26,884
     Work in progress............................................     35,000      24,840
                                                                   ---------   ---------
                                                                      55,000      51,724
                                                                   =========   =========

8. DEBTORS

     The debtors are ceded to the bank as security for bank overdraft purposes.

9. TAXATION

     S A normal close corporation income tax.....................    374,294      42,138
                                                                   =========   =========

                              COLORSMART.COM, INC.
                         PRO FORMA FINANCIAL STATEMENTS



    The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of November 30, 1998 and August 31, 1999. The Pro Forma Combined Statement of Operations was prepared based upon the statement of operations for the Registrant for the twelve months ended November 30, 1998, and the nine months ended August 31, 1999. The pro forma statement of operations also includes the proposed acquisition's statements of operations for the twelve months ended December 31, 1998, and the eight months ended August 31, 1999. The pro forma statements give effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. The pro forma combined balance sheets give effect to the acquisition as if they had occurred as of November 30, 1998 and August 31, 1999. The pro forma combined statement of operations for the year ended November 30, 1998, gives effect to the acquisitions as if they had occurred as of December 1, 1997. The pro forma combined statement of operations for the nine months ended August 31, 1999, gives effect to the acquisitions as if they had occurred December 1, 1998.



    The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

CONTENTS                                                        PAGE
--------                                                      --------
Pro forma balance sheet, November 30, 1999..................    F-94
Pro forma statement of operations, November 30, 1999........    F-95
Notes to unaudited pro forma financial statements, November     F-96
  30, 1999..................................................
Pro forma balance sheet, August 31, 1999....................    F-97
Pro forma statement of operations, August 31, 1999..........    F-98
Notes to unaudited pro forma financial statements, August       F-99
  31, 1999..................................................

                              COLORSMART.COM, INC.
                            PRO FORMA BALANCE SHEET
                               NOVEMBER 30, 1998



                                                                                 MAGNUM      ADV. THAT                 DISPLAY
                                                              COLORSMART.COM    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS
                                                              --------------   ----------   -----------   ----------   --------
ASSETS
Current Assets:
Cash........................................................          408           3,942       8,384           131     25,139
Accounts receivable.........................................       10,910          71,614      65,270       235,521    249,728
Investment..................................................                                                 20,833
Inventory...................................................       15,500           8,000      47,085        76,253     19,385
Prepaid expenses
                                                                ---------      ----------     -------     ---------    -------
Total current assets........................................       26,818          83,556     120,739       332,738    294,252
Property and equipment......................................      268,729         287,258      25,357       855,238    243,276
Other assets:
Goodwill....................................................
Accumulated Amortization....................................
Note receivable.............................................                       12,538
Deferred taxes..............................................                                                            20,031
Deposits....................................................        3,875           3,977                               15,414
                                                                ---------      ----------     -------     ---------    -------
Total other assets..........................................        3,875          16,515      35,445
                                                                =========      ==========     =======     =========    =======
Total assets................................................      299,422         387,329     146,096     1,187,976    572,973
                                                                =========      ==========     =======     =========    =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Obilgations under capital leases............................        7,566         107,548                               55,495
Current maturities of long-term debt........................        3,489           4,538                               27,621
Due to shareholder..........................................                                   44,962        51,021    187,542
Line of credit..............................................                                                            31,774
Accrued expenses............................................       21,040                                   180,220      3,237
Accounts payable............................................        3,000         138,200      61,138       320,304     82,738
                                                                ---------      ----------     -------     ---------    -------
Total current liabilities...................................       35,095         250,286     106,100       551,545    388,407
Long-term debt:
Obligations under capital leases............................       10,174         278,618                                  813
Deferred rent...............................................                                                             7,397
Deferred revenue............................................
Note payable--stockholder...................................       78,005
Notes payable...............................................       35,430           5,247                   733,114    128,334
                                                                ---------      ----------     -------     ---------    -------
Total long-term debt........................................      123,609         283,865                   733,114    136,544
Stockholders' equity (deficit)
Common stock................................................        3,329           1,000      15,574            17         10
Additional paid-in capital..................................      531,952       1,854,050                                  990
Retained earnings (deficit).................................     (394,563)     (2,001,872)     24,422       (96,700)    47,022
                                                                ---------      ----------     -------     ---------    -------
Total stockholders' equity (deficit)........................      140,718        (146,822)     39,996       (96,683)    48,022
                                                                ---------      ----------     -------     ---------    -------
Total liabilities and stockholder's Equity (deficit)........      299,422         387,329     146,096     1,187,976    572,973


                                                                TOP       VIRTUAL    JAMBERRY
                                                                COPY      COLOUR       LAKE       COMBINED
                                                              --------   ---------   ---------   ----------
ASSETS
Current Assets:
Cash........................................................   42,397       53,071                 133,471
Accounts receivable.........................................   23,262      478,935               1,135,240
Investment..................................................                                        20,833
Inventory...................................................                22,255                 188,477
Prepaid expenses
                                                              -------    ---------     ----      ----------
Total current assets........................................   65,658      554,260               1,478,022
Property and equipment......................................   73,564      355,068               2,108,490
Other assets:
Goodwill....................................................
Accumulated Amortization....................................
Note receivable.............................................               121,871                 134,409
Deferred taxes..............................................                                        20,031
Deposits....................................................                                        23,266
                                                              -------    ---------     ----      ----------
Total other assets..........................................               121,871                 177,706
                                                              =======    =========     ====      ==========
Total assets................................................  139,223    1,031,199               3,764,218
                                                              =======    =========     ====      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Obilgations under capital leases............................                                       170,609
Current maturities of long-term debt........................                87,148(10)             122,796
Due to shareholder..........................................                                       283,525
Line of credit..............................................                                        31,774
Accrued expenses............................................                36,552                 241,049
Accounts payable............................................   30,846      101,064                 737,290
                                                              -------    ---------     ----      ----------
Total current liabilities...................................   30,846      224,764               1,587,043
Long-term debt:
Obligations under capital leases............................                                       289,605
Deferred rent...............................................                                         7,397
Deferred revenue............................................                                             0
Note payable--stockholder...................................                                        78,005
Notes payable...............................................               319,592(10)           1,221,717
                                                              -------    ---------     ----      ----------
Total long-term debt........................................               319,592               1,596,724
Stockholders' equity (deficit)
Common stock................................................      167          164                  20,261
Additional paid-in capital..................................  133,391                            2,520,383
Retained earnings (deficit).................................  (25,181)     486,680               (1,960,192)
                                                              -------    ---------     ----      ----------
Total stockholders' equity (deficit)........................  108,377      486,844                 580,452
                                                              -------    ---------     ----      ----------
Total liabilities and stockholder's Equity (deficit)........  139,223    1,031,200               3,764,218

                                                                     PRO FORMA
                                                                    ADJUSTMENTS         NOVMBER 30,
                                                              -----------------------       1998
                                                                  DR           CR        PRO FORMA
                                                              ----------   ----------   ------------
ASSETS
Current Assets:
Cash........................................................                                133,471
Accounts receivable.........................................                              1,135,240
Investment..................................................                                 20,833
Inventory...................................................                                188,477
Prepaid expenses
                                                              ----------   ----------    ----------
Total current assets........................................                              1,478,022
Property and equipment......................................     500,000(2)               2,608,490
Other assets:
Goodwill....................................................   7,648,282(10)              7,648,282
Accumulated Amortization....................................                                      0
Note receivable.............................................                                134,409
Deferred taxes..............................................                                 20,031
Deposits....................................................                                 23,266
                                                              ----------   ----------    ----------
Total other assets..........................................   7,648,282                  7,825,988
                                                              ==========   ==========    ==========
Total assets................................................   8,148,282   11,912,500
                                                              ==========   ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Obilgations under capital leases............................                                170,609
Current maturities of long-term debt........................      87,148(11)                 35,648
Due to shareholder..........................................                                283,525
Line of credit..............................................                                 31,774
Accrued expenses............................................                                241,049
Accounts payable............................................     676,064(11)                 61,226
                                                              ----------   ----------    ----------
Total current liabilities...................................     763,212                    823,831
Long-term debt:
Obligations under capital leases............................                                289,605
Deferred rent...............................................                                  7,397
Deferred revenue............................................
Note payable--stockholder...................................      30,845(11)                 47,160
Notes payable...............................................   1,152,925(11)                 68,792
                                                              ----------   ----------    ----------
Total long-term debt........................................   1,183,770                    412,954
Stockholders' equity (deficit)
Common stock................................................   8,580,271(12)  8,564,544       4,534
Additional paid-in capital..................................   2,520,383(12) 11,065,386  11,065,386
Retained earnings (deficit).................................     394,204(12)  1,960,192    (394,204)
                                                              ----------   ----------    ----------
Total stockholders' equity (deficit)........................  11,494,858   21,590,122    10,675,716
                                                              ----------   ----------    ----------
Total liabilities and stockholder's Equity (deficit)........  13,441,840   21,590,122    11,912,500



             See Notes to Unaudited Pro Forma Financial Statements.

                              COLORSMART.COM, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                               NOVEMBER 30, 1998



                                                                                 MAGNUM      ADV. THAT                  DISPLAY
                                                              COLORSMART.COM    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS
                                                              --------------   ----------   -----------   ----------   ---------
Net sales...................................................      127,191         608,891     967,275     1,829,805    1,660,753
Cost of sales...............................................        1,149         454,976     594,211       688,921      812,563
                                                                ---------      ----------     -------     ---------    ---------
Gross profit................................................      126,042         153,915     373,064     1,140,884      848,190
General and administrative expenses.........................      433,041         484,325     390,438     1,009,658      770,986
                                                                ---------      ----------     -------     ---------    ---------
Income (loss) from operations...............................     (306,999)       (330,410)    (17,374)      131,226       77,204
Other income (expense):
Interest income.............................................        1,140             351         111
Misc. income................................................                                    5,547        18,661        4,764
Interest expense............................................       (2,060)        (24,521)       (411)     (150,535)     (25,635)
Gain (loss) on disposal of equipment
                                                                ---------      ----------     -------     ---------    ---------
Total other income (expense)................................         (920)        (24,170)      5,247      (131,874)     (20,871)
Income (loss) before income taxes...........................     (307,919)       (354,580)    (12,127)         (649)      56,333
Provision for income taxes..................................                                                              26,408
                                                                ---------      ----------     -------     ---------    ---------
Net income (loss)...........................................     (307,919)       (354,580)    (12,127)         (649)      29,925
                                                                =========      ==========     =======     =========    =========
Net loss per share (basic and diluted)......................        (0.10)
                                                                =========
Weighted average shares outstanding.........................    2,956,787
                                                                =========


                                                                TOP       VIRTUAL
                                                                COPY      COLOUR                  COMBINED
                                                              --------   ---------               ----------
Net sales...................................................  420,830    1,804,168               7,418,913
Cost of sales...............................................               746,126               3,297,946
                                                              -------    ---------   ---------   ----------
Gross profit................................................  420,830    1,058,043               4,120,967
General and administrative expenses.........................  431,833      856,138               4,376,419
                                                              -------    ---------   ---------   ----------
Income (loss) from operations...............................  (11,003)     201,905                (255,452)
Other income (expense):
Interest income.............................................                   383                   1,985
Misc. income................................................                30,951                  59,923
Interest expense............................................               (18,608)               (221,770)
Gain (loss) on disposal of equipment
                                                              -------    ---------   ---------   ----------
Total other income (expense)................................                12,726                (159,862)
Income (loss) before income taxes...........................  (11,003)     214,631                (415,314)
Provision for income taxes..................................                                        26,408
                                                              -------    ---------   ---------   ----------
Net income (loss)...........................................  (11,003)     214,631                (441,722)
                                                              =======    =========   =========   ==========
Net loss per share (basic and diluted)......................

Weighted average shares outstanding.........................

                                                                     PRO FORMA
                                                                    ADJUSTMENTS
                                                              -----------------------   NOVMBER 30,
                                                                                            1998
                                                                  DR           CR        PRO FORMA
                                                              ----------   ----------   ------------
Net sales...................................................                              7,418,913
Cost of sales...............................................                              3,297,946
                                                              ----------   ----------    ----------
Gross profit................................................                              4,120,967
General and administrative expenses.........................     509,885(8)  4,886,312
                                                              ----------   ----------    ----------
Income (loss) from operations...............................    (509,885)                  (765,345)
Other income (expense):
Interest income.............................................                                  1,985
Misc. income................................................                                 59,923
Interest expense............................................                               (221,770)
Gain (loss) on disposal of equipment
                                                              ----------   ----------    ----------
Total other income (expense)................................                               (159,862)
Income (loss) before income taxes...........................    (509,885)(8)               (925,207)
Provision for income taxes..................................                                 26,408
                                                              ----------   ----------    ----------
Net income (loss)...........................................    (509,885)                  (951,615)
                                                              ==========   ==========    ==========
Net loss per share (basic and diluted)......................                                  (0.21)
                                                                                         ==========
Weighted average shares outstanding.........................                              4,534,000
                                                                                         ==========



             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



                               NOVEMBER 30, 1998



    The Pro Forma financial statements have been prepared assuming the acquisition had occurred at November 30,1998. The acquisitions are contingent upon the successful initial public offering to be completed in fiscal year 2000. The statement of operations is prepared assuming the acquisition occurred December 1, 1997.



    The following assumptions have been made:



(1) Magnum Digital Services, Inc. will be acquired for $500,000 in cash and 200,000 shares of Colorsmart.com, Inc. stock. This will result in the recordation of approximately $847,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $275,000 of the purchase price will be used to pay off debt of Magnum Digital Services, Inc. that existed at the date of purchase.



(2) Advertising That Works, Inc. will be acquired for $1,500,000 in cash. This will result in the recordation of approximately $960,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $500,000 of the purchase price will be used to purchase the facility currently occupied by Advertising That Works, Inc.



(3) Stonehouse Graphics (Pty) Limited will be acquired for approximately $2,500,000 in cash. This will result in the recordation of approximately $1,760,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, Inc. will not be assuming any liabilities that existed as of the acquisition date.



(4) Display Arts, Inc. will be acquired for approximately $1,300,000 in cash. This will result in the recordation of approximately $952,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $300,000 of the purchase price will be used to pay off debt of Display Arts, Inc. that existed at the date of purchase.



(5) Top Copy CC will be acquired for approximately $426,000 in cash. This will result in the recordation of approximately $287,000 of goodwill, which will be amortized over 15 years. Colorsmart, Inc. will not be assuming any liabilities that existed as of the acquisition date.



(6) Jamberry Lake, LLC will be acquired for $1,000,000 and 125,000 shares of Colorsmart.com, Inc. common stock



(7) The Company expects to pay approximately $9,300,000 at the closings, the cash will be paid from the initial public offering, and it is assumed common stock will be issued and this amount is included in additional paid-in capital.



(8) Amortization of goodwill is included in general and administrative expenses and totals $509,885.



(9) Virtual Color Group will be acquired for approximately $426,000 in cash. This will result in the recordation of approximately $420,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, inc. will not be assuming any liabilities that existed as of the acquisition date.



(10) Total goodwill recorded is as follows; $846,822 for Magnum Digital Services, $960,004 for Advertising That Works, $1,763,350 for Stonehouse Graphics, $951,978 for Display Arts, $287,443 for Top Copy, $2,000,000 for Jamberry Lake, and $838,685 for Virtual Colour for a total of $7,648,282.



(11) As agreed upon certain liabilities of the acquirees will be paid off from the purchase price received from Colorsmart.com, Inc. These liabilities total $1,946,982.



(12) At November 30, 1998 Colorsmart.com had total common stock of 3,329 as a result of the Magnum Digital Services acquisition another 200,000 shares of .001 par value common stock will be issued and as a result of the Jamberry Lake acquisition another 125,000 shares of .001 par value common stock will be issued, and another 880,000 shares .001 par value common stock will be issued to fund the acquisitions which will increase common stock to 4,534.

                              COLORSMART.COM, INC.
                            PRO FORMA BALANCE SHEET
                                AUGUST 31, 1999



                                               MAGNUM      ADV. THAT                 DISPLAY      TOP       VIRTUAL    JAMBERRY
                                COLORSMART    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS       COPY      COLOUR       LAKE
                                ----------   ----------   -----------   ----------   --------   --------   ---------   ---------
ASSETS
Current Assets:
Cash..........................      3,903         2,919      12,387           129     45,385     41,794       82,136
Investments...................                                             20,537
Accounts receivable...........                   53,348      81,087       344,389    146,005     34,381      518,930
Inventory.....................     17,000                    73,287        75,169     29,385                  25,462
Loan Receivable...............
                                ---------    ----------     -------     ---------    -------    -------    ---------      ---
Total current assets..........     20,903        56,267     166,761       440,224    220,775     76,175      626,528        0
Property and equipment........    447,691       221,971      27,800       843,083    197,544     72,519       787,29        2
Other assets:
Goodwill......................
Accumulated Amortization......
Note receivable...............                   12,538
Acquisition costs.............    301,535
Deferred taxes................                                                        31,000
Deposits......................     51,530         3,977                               16,977
                                ---------    ----------     -------     ---------    -------    -------    ---------      ---
Total other assets............    353,065        16,515           0             0     47,977          0            0        0
                                =========    ==========     =======     =========    =======    =======    =========      ===
Total assets..................    821,659       294,753     194,561     1,283,307    466,296    148,694    1,413,820        0
                                =========    ==========     =======     =========    =======    =======    =========      ===
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
Obilgations under capital
  leases......................     73,757       106,735                               32,737
Due to Shareholder............     73,548                    16,692                  187,542
Line of credit................
Current maturities of notes
  payable.....................    116,690        32,330                               31,846
Accrued expenses..............      4,329                                 177,734     47,587
Accounts payable..............                  174,462      90,303       315,752     73,916     30,408       63,920
                                ---------    ----------     -------     ---------    -------    -------    ---------      ---
Total current liabilities.....    268,324       313,527     106,995       493,486    373,628     30,408       63,920        0
Long-term debt:
Obligations under capital
  leases......................     37,154       227,078
Note payable--S/H.............                                             17,055
Notes payable.................                    3,672                   722,695    106,029    131,493      729,056
                                ---------    ----------     -------     ---------    -------    -------    ---------      ---
Total long-term debt..........     37,154       230,750                   739,750    106,029    131,493      729,056        0
Stockholders' equity
  (deficit):
Common stock..................      4,006         1,000      15,574            17         10        167          131
Additional paid-in capital....  1,267,733     1,952,341      71,992                      990
Retained earnings (deficit)...   (755,558)   (2,202,865)                   50,054    (14,361)   (13,374)     620,713
                                ---------    ----------     -------     ---------    -------    -------    ---------      ---
Total stockholders' equity
  (deficit)...................    516,181      (249,524)     87,566        50,071    (13,361)   (13,207)     620,844        0
                                =========    ==========     =======     =========    =======    =======    =========      ===
Total liabilities and
  stockholder's Equity
  (deficit)...................    821,659       294,753     194,561     1,283,307    466,296    148,694    1,413,820        0
                                =========    ==========     =======     =========    =======    =======    =========      ===

                                                     PRO FORMA
                                                    ADJUSTMENTS
                                             --------------------------      1999
                                 COMBINED       DR               CR       PRO FORMA
                                ----------   ---------       ----------   ----------
ASSETS
Current Assets:
Cash..........................    188,653                                    188,653
Investments...................     20,537                                     20,537
Accounts receivable...........  1,178,140                                  1,178,140
Inventory.....................    220,303                                    220,303
Loan Receivable...............          0                                          0
                                ----------   ---------       ----------   ----------
Total current assets..........  1,607,633                                  1,607,633
Property and equipment........  2,597,900      500,000 (2)                 3,097,900
Other assets:
Goodwill......................          0    7,189,733 (10)                7,189,733
Accumulated Amortization......          0                                          0
Note receivable...............     12,538                                     12,538
Acquisition costs.............    301,535                                    301,535
Deferred taxes................     31,000                                     31,000
Deposits......................     72,484                                     72,484
                                ----------   ---------       ----------   ----------
Total other assets............    417,557    7,189,733                     7,607,290
                                ==========   =========       ==========   ==========
Total assets..................  4,623,090    7,689,733                    12,312,823
                                ==========   =========       ==========   ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
Obilgations under capital
  leases......................    213,229                                    213,229
Due to Shareholder............    277,782      275,000 (11)                    2,782
Line of credit................          0                                          0
Current maturities of notes
  payable.....................    180,866      180,866 (11)                        0
Accrued expenses..............    229,650        3,108 (11)                  226,542
Accounts payable..............    748,761       76,695 (11)                  672,066
                                ----------   ---------       ----------   ----------
Total current liabilities.....  1,650,288      535,669                     1,114,619
Long-term debt:
Obligations under capital
  leases......................    264,232      264,232 (11)                        0
Note payable--S/H.............     17,055                                     17,055
Notes payable.................  1,692,945    1,562,056 (11)                  130,889
                                ----------   ---------       ----------   ----------
Total long-term debt..........  1,974,232    1,826,288                       147,944
Stockholders' equity
  (deficit):
Common stock..................     20,905       15,694 (12)                    5,211
Additional paid-in capital....  3,293,056              (12)   8,508,471   11,801,527
Retained earnings (deficit)...  (2,315,391)            (12)   1,558,913     (756,478)
                                ----------   ---------       ----------   ----------
Total stockholders' equity
  (deficit)...................    998,570       15,694       10,067,384   11,050,260
                                ==========   =========       ==========   ==========
Total liabilities and
  stockholder's Equity
  (deficit)...................  4,623,090    2,377,651       10,067,384   12,312,823
                                ==========   =========       ==========   ==========



             See Notes to Unaudited Pro Forma Financial Statements

                              COLORSMART.COM, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                                AUGUST 31, 1999



                                               MAGNUM      ADV. THAT                 DISPLAY      TOP       VIRTUAL    JAMBERRY
                                COLORSMART    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS       COPY      COLOUR       LAKE
                                ----------   ----------   -----------   ----------   --------   --------   ---------   ---------
Net sales.....................     57,351       349,904     535,082       336,811    969,316     41,575      578,438
Cost of sales.................     19,927       273,483     265,281       135,903    506,610     20,264      166,970
                                ---------    ----------     -------     ---------    -------    -------    ---------       --
Gross profit..................     37,424        76,421     269,801       200,908    462,706     21,311      411,468       0
General and administrative
  expenses....................    388,459       258,126     223,609        84,911    544,873     21,311      354,655
                                ---------    ----------     -------     ---------    -------    -------    ---------       --
Income (loss) from
  operations..................   (351,035)     (181,705)     46,192       115,997    (82,167)        (0)      56,813       0
Other income (expense):
Interest income...............                      790       1,746
Misc..........................                                                           655                  10,371
Interest expense..............     (9,960)      (20,078)       (368)                 (10,871)
Gain (loss) on disposal of
  equipment
                                ---------    ----------     -------     ---------    -------    -------    ---------       --
Total other income
  (expense)...................     (9,960)      (19,288)      1,378                  (10,216)         0       10,371       0
Income (loss) before income
  taxes.......................   (360,995)     (200,993)     47,570       115,997    (92,383)        (0)      67,184       0
Provision for income taxes....                                             34,799    (31,000)
                                ---------    ----------     -------     ---------    -------    -------    ---------       --
Net income (loss).............   (360,995)     (200,993)     47,570        81,198    (61,383)        (0)      67,184       0
                                =========    ==========     =======     =========    =======    =======    =========       ==
Net loss per share (basic and
  diluted)....................      (0.10)
                                =========
Weighted average shares
  outstanding.................  3,455,023
                                =========

                                                    PRO FORMA
                                                   ADJUSTMENTS
                                            --------------------------      1999
                                COMBINED       DR               CR       PRO FORMA
                                ---------   ---------       ----------   ----------
Net sales.....................  2,868,477                                 2,868,477
Cost of sales.................  1,388,438                                 1,388,438
                                ---------   ---------       ----------   ----------
Gross profit..................  1,480,039                                 1,480,039
General and administrative
  expenses....................  1,875,944     359,487(9)                  2,235,431
                                ---------   ---------       ----------   ----------
Income (loss) from
  operations..................  (395,905)    (359,487)                     (755,392)
Other income (expense):
Interest income...............     2,536                                      2,536
Misc..........................       655                                        655
Interest expense..............   (41,277)                                   (41,277)
Gain (loss) on disposal of
  equipment
                                ---------   ---------       ----------   ----------
Total other income
  (expense)...................   (38,086)                                   (38,086)
Income (loss) before income
  taxes.......................  (433,991)    (359,487)(9)                  (793,478)
Provision for income taxes....     3,799                                      3,799
                                ---------   ---------       ----------   ----------
Net income (loss).............  (437,790)    (359,487)                     (797,277)
                                =========   =========       ==========   ==========
Net loss per share (basic and
  diluted)....................                                                (0.15)
                                                                         ==========
Weighted average shares
  outstanding.................                                            5,211,000
                                                                         ==========



             See Notes to Unaudited Pro Forma Financial Statements

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



                                AUGUST 31, 1999



The Pro Forma financial statements have been prepared assuming the acquisition had occurred at August 31, 1999. The acquisitions are contingent upon the successful initial public offering to be completed in fiscal year 2000. The statement of operations is prepared assuming the acquisition occurred
November 31, 1998.



    The following assumptions have been made:



(1) Magnum Digital Services, Inc. will be acquired for $500,000 in cash and 200,000 shares of Colorsmart.com, Inc. stock. This will result in the recordation of approximately $950,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $275,000 of the purchase price will be used to pay off debt of Magnum Digital Services, Inc that existed at the date of purchase.



(2) Advertising That Works, Inc. will be acquired for $1,500,000 in cash. This will result in the recordation of approximately $910,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $500,000 of the purchase price will be used to purchase the facility currently occupied by Advertising That Works, Inc.



(3) Stonehouse Graphics (Pty) Limited will be acquired for approximately $2,500,000 in cash. This will result in the recordation of approximately $1,620,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, Inc. will not be assuming any liabilities that existed as of the acquisition date.



(4) Display Arts, Inc. will be acquired for approximately $1,300,000 in cash. This will result in the recordation of approximately $1,010,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $300,000 of the purchase price will be used to pay off debt of Display
    Arts, Inc. that existed at the date of purchase.



(5) Top Copy CC will be acquired for approximately $426,000 in cash. This will result in the recordation of approximately $280,000 of goodwill, which will be amortized over 15 years. Colorsmart, Inc. will not be assuming any liabilities that existed as of the acquisition date.



(6) Virtual Colour Group will be acquired for approximately $1,800,000 in cash. This will result in the recordation of approximately $280,000 of goodwill, which will be amortized over 15 years. Colorsmart, Inc. will not be assuming any liabilities that existed as of the acquisition date.



(7) Jamberry Lake, LLC will be acquired for $1,000,000 and 125,000 shares of Colorsmart.com common stock.



(8) The Company expects to pay approximately $9,300,000 at the closings. The cash will be paid from the initial public offering, and it is assumed common stock will be issued and this amount is included in additional paid-in capital.



(9) Amortization of goodwill is included in general and administrative expenses and totals approximately $359,000.



(10) Total goodwill recorded is as follows; $1,013,361 for Display Arts, $1,616,929 for Stonehouse Graphics, $912,434 for Advertising That Works, $949,524 for Magnum Digital Services, $277,972 for Top Copy, $419,513 for Virtual Colour and $2,000,000 for Jamberry Lake for a total of $7,189,733.



(11) As agreed upon certain liabilities of the acquirees will be paid off from the purchase price received from Colorsmart.com, Inc. These liabilities total $2,361,957.



(12) At August 31, 1999 Colorsmart.com, Inc. had total common stock of 4,006 as a result of the Magnum Digital Services Acquisition another 200,000 shares of .001 par value common stock will be issued and as a result of the Jamberry Lake acquisition another 125,000 shares of .001 par value common stock will be issued, and another 880,000 shares of .001 par value common stock will be issued to fund the acquisitions which will increase common stock to 5,211.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION OR REPRESENT ANYTHING THAT IS NOT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES, AND COMPONENTS THEREOF, OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.

                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                            --------
Prospectus Summary........................
The Offering..............................
Summary Consolidated Financial Data.......
Risk Factors..............................
Cautionary Note Regarding Forward-Looking
  Statements..............................
Use Of Proceeds...........................
Dividend Policy...........................
Capitalization............................
Dilution..................................
Selected Consolidated Financial Data......
Management's Discussion And Analysis Of
  Financial Condition And Results Of
  Operations..............................
Business..................................
Management................................
Certain Transactions......................
Principal Stockholders....................
Description Of Securities.................
Shares Eligible For Future Sale...........
Underwriting..............................
Legal Matters.............................
Experts...................................
ColorSmart.com, Inc. Index To Consolidated
  Financial Statements....................
Information Not Required In Prospectus....

                            ------------------------


    UNTIL , 2000, 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                   2,000,000

                            SHARES OF COMMON STOCK.

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            NUTMEG SECURITIES, LTD.

                                JANUARY   , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 78.037 of the Nevada General Corporation Law, the Company has included in its Restated Articles of Incorporation a provision which states that a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation of liability is prohibited by Nevada General Corporation Law as the same exists or may hereafter be amended. Section 78.037 currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the Nevada General Corporation Law.

    As permitted by Section 78.751 of the Nevada General Corporation Law,
Article VIII of the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

    As permitted by the Nevada General Corporation Law and Article VIII of the Company's Bylaws, the Company has entered into indemnity agreements with its directors and officers that provide for indemnification of such individuals to the fullest extent permitted by Nevada law, and the Company maintains director's and officer's liability for its directors and officers against certain liabilities.

    The Registrant intends to obtain directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees against certain liabilities, prior to the completion of this offering.

    Reference is also made to the underwriting agreement filed as Exhibit 1.1 to the Registration Statement for information concerning the Underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances, and our obligation to indemnify the underwriters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses to be incurred in connection with this offering are as follows:

SEC Registration Fee........................................  $  8,774
Nasdaq National Market System Listing Fee...................  $  6,000
NASD Filing Fee.............................................  $ 61,875
Accounting Fees and Expenses*...............................  $ 75,000
Printing and Engraving*.....................................  $100,000
Legal Fees and Expenses*....................................  $150,000
Blue Sky Fees and Expenses*.................................  $ 30,000
Transfer Agent and Registrar Fees*..........................  $ 10,000
Miscellaneous Expenses*.....................................  $ 58,351
                                                              --------
Total*......................................................  $500,000
                                                              ========

------------------------

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    During the last three years, the Registrant has sold and issued the following unregistered securities in transactions which were exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act, as they were transactions not involving a public offering:


    In February 1998, we offered and sold 719,490 shares of our common stock in a private placement transaction exempt from registration under Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. We raised a total of $320,000 in the aggregate in this offering. From March 1999 through April 1999, we also offered and sold an additional 198,050 shares of our common stock in a private placement transaction exempt from registration under Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. We raised a total of $1,000,000 in the aggregate in this offering.



    From July 10, 1999 through November 15, 1999, we offered and sold to accredited investors 16,805 units, with each unit offered and sold consisting of two shares of our preferred stock and two common stock purchase warrants entitling the holders to purchase one additional share of our common stock for each common stock purchase warrant, at an exercise price of $5.00 per warrant. Accordingly, we offered and sold a total of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants entitling the holders to purchase 33,610 shares of our common stock at the time the warrants are exercised. All of these warrants are now outstanding. This offering was made as a private placement transaction exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and we raised a total of $287,075 in the aggregate.


ITEM 27. EXHIBITS.

    a. The following Exhibits are filed as a part of this registration statement pursuant to Item 601 of Regulation S-B:


       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         1.01*          Underwriting Agreement between ColorSmart and Nutmeg
                        Securities, Ltd. dated

         2.01**         Stock and Asset Purchase Agreement between ColorSmart and
                        Magnum Digital Services Corp. dated September 3, 1998

         2.02**         Extension Agreement between ColorSmart.com, Inc. and Magnum
                        Digital, Inc. dated December 2, 1999

         2.03**         Stock and Asset Purchase Agreement between ColorSmart and
                        Advertising That Works dated September 3, 1998

         2.04**         Extension Agreement between ColorSmart.com, Inc. and
                        Advertising That Works, Inc. dated December 2, 1999

         2.05**         Sales of Shares Agreement between ColorSmart and Stonehouse
                        Graphics (Pty) Limited dated October 12, 1998

         2.06**         Stock Purchase Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee Jr. and Pamela M. McNamee dated June 23,
                        1999

         2.07**         Extension Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                        October 1, 1999

         2.08**         Second Extension Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                        December 15, 1999

         2.09**         Agreement between Top Copy CC and ColorSmart.com Inc, dated
                        October 14, 1999

         2.10**         Agreement between Top Copy CC and ColorSmart.com, Inc. to
                        Reinstate Sale of Business Agreement dated October 8, 1999

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         2.11**         Agreement between ColorSmart.com, Inc. and Alois Koch dated
                        November 19, 1999

         2.12**         Agreement between Virtual Support CC and ColorSmart.com,
                        Inc. and Keith Howard Redman and Herbert Maria Trischler and
                        Alois Koch and Aardt Davidtz dated September 11, 1999

         2.13**         Agreement between Virtual Colour Printing CC and
                        ColorSmart.com, Inc. and K. Redman and K. Trischler and
                        A. Koch dated September 11, 1999

         2.14**         Agreement between Virtual Colour Property CC and
                        ColorSmart.com, Inc. and Keith Howard Redman and Herbert
                        Maria Trischler and Alois Koch dated September 11, 1999

         2.15**         Agreement between Jamberry Lake, LLC, Jamberry Lake Digital
                        Media, Inc. and ColorSmart.Com, Inc. dated December 3, 1999,
                        Nunc Pro Tunc to August   , 1999

         3.01**         Articles of Incorporation of ColorSmart, Inc. dated
                        July 17, 1997

         3.02**         Certificate of Amendment to Articles of Incorporation dated
                        December 29, 1998

         3.03**         By-laws

          5.0*          Opinion of Gregory Bartko, Esq.

          5.1*          Opinion of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.

        10.01**         Commercial Rental Agreement between Chris England and
                        Advertising That Works, Inc. dated January 1, 1998

        10.02**         Commercial Rental Agreement between Chris England and
                        Advertising That Works, Inc. dated March 1, 1999

        10.03**         Contract for Sale of Realty dated August 16, 1995

        10.04**         Lease Agreement between The Hertz Group and Display Arts,
                        Inc. dated August 13, 1996

        10.05** Lease Agreement between Michael N. Ryan and Lynda K. Ryan and ColorSmart Inc. dated March 6, 1998

        10.06**         Memorandum of Agreement of Lease between Constantia Court
                        Yard and Colour Smart.Com.SA dated on October 1, 1999

        10.07**         Lease Agreement between Rollins Associates and Professional
                        Displays, Inc. dated February 25, 1993

        10.08**         Agreement for Assumption of Obligations Under Lease between
                        Display Arts, Inc. and Donovan J. McNamee, Jr. dated
                        October 23, 1998

        10.09**         Lease Agreement between Raymond G. Guay Revocable Trust and
                        Display Arts dated January 1, 1999

        10.10** Lease Agreement between Steve Kress and Don McNamee Jr., d/b/a Graphic Transfer/Display Arts and Enos Reed dated
                        October 23, 1998

        10.11** Agreement between ColorSmart.com and Dimitri Haralambous dated August 7, 1999

        10.12**         Memorandum of Agreement of Lease between Norwich Life South
                        Africa Limited and Colour Smart.Com South Africa dated
                        June 25, 1999

        10.13**         Employment Agreement between ColorSmart.com Inc. and Greg
                        Stooksberry dated October 15, 1999

        10.14**         Employment Agreement between ColorSmart.com Inc. and Robert
                        McDowell dated September 16, 1999

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
        10.15**         Employment Agreement between ColorSmart.com Inc. and
                        Roger D. Finchum, Sr. dated September 16, 1999

        10.16**         Employment Agreement between ColorSmart.com Inc. and Lee
                        Watson dated September 16, 1999

        10.17**         Employment Agreement between ColorSmart.com Inc. and
                        Roger D. Finchum Jr. dated September 16, 1999

        10.18**         Employment Agreement between ColorSmart.com Inc. and Erich
                        Fischer dated September 16, 1999

        10.19**         Employment Agreement between ColorSmart.com Inc. and
                        Reginald Burrows dated September 16, 1999

        10.20**         Employment Agreement between ColorSmart and England dated
                        September 23, 1998

        10.21**         Employment Agreement between Stonehouse Graphics (Pty), Ltd.
                        and Nolan Weight dated October 12, 1998

        10.22** Agreement between ColorSmart.com Inc. and Aardt Davidtz dated November 18, 1999

        10.23**         Agreement between ColorSmart.com Inc. and Keith Redman dated
                        November 18, 1999

        10.24**         Agreement between ColorSmart.com Inc. and Herbert Trischler dated November 18, 1999

        10.25**         Employment Agreement between ColorSmart.Com, Inc. and
                        Greg E. Dukoff dated December 3, 1999

        10.26**         Closed End Vehicle Lease Agreement between Bank One and
                        Display Arts, Inc. dated August 30, 1997

        10.27**         Plain Language Equipment Lease between Dolphin Capital
                        Corporation and Display Arts Inc. dated January 15, 1999

        10.28**         Promissory Note between Display Arts, Inc. and First
                        American National Bank dated May 20, 1999

        10.29**         Promissory Note executed by ColorSmart, Inc. dated
                        November 30, 1997

        10.30**         Promissory Note executed by ColorSmart, Inc. dated
                        November 30, 1998

        10.31**         Commercial Guaranty between Donovan McNamee and First
                        American National Bank dated May 20, 1999

        10.32**         Commercial Guaranty between Pamela McNamee and First
                        American National Bank dated May 20, 1999

        10.33**         Commercial Security Agreement between Display Arts Inc. and
                        First American National Bank dated May 20, 1999

        10.34**         Agreement to Provide Insurance between Display Arts Inc. and
                        First American National Bank dated May 20, 1999

        10.35**         Business Line Plus Agreement between Display Arts and First
                        American National Bank dated August 15, 1996

        10.36**         U.S. Small Business Administration Note between First
                        American National Bank and Display Arts Inc. dated
                        August 15, 1996

        10.37**         Security Agreement between Display Arts Inc. and First
                        American National Bank dated August 15, 1996

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
        10.38**         Security Agreement between Display Arts Inc. and First
                        American National Bank dated August 15, 1996

        10.39**         Employment Agreement between ColorSmart.com Inc. and
                        Donovan J. McNamee Jr. dated June 23, 1999

        10.40**         Lease Agreement between Michele Ferrera, Trustee of the
                        Michele Ferrera Trust Dated April 4, 1972 as amended et al and Robert L. McDowell dated November 18, 1994

        10.41**         Catalog Business Lease Agreement between Apple Commercial
                        Credit and Robert McDowell

        10.42**         Lease Agreement between Ikon Capital and Magnum Digital
                        Services dated November 12, 1997

        10.43**         Lease Agreement between Ikon Capital and Magnum Digital
                        Services dated August 27, 1997

        10.44**         Equipment Lease Agreement between 1199 Mac, Inc. d/b/a
                        Magnum Digital Services and GBC/Protech for a GBC/Protech dated November 19, 1997

        10.45**         Master Lease Agreement between 3M Financing Services and
                        1199 Mac, Inc. d/b/a Electronic Computer Imaging dated
                        October 10, 1996

        10.46**         Exclusive Distributor Agreement between Display Arts, Inc.
                        and Nimlok Company dated July 8, 1998

        10.47**         Letter Agreement between Display Arts, Inc. and Xerox
                        Colorgrafx Systems dated July 31, 1998

         23.1           Consent of Daszkal, Bolton & Manela dated December 23, 1999

         23.2**         Consent of Lee R. Watson dated December 3, 1999

         23.3           Consent of PricewaterhouseCoopers dated December 21, 1999

         23.4* Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)

         23.5*          Consent of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.
                        (included in opinion filed as Exhibit 5.1)

         24.0**         Power of Attorney (included in Part II of the Registration
                        Statement under the caption "Signatures")

         27.0**         Financial Data Schedule


------------------------

*   To be filed by amendment


**  Previously filed


ITEM 28. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant in all instances will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which wasregistered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, Tennessee, on the 29th day of December, 1999.



                                                       COLORSMART.COM,INC.

                                                       BY:
                                                            -----------------------------------------
                                                                      Roger D. Finchum, Sr.
                                                                     CHIEF EXECUTIVE OFFICER



                     SIGNATURES                                   TITLE                     DATE
                     ----------                                   -----                     ----
                                                       Chief Executive Officer,
                                                         President and Director
     -------------------------------------------         (Principal Executive         December 29, 1999
                Roger D. Finchum, Sr.                    Officer)

                          *                            Vice-President and Director
     -------------------------------------------                                      December 29, 1999
                Roger D. Finchum, Jr.

                          *                            Director
     -------------------------------------------                                      December 29, 1999
                Reginald W.H. Burrows

                          *                            Chief Financial Officer
     -------------------------------------------         (Principal Financial and     December 29, 1999
                     Lee Watson                          Accounting Officer)

                          *                            Vice-President
     -------------------------------------------                                      December 29, 1999
                  Erich J. Fischer

     -------------------------------------------
               *Roger D. Finchum, Sr.                                                 December 29, 1999
                As Power of Attorney

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
        1.01*           Underwriting Agreement between ColorSmart and Nutmeg
                          Securities, Ltd. dated                  ..................

        2.01**          Stock and Asset Purchase Agreement between ColorSmart and
                          Magnum Digital Services Corp. dated September 3, 1998.....

        2.02**          Extension Agreement between ColorSmart.com, Inc. and Magnum
                          Digital, Inc. dated December 2, 1999......................

        2.03**          Stock and Asset Purchase Agreement between ColorSmart and
                          Advertising That Works dated September 3, 1998............

        2.04**          Extension Agreement between ColorSmart.com, Inc. and
                          Advertising That Works, Inc. dated December 2, 1999.......

        2.05**          Sales of Shares Agreement between ColorSmart and Stonehouse
                          Graphics (Pty) Limited dated October 12, 1998.............

        2.06**          Stock Purchase Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee Jr. and Pamela M. McNamee dated
                          June 23, 1999.............................................

        2.07**          Extension Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                          October 1, 1999...........................................

        2.08**          Second Extension Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                          December 15, 1999.........................................

        2.09**          Agreement between Top Copy CC and ColorSmart.com Inc, dated
                          October 14, 1999..........................................

        2.10**          Agreement between Top Copy CC and ColorSmart.com, Inc. to
                          Reinstate Sale of Business Agreement dated October 8,
                          1999......................................................

        2.11**          Agreement between ColorSmart.com, Inc. and Alois Koch dated
                          November 19, 1999.........................................

        2.12**          Agreement between Virtual Support CC and ColorSmart.com,
                          Inc. and Keith Howard Redman and Herbert Maria Trischler
                          and Alois Koch and Aardt Davidtz dated September 11,
                          1999......................................................

        2.13**          Agreement between Virtual Colour Printing CC and
                          ColorSmart.com, Inc. and K. Redman and K. Trischler and
                          A. Koch dated September 11, 1999..........................

        2.14**          Agreement between Virtual Colour Property CC and
                          ColorSmart.com, Inc. and Keith Howard Redman and Herbert
                          Maria Trischler and Alois Koch dated September 11, 1999...

        2.15**          Agreement between Jamberry Lake, LLC, Jamberry Lake Digital
                          Media, Inc. and ColorSmart.Com, Inc. dated December 3,
                          1999, Nunc Pro Tunc to August   , 1999....................

        3.01**          Articles of Incorporation of ColorSmart, Inc. dated July 17,
                          1997......................................................

        3.02**          Certificate of Amendment to Articles of Incorporation dated
                          December 29, 1998.........................................

        3.03**          By-laws.....................................................

        5.0*            Opinion of Gregory Bartko, Esq..............................

        5.1*            Opinion of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C....

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.01**          Commercial Rental Agreement between Chris England and
                          Advertising That Works, Inc. dated January 1, 1998........

       10.02**          Commercial Rental Agreement between Chris England and
                          Advertising That Works, Inc. dated March 1, 1999..........

       10.03**          Contract for Sale of Realty dated August 16, 1995...........

       10.04**          Lease Agreement between The Hertz Group and Display Arts,
                          Inc. dated August 13, 1996................................

       10.05**          Lease Agreement between Michael N. Ryan and Lynda K. Ryan
                          and ColorSmart Inc. dated March 6, 1998...................

       10.06**          Memorandum of Agreement of Lease between Constantia Court
                          Yard and Colour Smart.Com.SA dated on October 1, 1999.....

       10.07**          Lease Agreement between Rollins Associates and Professional
                          Displays, Inc. dated February 25, 1993....................

       10.08**          Agreement for Assumption of Obligations Under Lease between
                          Display Arts, Inc. and Donovan J. McNamee, Jr. dated
                          October 23, 1998..........................................

       10.09**          Lease Agreement between Raymond G. Guay Revocable Trust and
                          Display Arts dated January 1, 1999........................

       10.10**          Lease Agreement between Steve Kress and Don McNamee Jr.,
                          d/b/a Graphic Transfer/Display Arts and Enos Reed dated
                          October 23, 1998..........................................

       10.11**          Agreement between ColorSmart.com and Dimitri Haralambous
                          dated August 7, 1999......................................

       10.12**          Memorandum of Agreement of Lease between Norwich Life South
                          Africa Limited and Colour Smart.Com South Africa dated
                          June 25, 1999.............................................

       10.13**          Employment Agreement between ColorSmart.com Inc. and Greg
                          Stooksberry dated October 15, 1999........................

       10.14**          Employment Agreement between ColorSmart.com Inc. and Robert
                          McDowell dated September 16, 1999.........................

       10.15**          Employment Agreement between ColorSmart.com Inc. and
                          Roger D. Finchum, Sr. dated September 16, 1999............

       10.16**          Employment Agreement between ColorSmart.com Inc. and Lee
                          Watson dated September 16, 1999...........................

       10.17**          Employment Agreement between ColorSmart.com Inc. and
                          Roger D. Finchum Jr. dated September 16, 1999.............

       10.18**          Employment Agreement between ColorSmart.com Inc. and Erich
                          Fischer dated September 16, 1999..........................

       10.19**          Employment Agreement between ColorSmart.com Inc. and
                          Reginald Burrows dated September 16, 1999.................

       10.20**          Employment Agreement between ColorSmart and England dated
                          September 23, 1998........................................

       10.21**          Employment Agreement between Stonehouse Graphics (Pty), Ltd.
                          and Nolan Weight dated October 12, 1998...................

       10.22**          Agreement between ColorSmart.com Inc. and Aardt Davidtz
                          dated November 18, 1999...................................

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.23**          Agreement between ColorSmart.com Inc. and Keith Redman dated
                          November 18, 1999.........................................

       10.24**          Agreement between ColorSmart.com Inc. and Herbert Trischler dated November 18, 1999...................................

       10.25**          Employment Agreement between ColorSmart.Com, Inc. and
                          Greg E. Dukoff dated December 3, 1999.....................

       10.26**          Closed End Vehicle Lease Agreement between Bank One and
                          Display Arts, Inc. dated August 30, 1997..................

       10.27**          Plain Language Equipment Lease between Dolphin Capital
                          Corporation and Display Arts Inc. dated January 15,
                          1999......................................................

       10.28**          Promissory Note between Display Arts, Inc. and First
                          American National Bank dated May 20, 1999.................

       10.29**          Promissory Note executed by ColorSmart, Inc. dated
                          November 30, 1997.........................................

       10.30**          Promissory Note executed by ColorSmart, Inc. dated
                          November 30, 1998.........................................

       10.31**          Commercial Guaranty between Donovan McNamee and First
                          American National Bank dated May 20, 1999.................

       10.32**          Commercial Guaranty between Pamela McNamee and First
                          American National Bank dated May 20, 1999.................

       10.33**          Commercial Security Agreement between Display Arts Inc. and
                          First American National Bank dated May 20, 1999...........

       10.34**          Agreement to Provide Insurance between Display Arts Inc. and
                          First American National Bank dated May 20, 1999...........

       10.35**          Business Line Plus Agreement between Display Arts and First
                          American National Bank dated August 15, 1996..............

       10.36**          U.S. Small Business Administration Note between First
                          American National Bank and Display Arts Inc. dated
                          August 15, 1996...........................................

       10.37**          Security Agreement between Display Arts Inc. and First
                          American National Bank dated August 15, 1996..............

       10.38**          Security Agreement between Display Arts Inc. and First
                          American National Bank dated August 15, 1996..............

       10.39**          Employment Agreement between ColorSmart.com Inc. and
                          Donovan J. McNamee Jr. dated June 23, 1999................

       10.40**          Lease Agreement between Michele Ferrera, Trustee of the
                          Michele Ferrera Trust Dated April 4, 1972 as amended et al and Robert L. McDowell dated November 18, 1994............

       10.41**          Catalog Business Lease Agreement between Apple Commercial
                          Credit and Robert McDowell................................

       10.42**          Lease Agreement between Ikon Capital and Magnum Digital
                          Services dated November 12, 1997..........................

       10.43**          Lease Agreement between Ikon Capital and Magnum Digital
                          Services dated August 27, 1997............................

       10.44**          Equipment Lease Agreement between 1199 Mac, Inc. d/b/a
                          Magnum Digital Services and GBC/Protech for a GBC/Protech
                          dated November 19, 1997...................................

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.45**          Master Lease Agreement between 3M Financing Services and
                          1199 Mac, Inc. d/b/a Electronic Computer Imaging dated
                          October 10, 1996..........................................

       10.46**          Exclusive Distributor Agreement between Display Arts, Inc.
                          and Nimlok Company dated July 8, 1998.....................

       10.47**          Letter Agreement between Display Arts, Inc. and Xerox
                          Colorgrafx Systems dated July 31, 1998....................

       23.1             Consent of Daszkal, Bolton & Manela dated December 23,
                          1999......................................................

       23.2**           Consent of Lee R. Watson dated December 3, 1999.............

       23.3             Consent of PricewaterhouseCoopers dated December 21, 1999

       23.4*            Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)...........................................

       23.5*            Consent of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.
                          (included in opinion filed as Exhibit 5.1)................

       24.0**           Power of Attorney (included in Part II of the Registration
                          Statement under the caption "Signatures").................

       27.0**           Financial Data Schedule.....................................


------------------------

*   To be filed by amendment.


**  Previously File